                                                                    Exhibit 10.5

================================================================================


                               CREDIT AGREEMENT

                                     among

                    ENTRAVISION COMMUNICATIONS CORPORATION

                          THE LENDERS PARTIES HERETO,


                        UNION BANK OF CALIFORNIA, N.A.
          As Arranging Agent, Co-Lead Arranger and Joint Book Manager

                          CREDIT SUISSE FIRST BOSTON
       As Co-Lead Arranger, Administrative Agent and Joint Book Manager


                            THE BANK OF NOVA SCOTIA
                              As Syndication Agent

                                       And

                               FLEET NATIONAL BANK
                             As Documentation Agent


                         Dated as of September 26, 2000


================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                                                         Page
                                                                                                         ----
SECTION 1.   DEFINITIONS...............................................................................     1
    1.1      Defined Terms.............................................................................     1
    1.2      Other Definitional Provisions.............................................................    25

SECTION 2.   AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT; COMMITMENT AMOUNTS.......................    25
    2.1      Revolving Loans and Letters of Credit; Revolving Loan Commitment Amounts..................    25
    2.2      Term A Loans; Term A Commitment Amounts...................................................    29
    2.3      Term B Loans; Term B Commitment Amounts...................................................    31
    2.4      Incremental Loan Facility.................................................................    33
    2.5      Issuance of Letters of Credit.............................................................    36
    2.6      Optional Prepayments......................................................................    38
    2.7      Mandatory Prepayments.....................................................................    39
    2.8      Conversion and Continuation Options.......................................................    41
    2.9      Minimum Amounts of Tranches...............................................................    42
    2.10     Interest Rates and Payment Dates..........................................................    42
    2.11     Computation of Interest and Fees..........................................................    43
    2.12     Inability to Determine Interest Rate......................................................    43
    2.13     Pro Rata Treatment and Payments...........................................................    44
    2.14     Illegality................................................................................    44
    2.15     Increased Costs...........................................................................    45
    2.16     Taxes.....................................................................................    46
    2.17     Indemnity.................................................................................    47
    2.18     Commitment Fees...........................................................................    47
    2.19     Mitigation of Costs.......................................................................    48

SECTION 3.   REPRESENTATIONS AND WARRANTIES............................................................    48
    3.1      Organization and Good Standing............................................................    48
    3.2      Power and Authority.......................................................................    49
    3.3      Validity and Legal Effect.................................................................    49
    3.4      No Violation of Laws or Agreements........................................................    49
    3.5      Title to Assets; Existing Encumbrances; Intellectual and Real Property....................    49
    3.6      Capital Structure and Equity Ownership....................................................    50
    3.7      Subsidiaries, Affiliates and Investments..................................................    50
    3.8      Material Contracts........................................................................    50
    3.9      Media Licenses............................................................................    50
    3.10     Taxes and Assessments.....................................................................    51
    3.11     Litigation and Legal Proceedings..........................................................    51
    3.12     Accuracy of Financial Information.........................................................    51
    3.13     Accuracy of Other Information.............................................................    52
    3.14     Compliance with Laws Generally............................................................    52
    3.15     ERISA Compliance..........................................................................    52
    3.16     Environmental Compliance..................................................................    53

     3.17     Federal Regulations.......................................................................   54
     3.18     Fees and Commissions......................................................................   54
     3.19     Solvency..................................................................................   54
     3.20     FCC-Related Representations...............................................................   54
     3.21     Investment Company Act; Other Regulations.................................................   55
     3.22     Copyright Act Requirements................................................................   55
     3.23     Nature of Business........................................................................   56
     3.24     Ranking of Loans..........................................................................   56
     3.25     Condemnation..............................................................................   56
     3.26     Outdoor Licenses..........................................................................   56

SECTION 4.    CONDITIONS PRECEDENT......................................................................   56
     4.1      Conditions to Closing Date................................................................   56
     4.2      Conditions to Incremental Loans...........................................................   60
     4.3      Conditions to Each Loan or Letter of Credit...............................................   61
     4.4      Condition Subsequent......................................................................   62

SECTION 5.    AFFIRMATIVE COVENANTS.....................................................................   62
     5.1      Financial Statements......................................................................   62
     5.2      Certificates; Other Information...........................................................   63
     5.3      Payment of Obligations....................................................................   65
     5.4      Conduct of Business and Maintenance of Existence..........................................   65
     5.5      Maintenance of Property; Insurance........................................................   65
     5.6      Inspection of Property; Books and Records; Discussions....................................   66
     5.7      Environmental Laws........................................................................   66
     5.8      Use of Proceeds...........................................................................   67
     5.9      Compliance With Laws, Etc.................................................................   67
     5.10     Media Licenses............................................................................   68
     5.11     Guarantees, Etc...........................................................................   68
     5.12     License Subsidiaries......................................................................   68
     5.13     Interest Rate Protection..................................................................   69
     5.14     Acquisition of Real Property in Fee Simple................................................   69
     5.15     Leases and Licenses.......................................................................   69
     5.16     Lease and License Approvals...............................................................   69
     5.17     Notices...................................................................................   70
     5.18     Additional Material Contracts.............................................................   70
     5.19     Certain Real Estate Financings............................................................   70
     5.20     Unrestricted Subsidiaries, Etc............................................................   71

SECTION 6.    NEGATIVE COVENANTS........................................................................   72
     6.1      Financial Condition Covenants.............................................................   72
     6.2      Limitation on Indebtedness................................................................   73
     6.3      Limitation on Liens.......................................................................   74
     6.4      Limitation on Fundamental Changes.........................................................   75
     6.5      Limitation on Sale of Assets..............................................................   76
     6.6      Limitation on Dividends...................................................................   76
     6.7      Limitation on Investments, Loans and Advances.............................................   77
     6.8      Limitation on Modifications of Certain Documents and Instruments..........................   78

     6.9      Transactions with Affiliates..............................................................   78
     6.10     Fiscal Year...............................................................................   79
     6.11     Sale-Leaseback Transactions...............................................................   79
     6.12     Unfunded Liabilities......................................................................   79
     6.13     Management Fees...........................................................................   79

SECTION 7.    EVENTS OF DEFAULT.........................................................................   79

SECTION 8.    THE AGENT.................................................................................   83
     8.1      Appointment...............................................................................   83
     8.2      Delegation of Duties......................................................................   83
     8.3      Exculpatory Provisions....................................................................   83
     8.4      Reliance by the Agent.....................................................................   84
     8.5      Notice of Default.........................................................................   84
     8.6      Non-Reliance on the Agent and Other Lenders...............................................   84
     8.7      Indemnification...........................................................................   85
     8.8      The Agent in Its Individual Capacity......................................................   85
     8.9      Successor Agent...........................................................................   86
     8.10     Duties of Co-Agents.......................................................................   86

SECTION 9.    MISCELLANEOUS.............................................................................   86
     9.1      Amendments and Waivers....................................................................   86
     9.2      Notices...................................................................................   87
     9.3      No Waiver; Cumulative Remedies............................................................   89
     9.4      Survival of Representations and Warranties................................................   89
     9.5      Payment of Expenses and Taxes.............................................................   89
     9.6      Successors and Assigns; Participations; Purchasing Lenders................................   90
     9.7      Adjustments; Set-Off......................................................................   93
     9.8      Counterparts..............................................................................   93
     9.9      Severability..............................................................................   94
     9.10     Integration...............................................................................   94
     9.11     GOVERNING LAW.............................................................................   94
     9.12     Alternative Dispute Resolution............................................................   94
     9.13     Acknowledgements..........................................................................   98
     9.14     Registered Notes..........................................................................   98
     9.15     Headings..................................................................................   98
     9.16     Copies of Certificates, Etc...............................................................   98
     9.17     Publicity.................................................................................   99
     9.18     Confidentiality...........................................................................   99

Exhibits

         A-1      Form of Revolving Note
         A-2      Form of Term A Note
         A-3      Form of Term B Note
         A-4      Form of Incremental Note
         B        Form of Assignment and Acceptance
         C        Form of No Default/Representation Certificate
         D        Form of Covenant Compliance Certificate
         E        Form of Continuation Notice
         F        Form of Letter of Credit Request
         G        Form of Excess Cash Flow Certificate
         H        Form of Activation Notice

Schedules

         1A       Lender Commitments
         1B       Lender Notice Addresses and Applicable Lending Offices
         1C       Existing Letters of Credit
         3.1      Good Standing/Foreign Qualification Jurisdictions
         3.2      Missing Consents
         3.5A     Real Property Interests
         3.5B     Operating Names/Trade Names
         3.6A     Capital Structure/Equity Ownership
         3.6B     Equityholder Agreements
         3.7      Subsidiaries, Affiliates and Investments
         3.8      Material Contracts
         3.9      Media Licenses
         3.10     Taxes and Assessments
         3.11     Material Litigation
         3.12     Deviations from GAAP
         3.18     Fees and Commissions
         3.21     Pending FCC Matters
         5.20     Shell Subsidiaries
         6.2      Permitted Additional Indebtedness
         6.4      Sunset Subsidiaries
         6.7      Permitted Additional Investments

                               CREDIT AGREEMENT
                               ----------------

     THIS CREDIT AGREEMENT, dated as of September 26, 2000, among (1) ENTRAVISION COMMUNICATIONS CORPORATION, a Delaware corporation (the "Borrower"),
                                                                     --------
(2) the several banks and other lenders from time to time parties to this Agreement (the "Lenders"), (3) UNION BANK OF CALIFORNIA, N.A., as Arranging
                -------
Agent for the Lenders hereunder (in such capacity, the "Agent"), (4) UNION BANK
                                                        -----
OF CALIFORNIA, N.A., as Co-Lead Arranger and Joint Book Manager, (5) CREDIT SUISSE FIRST BOSTON, as Co-Lead Arranger, Administrative Agent and Joint Book Manager, (6) THE BANK OF NOVA SCOTIA, as Syndication Agent, and (7) FLEET NATIONAL BANK, as Documentation Agent.

                                   RECITALS

     The Borrower has requested that the Lenders make available to it the credit facilities described herein and the Lenders have agreed, subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     SECTION 1.  DEFINITIONS.

     1.1   Defined Terms.  As used in this Agreement, the following terms shall
           -------------
have the following meanings:

     "Accountants": McGladrey & Pullen, LLP, or such other firm of independent
      -----------
certified public accountants of recognized national standing as shall be selected by the Borrower and reasonably satisfactory to the Agent.

     "Activation Date": with respect to any Activation Notice presented
      ---------------
hereunder, the date set forth therein as the effective date of the portion of the Aggregate Incremental Loan Commitment to be activated pursuant thereto, which date must be during the period from and including the Closing Date to but excluding September 30, 2003.

     "Activation Notice": a notice given by the Borrower and each Incremental
      -----------------
Loan Lender to the Agent, substantially in the form of Exhibit H.

     "Acquisitions": the acquisition of, or investment in, (i) radio,
      ------------
television, publishing and outdoor advertising properties, each located in the United States, (ii) internet properties which relate to any existing radio, television or publishing business of the Borrower or its Subsidiaries and (iii) radio or television properties located in Mexico or Canada (provided that the
                                                            -------- ----
aggregate Consideration given for properties referred to in this clause (iii) does not exceed $50,000,000 during the term of this Agreement), in each case by the Borrower or its Subsidiaries and as permitted by Section 6.7.

     "Adjusted Operating Cash Flow": Operating Cash Flow without deduction for
      ----------------------------
Corporate Overhead.

     "Affiliate": as to any Person, (a) any other Person (other than a
      ---------
Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) any Person who is a director, officer, shareholder or partner (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in the preceding clause (a). For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote securities having 5% or more of the ordinary voting power for the election of directors of such Person or
(ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. As used with respect to any Lender, "Affiliate" shall include any Approved Fund of such Lender.

     "Affiliation Agreements": each affiliation or similar agreement between the
      ----------------------
Borrower or any Subsidiary and Univision (which Univision Affiliation Agreements shall be substantially in the form of those existing on the Closing Date), or between the Borrower or any Subsidiary and another network or programmer, or between the licensee of any broadcast station subject to a Program Services Agreement and Univision (which Univision Affiliation Agreements shall be substantially in the form of those existing on the Closing Date) or another network or programmer, and all sideletters or other agreements relating thereto, as such agreements may be further amended from time to time in accordance with the terms hereof.

     "Agent":  as defined in the preamble hereto.
      -----

     "Aggregate Available Incremental Loan Commitment": the sum of the Available
      -----------------------------------------------
Incremental Loan Commitments of each Incremental Loan Lender.

     "Aggregate Available Revolving Loan Commitment": the sum of the Available
      ---------------------------------------------
Revolving Loan Commitments of each Revolving Loan Lender.

     "Aggregate Commitment": the sum of the Aggregate Revolving Loan Commitment,
      --------------------
the Aggregate Term A Commitment, the Aggregate Term B Commitment and, if activated, the Aggregate Incremental Loan Commitment.

     "Aggregate Incremental Loan Commitment": the sum of the Incremental Loan
      -------------------------------------
Commitments set forth in the Activation Notices, as the same may be adjusted from time to time pursuant to the provisions hereof, provided that the Aggregate Incremental Loan Commitment shall not exceed the Maximum Incremental Loan Facility.

     "Aggregate Revolving Loan Commitment": the sum of the Revolving Loan
      -----------------------------------
Commitments set forth on Schedule 1A hereto, as the same may be adjusted from time to time pursuant to the provisions hereof.

     "Aggregate Term A Commitment": the sum of the Term A Commitments set forth
      ---------------------------
on Schedule 1A hereto, as the same may be adjusted from time to time pursuant to the provisions hereof.

     "Aggregate Term B Commitment": the sum of the Term B Commitments set forth
      ---------------------------
on Schedule 1A hereto, as the same may be adjusted from time to time pursuant to the provisions hereof.

     "Agreement": this Credit Agreement, as amended, waived, supplemented or
      ---------
otherwise modified from time to time.

     "Applicable Lending Office": for any Lender, its offices for LIBOR Loans,
      -------------------------
Base Rate Loans and participations in Letters of Credit, specified in Schedule 1B hereto or in the Assignment and Acceptance pursuant to which it became a party hereto, as the case may be, any of which offices may, upon 10 days' prior written notice to the Agent and the Borrower, be changed by such Lender.

     "Applicable Margin": the Applicable Revolving/Term A Margin, the Applicable
      -----------------
Term B Margin and, if any Incremental Loan facility shall be activated, any interest rate margin applicable to Incremental Loans, as applicable.

     "Applicable Revolving/Term A Margin": with respect to Revolving Loans
      -----------------------------------
and Term A Loans, for each LIBOR Loan and for each Base Rate Loan as set forth below:

          Revolving/Term A
           Leverage Level          LIBOR            Base Rate
           --------------          -----            ---------
     1 (*6.00:1)                   2.750%            1.750%

     2 (*5.50:1 - **6.00:1)        2.500%            1.500%

     3 (*5.00:1 - **5.50:1)        2.250%            1.250%

     4 (*4.50:1 - **5.00:1)        1.875%            0.875%

     5 (*4.00:1 - **4.50:1)        1.500%            0.500%

     6 (*3.50:1 - **4.00:1)        1.250%            0.250%

     7 (**3.50:1)                  0.875%            0.000%


     "Applicable Term B Margin": with respect to Term B Loans, for each LIBOR
      ------------------------
Loan and for each Base Rate Loan as set forth below:

               Term B
           Leverage Level          LIBOR            Base Rate
           --------------          -----            ---------
     1 (*5.50:1)                   3.250%            2.2500%
     2 (**5.50:1)                  2.750%            1.750%


     "Approved Fund": with respect to any Lender that is an investment fund
      -------------
that invests in commercial loans, any other investment fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor or such Lender.

     "Asset Disposition": the sale, sale and leaseback, transfer, conveyance,
      -----------------
exchange, long-term lease accorded sales treatment under GAAP or similar disposition (including by means of

* More than or equal to
** less than
a merger, consolidation, amalgamation, joint venture or other substantive combination) of any of the Properties, business or assets (other than marketable securities, including "margin stock" within the meaning of Regulation U, liquid investments and other financial instruments but, including, without limitation, the assignment of any lease, license or permit relating to the Properties) of the Borrower or any of its Subsidiaries to any Person or Persons other than to the Borrower or any of its Subsidiaries; provided that Asset Dispositions shall
                                         --------
not include (i) the sale in the ordinary course of business of inventory or obsolete or worn-out equipment, (ii) any transfer of Real Property to a Real Estate Holding Company in accordance with the terms of this Agreement or (iii) the transfer of Station KLNZ in connection with any resolution of the HBS Dispute.

     "Assignment and Acceptance": an Assignment and Acceptance in the form of
      -------------------------
Exhibit B to this Agreement.

     "Available Incremental Loan Commitment": with respect to each Lender having
      -------------------------------------
an Incremental Loan Commitment on the date of determination thereof, the amount by which (a) the Incremental Loan Commitment of such Lender exceeds (b) the principal amount of such Lender's Incremental Loans outstanding on such date.

     "Available Revolving Loan Commitment": with respect to each Lender having a
      -----------------------------------
Revolving Loan Commitment on the date of determination thereof, the amount by which (a) the Revolving Loan Commitment of such Lender on such date exceeds (b) the principal sum of such Lender's (i) Revolving Loans outstanding, (ii) Revolving Loan Commitment Percentage of the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (iii) Revolving Loan Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit on such date.

     "Base Rate": for any day, a rate per annum (rounded upwards, if necessary,
      ---------
to the next 1/16 of 1%) equal to the greater of (a) the Reference Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Reference Rate" shall mean the rate of interest per annum publicly
            --------------
announced from time to time by Union Bank of California, N.A. as its "reference rate" in effect at its office in Los Angeles, California. "Federal Funds
                                                           -------------
Effective Rate" shall mean, for any day, the weighted average of the rates on
--------------
overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If, for any reason, the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Reference Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Reference Rate or the Federal Funds Effective Rate, respectively.

     "Base Rate Loans": Loans the rate of interest applicable to which is based
      ---------------
upon the Base Rate.

     "Borrower": as defined in the preamble hereto.
      --------

     "Business Day": a day other than a Saturday, Sunday or other day on which
      ------------
commercial banks in the State of California are authorized or required by law to close and which, in the case of a LIBOR Loan, is a Eurodollar Business Day.

     "Capital Expenditures": for any period, collectively, for any Person, the
      --------------------
aggregate of all expenditures which are made during such period (whether paid in cash or accrued as liabilities), and all contractual commitments for such expenditures which are entered into during such period (provided that if any such commitment is included in one fiscal period, the actual payment in a later fiscal period shall not be included in such later fiscal period), by such Person, for property, plant or equipment and which would be reflected as additions to property, plant or equipment on a balance sheet of such Person prepared in accordance with GAAP (including, without limitation, all Capitalized Lease Obligations); provided, however, that Capital Expenditures shall exclude
                    --------  -------
any expenditures which arise from Program Obligations.

     "Capitalized Lease Obligations": obligations for the payment of rent for
      -----------------------------
any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock": any and all shares, interests, participations or other
      -------------
equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), any and all warrants, options or rights to purchase, or any other securities convertible into, any of the foregoing.

     "Cash Collateral Deposit": cash deposits made by the Borrower to the Agent,
      -----------------------
to be held by the Agent as Collateral pursuant to the Security Agreement, for the reimbursement of drawings under Letters of Credit.

     "Cash Income Taxes": cash income taxes paid by the Borrower and its
      -----------------
Subsidiaries during the fiscal quarter most recently ended and the immediately preceding three fiscal quarters.

     "CBCSD": Community Broadcasting of San Diego, Inc., a Subsidiary of
      -----
Entravision which owns KBNT-LP, San Diego, California (Channel 17).

     "CBCSD Mortgage Indebtedness": that certain debt of CBCSD to the CBCSD
      ---------------------------
Mortgage Lender, in a principal amount not exceeding $850,000, secured by the CBCSD Mortgage.

     "CBCSD Mortgage Lender": the commercial mortgage lender extending the CBCSD
      ---------------------
Mortgage Indebtedness to CBCSD.

     "CBCSD Mortgage": that certain first-priority mortgage executed by CBCSD in
      --------------
favor of the CBCSD Mortgage Lender, encumbering the CBCSD Real Property.

     "CBCSD Real Property": that certain real property owned by CBCSD and
      -------------------
located in National City, California, for use in connection with the operation of KBNT-LP, San Diego, California.

     "CFN": Comercializadora Frontera Norte S.A. de C.V., a Subsidiary of
      ---
Entravision LLC which has the right to program Station XUPN-TV, Tecate, Mexico and Station XHAS-TV, Tijuana, Mexico.

     "CFN Pledge Agreement": that certain Share Pledge Agreement (Contrato de
      --------------------
Prenda de Acciones) dated June 9, 1999 by and between Entravision LLC, as pledgor, and UBOC, as pledgee, and relating to 100% of the shares of capital stock held by the pledgor in CFN. All right, title and interest accruing to UBOC under such Agreement shall be held by UBOC for the ratable benefit of the Agent and the Lenders.

     "Change in Control": (i) Walter F. Ulloa and his spouse and lineal
      -----------------
descendants, (ii) Philip C. Wilkinson and his spouse and lineal descendants,
(iii) any trusts for the exclusive benefit of any of the foregoing individuals and (iv) Univision cease collectively to own, directly or indirectly, of record and beneficially, Capital Stock of the Borrower having Voting Control.

     "Closing Date": the date on which the conditions precedent set forth in
      ------------
Section 4.1 have been satisfied and the initial Loans are funded.

     "Code": the Internal Revenue Code of 1986, as amended from time to time.
      ----

     "Collateral": all of the property (tangible or intangible) purported to be
      ----------
subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by the Borrower as security for all or part of the Obligations.

     "Collateral Documents": the Security Agreement, all notices of security
      --------------------
interests in deposit accounts requested by the Agent pursuant to the Security Agreement, Form UCC-1 Financing Statements and amendments thereto and any other document encumbering the Collateral or evidencing or perfecting a security interest therein for the benefit of the Lenders executed by the Borrower.

     "Commitment Percentage": as to any Lender at any time, the percentage of
      ---------------------
the Aggregate Commitment then constituted by such Lender's Commitments.

     "Commitments": as to any Lender, any Revolving Loan Commitment, any Term A
      -----------
Commitment, any Term B Commitment and any Incremental Loan Commitment held by it hereunder.

     "Commonly Controlled Entity": as to any Person, an entity, whether or not
      --------------------------
incorporated, which is under common control with such Person within the meaning of

Section 4001 of ERISA or is part of a group which includes such Person and which is treated as a single employer under Section 414 of the Code.

     "Communications Act": the Communications Act of 1934, as amended (or any
      ------------------
successor statute), and the rules and regulations issued thereunder, as from time to time in effect.

     "Consents to Assign": (i) Consents to Assign and Encumber executed by
      ------------------
Univision in favor of the Agent with respect to each Univision Affiliation Agreement and (ii) any other written consent reasonably requested by the Agent with respect to any Material Contract, in each case as such consents may be amended or modified from time to time in accordance with the terms hereof.

     "Consideration": with respect to any Acquisition, the aggregate
      -------------
consideration, in whatever form (including, without limitation, cash payments, the principal amount of promissory notes and Indebtedness assumed, the aggregate amounts payable to acquire, extend and exercise any option, the aggregate amount payable under Non-Compete Agreements and management agreements, and the fair market value of other property delivered) paid, delivered or assumed by the Borrower or any Subsidiary for such Acquisition, excluding reasonable proration expenses and reasonable brokerage commissions, legal fees and similar closing costs.

     "Continuation Notice": a request for continuation or conversion of a Loan
      -------------------
as set forth in Section 2.8, substantially in the form of Exhibit E.

     "Contractual Obligation": as to any Person, any provision of any security
      ----------------------
issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Corporate Overhead": for any period, all general and administrative
      ------------------
expenses of the Borrower and its Subsidiaries for such period not solely attributable to an individual Station or group of Stations. For the purpose of illustration (and not for the purpose of limiting the foregoing), Corporate Overhead shall include the general and administrative expenses of the headquarters office of the Borrower, the salaries of its officers, lease expenses for its headquarters office and the legal and accounting expenses relating to the Borrower, and Acquisitions by the Borrower, and not relating solely to any Station or group of Stations.

     "Covenant Compliance Certificate": a certificate of the Chief Financial
      -------------------------------
Officer of the Borrower substantially in the form of Exhibit D hereto.

     "Debt Offering": the sale by the Borrower or any Subsidiary of any debt
      -------------
securities, or the receipt by the Borrower or any Subsidiary of the proceeds of any loans, issued or incurred under Section 6.2(d) or 6.2(h)(iv).

     "Default": any of the events specified in Section 7, whether or not any
      -------
requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "DOJ-Excluded Stations": the following radio stations, the Borrower's
      ---------------------
acquisition of which sale was challenged by the U.S. Department of Justice in connection with the Z-Spanish Merger: KZSA(FM), Placerville, California; KRAY(FM), Salinas, California; KZSF(AM),

San Jose, California; KSQR(AM), Sacramento, California; KZSL(FM), King City, California; KHNZ(FM), Soledad, California; and K277AH, Watsonvile, California.

     "Dollars" and "$": dollars in lawful currency of the United States.
      -------       -

     "Drawing Lender":  as defined in Section 2.5(c).
      --------------

     "Entravision IPO": the initial public offering of equity interests in the
      ---------------
Borrower.

     "Entravision LLC": Entravision Communications Company, L.L.C., a Delaware
      ---------------
limited liability company.

     "Entravision LLC Credit Agreement": that certain Amended and Restated
      --------------------------------
Credit Agreement dated as of November 10, 1998 among Entravision LLC, the lenders referred to therein, and UBOC, as administrative agent for such lenders, as amended.

     "Entravision Midland License Subsidiary": Entravision Midland Holdings,
      --------------------------------------
LLC, a Delaware limited liability company.

     "Entravision 27": Entravision 27, L.L.C., a Delaware limited liability
      --------------
company, a subsidiary of the Borrower formed for the purpose of acquiring the assets relating to WUNI.

     "Environmental Control Statutes": as defined in Section 3.16.
      ------------------------------

      "Equity Offering": the sale or issuance (or reissuance) by the Borrower
       ---------------
or any Subsidiary of any equity interest (common stock, preferred stock, partnership interests, member interests or otherwise) or any options, warrants, convertible securities or other rights to purchase such beneficial or equity interests.

     "Equityholder Agreements" each shareholder agreement, member agreement,
      -----------------------
partner agreement, voting agreement, buy-sell agreement, option, warrant, put, call, right of first refusal, and any other agreement or instrument with conversion rights into equity of the Borrower or any Subsidiary between the Borrower or a Subsidiary and any holder or prospective holder of any equity interest of the Borrower or a Subsidiary (including interests convertible into such equity).

     "ERISA": the Employee Retirement Income Security Act of 1974, as amended
      -----
from time to time.

     "ERISA Affiliate": as to any Person, each trade or business including such
      ---------------
Person, whether or not incorporated, which together with such Person would be treated as a single employer under Section 4001(a)(14) of ERISA.

     "Escrow Deposit": any escrow deposit made by the Borrower or any Subsidiary
      --------------
in connection with an Acquisition.

     "Eurodollar Business Day": shall mean any day on which banks are open for
      -----------------------
dealings in Dollar deposits in the London Interbank Market.

     "Event of Default": any of the events specified in Section 7, provided that
      ----------------                                             --------
any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Excess Cash Flow": for any period, for the Borrower and its Subsidiaries
      ----------------
on a consolidated basis, an amount equal to Operating Cash Flow (provided that Program Payments deducted in the calculation thereof shall be limited to Program Payments actually made) for such period, less, during such period (in each case,
                                         ----
without duplication), (i) Total Debt Service, (ii) permitted Cash Income Taxes,
(iii) Capital Expenditures, (iv) and increases (or plus decreases) in Net
                                                   ----
Working Investment.

     "Exchange Act": the Securities Exchange Act of 1934, as amended (or any
      ------------
successor statute), and the rules and regulations issued thereunder, as from time to time in effect.

     "Excluded Taxes": all taxes imposed on or by reference to the net income of
      --------------
the Agent or any Lender or its Applicable Lending Office by any Governmental Authority and all franchise taxes, taxes on doing business or taxes measured by capital or net worth imposed on the Agent or on any Lender or its Applicable Lending Office by any Governmental Authority and any taxes imposed by any Governmental Authority arising as a consequence of the failure of any Lender to provide accurate documentation required to be provided by such Lender pursuant to Section 2.16(b).

     "FCC": the Federal Communications Commission or any successor thereto.
      ---

     "Federal Funds Effective Rate": as defined in the definition of "Base
      ----------------------------
Rate" contained in this Section 1.1.

     "Fixed Charge Coverage Ratio": for the Borrower and its Subsidiaries on a
      ---------------------------
consolidated basis, the ratio of Operating Cash Flow for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters to the sum of
(i) Total Debt Service for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, (ii) Capital Expenditures for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters, (iii) permitted Cash Income Taxes for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters and (iv) Restricted Payments for the fiscal quarter most recently ended and the immediately preceding three fiscal quarters.

     "GAAP": generally accepted accounting principles in the United States
      ----
in effect from time to time. If, at any time, GAAP changes in a manner which will materially affect the calculations determining compliance by the Borrower with any of the covenants in Section 6.1, such covenants shall continue to be calculated in accordance with GAAP in effect prior to such changes in GAAP.

     "Governmental Authority": any nation or government, any federal, state or
      ----------------------
other political subdivision thereof and any federal, state or local entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantee Obligation": as to any Person (the "guaranteeing person"),
      --------------------                          -------------------
any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third
                                     -------------------
Person (the "primary obligor") in any manner, whether directly or indirectly,
             ---------------
including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds for the purchase or payment of any such primary obligation or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include
--------  -------
endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lesser of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     "Guarantees": the guarantees made by each of the Guarantors and all other
      ----------
guarantees executed by a Guarantor in favor of the Agent for the benefit of the Lenders, in form and substance satisfactory to the Agent, as the same may be amended or modified from time to time in accordance with the terms hereof.

     "Guarantor Collateral": all of the property (tangible or intangible)
      --------------------
purported to be subject to the lien or security interest purported to be created by any mortgage, deed of trust, security agreement, pledge agreement, assignment or other security document heretofore or hereafter executed by any Guarantor as security for all or part of the Obligations or the Guarantees.

     "Guarantor Collateral Documents": the Guarantor Security Agreements, all
      ------------------------------
notices of security interests in deposit accounts requested by the Agent pursuant to the Guarantor Security Agreements, Form UCC-1 Financing Statements and amendments thereto and any other document encumbering the Guarantor Collateral or evidencing or perfecting a security interest therein in favor of the Agent for the benefit of the Lenders executed by any Guarantor.

     "Guarantor Security Agreements": each security agreement, in form and
      -----------------------------
substance satisfactory to the Agent, made by each Subsidiary in favor of the Agent, for the benefit of the Lenders, as the same may be amended from time to time in accordance with the terms hereof.

     "Guarantors": each Subsidiary of the Borrower, including each License
      ----------
Subsidiary; provided that Entravision 27 shall not be a Guarantor until such
            -------- ----
time as is set forth in Section 5.11.

     "HBS Dispute": that certain dispute between Hispanic Broadcasting
      -----------
Corporation and certain of the Obligors relating to a proposed exchange transaction pursuant to which certain of the Obligors would exchange station KLNZ for station KRTX, as more fully described on Schedule 3.11.

     "Incremental Loan":  as defined in Section 2.4(a).
      ----------------

     "Incremental Loan Commitment": with respect to each Lender having an
      ---------------------------
Incremental Loan Commitment, the commitment listed as its "Incremental Loan Commitment" in the Activation Notices to make Incremental Loans hereunder through its Applicable Lending Office, as the same may be adjusted pursuant to the provisions hereof.

     "Incremental Loan Commitment Expiration Date": December 31, 2007, or such
      -------------------------------------------
earlier date as the Aggregate Incremental Loan Commitment shall expire (whether by acceleration, reduction to zero or otherwise).

     "Incremental Loan Commitment Percentage": with respect to each Incremental
      --------------------------------------
Loan Lender, the percentage equivalent of the ratio which such Incremental Loan Lender's Incremental Loan Commitment (or, if such Commitment has expired, Incremental Loans) bears to the Aggregate Incremental Loan Commitment (or Incremental Loans of all Incremental Loan Lenders).

     "Incremental Loan Lenders": each Lender having an Incremental Loan
      ------------------------
Commitment and/or which shall have Incremental Loans outstanding.

     "Incremental Note" and "Incremental Notes": as defined in Section 2.4(c).
      ----------------------------------------

     "Indebtedness": of any Person at any date, without duplication, (a) all
      ------------
indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than (i) current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices and (ii) current income taxes) or which is evidenced by a note, bond, debenture or similar instrument, excluding Program Obligations, (b) all obligations of such Person under Capitalized Lease Obligations, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) all obligations of such Person, whether absolute or contingent, in respect of letters of credit opened for the account of such Person (other than any letters of credit opened for the purpose of facilitating the purchase of goods and services in the ordinary course of business and having a term of not more than 360 days), (f) all obligations of such Person under Non-Compete Agreements and (g) all Guarantee Obligations of such Person in respect of any indebtedness, obligations or liabilities of any other Person of the type referred to in clauses (a) through (g) of this definition.

     "Infinity Acquisition": the acquisition by the Borrower and/or its
      --------------------
Subsidiaries of certain outdoor advertising properties pursuant to that certain Asset Purchase Agreement dated as of June 14, 2000 among the Borrower, Infinity Broadcasting Corporation and certain other parties as referred to therein.

     "Insolvency": with respect to any Multiemployer Plan, the condition that
      ----------
such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvent": pertaining to a condition of Insolvency.
      ---------

     "Intellectual Property":  as defined in Section 3.5.
      ---------------------

     "Interest Expense": as of any date, for the fiscal quarter most recently
      ----------------
ended and the immediately preceding three fiscal quarters, (A) the sum of (i) the amount of all interest on Total Debt which was paid, payable and/or accrued for such period (without duplication of previous amounts), (ii) all commitment, letter of credit or line of credit fees paid, payable and/or accrued for such period (without duplication of previous amounts) to any lender in exchange for such lender's commitment to lend and (iii) net amounts payable (or receivable) under all Interest Rate Agreements, less (B) all interest income.
                                    ----

     "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each
      ---------------------
March, June, September and December to occur while the Loans are outstanding,
(b) as to any LIBOR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any LIBOR Loan having an Interest Period longer than three months, each day which is at the end of each three month-period within such Interest Period after the first day of such Interest Period and the last day of such Interest Period and (d) for each of (a), (b) and
(c) above, on the day on which the Loans become due and payable in full or are paid or prepaid in full.

     "Interest Period": with respect to any LIBOR Loan:
      ---------------

     (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower in their notice of borrowing or Continuation Notice, as the case may be, given with respect thereto; and

     (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Eurodollar Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are
--------
subject to the following:

          (i) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period that would otherwise extend beyond the date final payment is due on the Revolving Loans, the Term A Loans, the Term B Loans or the Incremental Loans, as applicable, shall end on the date of such final payment;

          (iii) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

          (iv) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any LIBOR Loan during an Interest Period for any Loans.

     "Interest Rate Agreement": any interest rate protection agreement, interest
      -----------------------
rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement entered into pursuant to Section 5.13 with any Lender or any Affiliate of a Lender (or any other institution reasonably acceptable to the Agent) under which the Borrower is a party or a beneficiary.

     "Investment Company Act": as defined in Section 3.21.
      ----------------------

     "KLNZ": Station KLNZ(FM), Glendale, Arizona.
      ----

     "KLNZ License Subsidiary": KLNZ License Company, LLC, a Delaware limited
      -----------------------
liability company.

     "KNVO Mortgage Indebtedness": that certain debt of Entravision LLC to the
      --------------------------
KNVO Mortgage Lender, in a principal amount not exceeding $2,000,000, secured by the KNVO Purchase Money Mortgage.

     "KNVO Mortgage Lender": the commercial mortgage lender extending the KNVO
      --------------------
Mortgage Indebtedness to Entravision LLC.

     "KNVO Purchase Money Mortgage": that certain first-priority mortgage
      ----------------------------
executed by Entravision LLC in favor of the KNVO Mortgage Lender, encumbering the KNVO Real Property.

     "KNVO Real Property": that certain real property to be owned by Entravision
      ------------------
LLC and known as Lot 6-A, Block One (1), Market Center Subdivision, McAllen, Hidalgo County, Texas for use in connection with the operation of KNVO-TV, McAllen, Texas.

     "KRTX": station KRTX(FM), Winnie, Texas.
      ----

     "Laredo Mortgage Indebtedness": that certain debt of Entravision LLC to the
      ----------------------------
Laredo Mortgage Lender, in a principal amount not exceeding $2,000,000, secured by the Laredo Purchase Money Mortgage.

     "Laredo Mortgage Lender": the commercial mortgage lender extending the
      ----------------------
Laredo Mortgage Indebtedness to Entravision LLC.

     "Laredo Purchase Money Mortgage": that certain first-priority mortgage
      ------------------------------
executed by Entravision LLC in favor of the Laredo Mortgage Lender, encumbering the Laredo Real Property.

     "Laredo Real Property": that certain real property to be owned by
      --------------------
Entravision LLC and located in Laredo, Texas for use in connection with the operation of KLDO-TV, Laredo, Texas.

     "Lease Expense": for any period, the aggregate minimum rental obligations
      -------------
payable in respect of such period under leases of real and/or personal property (net of income from subleases thereof), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet or in the notes thereto.

     "Lenders": as defined in the preamble hereto and Section 8.8 hereof. When
      -------
used in any Collateral Document, Guarantee or Guarantor Collateral Document such term shall be deemed to include Affiliates of the Lenders (and any Person that was a Lender or an Affiliate of a Lender at the time of its entry into an Interest Rate Agreement), to the extent the Borrower has Obligations to such Person arising under an Interest Rate Agreement, it being understood that such documents shall secure such Obligations ratably with all other Obligations.

     "Letter of Credit": as defined in Section 2.1(a).
      ----------------

     "Letter of Credit Amount": the stated maximum amount available to be drawn
      -----------------------
under a particular Letter of Credit, as such amount may be reduced or reinstated from time to time in accordance with the terms of such Letter of Credit.

     "Letter of Credit Request": a request by the Borrower for the issuance of a
      ------------------------
Letter of Credit, on the Agent's standard form of Application for Irrevocable Standby Letter of Credit, the current form of which is attached hereto as Exhibit F, and containing terms and conditions satisfactory to the Agent in its sole discretion.

     "LIBOR": with respect to each day during each Interest Period pertaining to
      -----
a LIBOR Loan, the rate of interest determined by the Agent to be the rate per annum at which deposits in Dollars would be offered to the Agent by leading banks in the London Interbank Market at or about 9:00 a.m., Los Angeles time, two Eurodollar Business Days prior to the beginning of such Interest Period, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Loan to be outstanding during such Interest Period.

     "LIBOR Adjusted Rate": with respect to each day during each Interest Period
      -------------------
pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/16th of 1%):

                                         LIBOR
                              --------------------------
                       1.00 - LIBOR Reserve Requirements

     "LIBOR Loans": Loans the rate of interest applicable to which is based upon
      -----------
LIBOR.

     "LIBOR Reserve Requirements": for any day as applied to a LIBOR Loan, the
      --------------------------
aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Federal Reserve System.

     "License Subsidiaries": each of (i) Entravision Holdings, LLC, a Delaware
      --------------------
limited liability company, (ii) LCG Holdings, L.L.C., a Delaware limited liability company, (iii) with respect to KUPB-TV, Odessa-Midland, Texas only, the Entravision Midland License Subsidiary and (iv) with respect to KLNZ only, the KLNZ License Subsidiary.

     "Lien": any mortgage, pledge, hypothecation, assignment, deposit
      ----
arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capitalized Lease Obligation having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "Loan": a Revolving Loan, a Term A Loan, a Term B Loan or an Incremental
      ----
Loan, as applicable.

     "Loan Documents": this Agreement, the Notes, any Letter of Credit Requests
      --------------
that are executed by the Borrower, the Letters of Credit, the Collateral Documents, the Guarantor Collateral Documents, the Consents to Assign, the Guarantees, any Interest Rate Agreements, the CFN Pledge Agreement, and any other agreement executed by an Obligor in connection therewith and herewith including, but not limited to, UCC-1 Financing Statements and fee sideletters, as such agreements and documents may be amended, supplemented and otherwise modified from time to time in accordance with the terms hereof.

     "Majority Incremental Loan Lenders": Incremental Loan Lenders having
      ---------------------------------
Incremental Loan Commitments equal to or more than 51% of the Aggregate Incremental Loan Commitment, or, if the Incremental Loan Commitments have terminated, Lenders with outstanding Incremental Loans having an unpaid principal balance equal to or more than 51% of the unpaid principal balance of all Incremental Loans outstanding, excluding from such calculation Incremental Loan Lenders which have failed or refused to fund an Incremental Loan when required to do so.

     "Majority Lenders": Lenders having Commitments equal to or more than 51% of
      ----------------
the Aggregate Commitment, or, if any Commitment has terminated, with respect to such Commitment, Lenders with outstanding Loans and/or participations in Letters of Credit (if applicable) having an unpaid principal balance equal to or more than 51% of the sum of (i) the unpaid principal balance of all Loans outstanding and (ii) the aggregate Letter of Credit Amount (if applicable), excluding from such calculation Lenders which have failed or refused to fund a Loan when required to do so.

     "Majority Revolving Loan Lenders": Revolving Loan Lenders having Revolving
      -------------------------------
Loan Commitments equal to or more than 51% of the Aggregate Revolving Loan Commitment, or, if the Revolving Loan Commitments have terminated, Lenders with outstanding Revolving Loans and/or participations in Letters of Credit having an unpaid principal balance equal to or more than 51% of the sum of (i) the unpaid principal balance of all Revolving Loans outstanding and

(ii) the aggregate Letter of Credit Amount, excluding from such calculation Lenders which have failed or refused to fund a Revolving Loan when required to do so.

     "Majority Term A Lenders": Term A Lenders having Term A Commitments equal
      -----------------------
to or more than 51% of the Aggregate Term A Commitment, or, if the Term A Commitments have terminated, Lenders with outstanding Term A Loans having an unpaid principal balance equal to or more than 51% of the unpaid principal balance of all Term A Loans outstanding, excluding from such calculation any Lender which has failed or refused to fund its Term A Loan when required to do so.

     "Majority Term B Lenders": Term B Lenders having Term B Commitments equal
      -----------------------
to or more than 51% of the Aggregate Term B Commitment, or, if the Term B Commitments have terminated, Lenders with outstanding Term B Loans having an unpaid principal balance equal to or more than 51% of the unpaid principal balance of all Term B Loans outstanding, excluding from such calculation any Lender which has failed or refused to fund its Term B Loan when required to do so.

     "Margin Stock": as defined in Regulation U.
      ------------

     "Material Adverse Effect": a material adverse effect on (a) the business,
      -----------------------
operations, property, condition or prospects (financial or otherwise) of the Borrower and its Subsidiaries (taken as a whole), (b) the ability of the Borrower and its Subsidiaries (taken as a whole) to perform their respective obligations under the Loan Documents or (c) the validity or enforceability of the Loan Documents or the rights or remedies of the Agent and the Lenders hereunder or thereunder.

     "Material Contracts": each (i) Program Contract involving Program Payments
      ------------------
in excess of $2,000,000 over the term of such Program Contract, (ii) Affiliation Agreement, (iii) Option Agreement, (iv) Program Services Agreement and (v) satellite transponder or similar satellite agreement involving payments in excess of $2,000,000 over the term of such agreement, in each case to which the Borrower or any Subsidiary is party; provided that "Material Contracts" shall
                                     -------- ----
not be deemed to include (i) any radio network Affiliation Agreement or Program Services Agreement or (ii) any agreement for the purchase by the Borrower or any Subsidiary of syndicated programming.

     "Maximum Incremental Loan Facility": $150,000,000 in principal amount of
      ---------------------------------
Incremental Loans.

     "Maximum Total Debt Ratio": for the Borrower and its Subsidiaries on a
      ------------------------
consolidated basis, the ratio of Total Debt to Operating Cash Flow.

     "Media Licenses": any franchise, license, permit, certificate, ordinance,
      --------------
approval or other authorization, or any renewal or extension thereof, from any federal, state or local government or governmental agency, department or body that is necessary for the broadcast or other operations of the Borrower or any Subsidiary.

     "Multiemployer Plan": a plan which is a multiemployer plan as defined in
      ------------------
Section 4001(a)(3) of ERISA.

     "Net Income": for the Borrower and its Subsidiaries on a consolidated
      ----------
basis, net income as determined in accordance with GAAP.

     "Net Proceeds": (A) with respect to any Asset Disposition, the net amount
      ------------
equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such Asset Disposition minus the sum of (a) the reasonable fees,
                                       -----
commissions and other out-of-pocket expenses incurred by the Borrower or any of its Subsidiaries in connection with such Asset Disposition (other than amounts payable to Affiliates of the Person making such disposition), (b) Indebtedness, other than the Loans, required to be paid as a result of such Asset Disposition and (c) federal, state and local taxes incurred and paid in connection with such Asset Disposition; and (B) with respect to any Equity Offering, the net amount equal to the aggregate amount received in cash (including any cash received by way of deferred payment pursuant to a note receivable, other non-cash consideration or otherwise, but only as and when such cash is so received) in connection with such Equity Offering minus the reasonable fees, commissions and
                                     -----
other out-of-pocket expenses incurred by the Borrower in connection with such Equity Offering (other than amounts payable to Affiliates of the Person making such Equity Offering).

     "Net Working Investment": for the Borrower and its Subsidiaries on a
      ----------------------
consolidated basis, (i) current assets (excluding cash and permitted liquid investments) less (ii) current liabilities (excluding the current portion of Total Debt).

     "Non-Compete Agreements": all agreements pursuant to which the Borrower or
      ----------------------
any Subsidiary has agreed to make payments (whether in cash or in kind) to another Person for the agreement of such Person not to compete with the Borrower, such Subsidiary or a Station in a given area.

     "Non-Recourse Financing": third party financing of Real Property extended
      ----------------------
to a Real Estate Holding Company in accordance with the terms of Section 5.19, which financing shall not involve recourse to the Borrower or any Subsidiary, or to the assets of the Borrower or any Subsidiary.

     "Non-Recurring Expenses": non-recurring expenses of the Borrower and its
      ----------------------
Subsidiaries on a consolidated basis in the form of (x) management fees accrued prior to the Entravision IPO and (y) costs and expenses incurred in consummating the Entravision IPO; provided that, with respect to any of the indicated fiscal
                     --------
quarters of the Borrowers, such expenses to not exceed the following amounts for the four-quarter period ended on such date:

          Period Ending                 Maximum Expense
          -------------                 ---------------

          June 30, 2000                 $3,890,000
          September 30, 2000            $3,455,000
          December 31, 2000             $1,406,000
          March 31, 2001                $1,000,000

     "Note": a Revolving Note, a Term A Note, a Term B Note or an Incremental
      ----
Note, as the case may be, and "Notes" shall mean the Revolving Notes, the Term A
                               -----
Notes, the Term B Notes and/or the Incremental Notes, as the case may be.

         "Obligations": the unpaid principal of and interest on (including,
          -----------
without limitation, interest accruing after the maturity of the Loans and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding and whether or not at a default rate) the Loans, the obligation to reimburse drawings under Letters of Credit (including the contingent obligation to reimburse any drawings under outstanding Letters of Credit), all obligations of the Borrower to any Lender or Affiliate of a Lender (or any Person that was a Lender or Affiliate of a Lender at the time of its entry into an Interest Rate Agreement) arising under any Interest Rate Agreement, and all other obligations and liabilities of the Borrower to the Agent and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Notes, the Letters of Credit, any other Loan Document and any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursements of counsel, and the allocated reasonable cost of internal counsel, to the Agent or the Lenders that are required to be paid by the Borrower pursuant to the terms of this Agreement) or otherwise.

         "Obligor": the Borrower, each Subsidiary, each Guarantor and any other
          -------
Person (other than a Lender) obligated under any Loan Document.

         "Occupancy Agreements": as defined in Section 5.15.
          --------------------

         "Operating Cash Flow": for any period, for the fiscal quarter most
          -------------------
recently ended and the immediately preceding three fiscal quarters, Net Income after eliminating extraordinary gains and losses, plus (i) provisions for taxes,
                                                  ----
(ii) depreciation and amortization (including amortization of Program Payments),
(iii) Interest Expense, (iv) fees paid by the Borrower or any Subsidiary for the right to program or sell advertising time under any Program Services Agreement with respect to a Station, if such Station is later acquired by the Borrower or a Subsidiary (provided that no such addition to Operating Cash Flow shall be
              --------
permitted until such sale has been consummated), (v) other non-cash charges and
(vi) with respect to the fiscal quarters ending June 30, 2000, September 30, 2000, December 31, 2000 and March 31, 2001 only, Non-Recurring Expenses, all to the extent deducted from the computation of Net Income, but after deducting, without duplication, (A) non-cash revenues and (B) Corporate Overhead, to the extent (A) or (B) is included in the calculation of Net Income, and (C) Program Payments made or scheduled to be made.

         "Option Agreement": any option or similar agreement providing for the
          ----------------
Borrower or its Subsidiaries to purchase the stock or assets of any Person owning any radio or television station or assets used or useful in the operation of any radio or television station.

         "Organic Documents": relative to any entity, its certificate and
          -----------------
articles of incorporation or organization, its by-laws or operating agreements, and all Equityholder Agreements, voting agreements and similar arrangements applicable to any of its authorized shares of capital stock, its partnership interests or its member interests, and any other arrangements relating to the control or management of any such entity (whether existing as corporation, a partnership, a limited liability company or otherwise).

         "Outdoor Licenses": all leases, licenses, use agreements, access
          ----------------
agreements, easements, occupancy agreements, pole attachment agreements, authorizations, franchises, approvals and permits that are necessary or desirable for the operation of the outdoor advertising business of the Borrower and its Subsidiaries.

         "Participant": as defined in Section 9.6(b).
          -----------

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant
          ----
to Subtitle A of Title IV of ERISA or any successor thereto.

         "Person": any individual, firm, partnership, joint venture,
          ------
corporation, association, limited liability company, business enterprise trust, unincorporated organization, government or department or agency thereof or other entity, whether acting in an individual, fiduciary or other capacity.

         "Plan": as to any Person, any plan (other than a Multiemployer Plan)
          ----
subject to Title IV of ERISA maintained for employees of such Person or any ERISA Affiliate of such Person (and any such plan no longer maintained by such Person or any of such Person's ERISA Affiliates to which such Person or any of such Person's ERISA Affiliates has made or was required to make any contributions within any of the five preceding years).

         "Program Contracts": all contracts for television, film, programs,
          -----------------
music and related audio rights and syndicated series exhibition rights acquired under license agreements.

         "Program Obligations": all obligations in respect of the purchase, use,
          -------------------
license or acquisition of programs, programming materials, films and similar assets used in connection with the business and operations of the Borrower or any Subsidiary.

         "Program Payments": for any period the sum (determined on a
          ----------------
consolidated basis and without duplication) of all payments by the Borrower or any Subsidiary made or scheduled to be made during such period in respect of Program Obligations.

         "Program Services Agreements": any local marketing agreement, time
          ---------------------------
brokerage agreement, program services agreement or similar agreement providing for the Borrower or its Subsidiaries (other than License Subsidiaries) to program or sell advertising on all or any portion of the broadcast time of any television or radio station.

         "Prohibited Transaction": with respect to any Plan, a prohibited
          ----------------------
transaction (as defined in Section 406 of ERISA) with respect to such Plan.

         "Properties": the collective reference to the real and personal
          ----------
property owned, leased, used, occupied or operated, under license or permit, by the Borrower and its Subsidiaries.

         "Purchasing Lenders": as defined in Section 9.6(c).
          ------------------

         "Real Estate Holding Company": a special purpose subsidiary of the
          ---------------------------
Borrower (or any Subsidiary) formed solely to hold one or more parcels of Real Property in connection with a Non-Recourse Financing.

         "Real Property": real property of the Borrower or a Subsidiary (other
          -------------
than any real property on which a transmitter used in the operations of the Borrower or any Subsidiary is located) which is, or is to be, transferred to a Real Estate Holding Company.

         "Registered Loans": as defined in Section 9.14.
          ----------------

         "Registered Notes": as defined in Section 9.14.
          ----------------

         "Register": as defined in Section 9.6(d).
          --------

         "Regulation D": Regulation D of the Board of Governors of the Federal
          ------------
Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

         "Regulation U": Regulation U of the Board of Governors of the Federal
          ------------
Reserve System, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto.

         "Reorganization": with respect to any Multiemployer Plan, the condition
          --------------
that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event": any of the events set forth in Section 4043(b) of
          ----------------
ERISA, other than those events as to which the thirty day notice period is waived under PBGC regulations.

         "Requirement of Law": as to any Person, the Organic Documents of such
          ------------------
Person, and any law, treaty, rule or regulation, determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer": with respect to any Person, the chief executive
          -------------------
officer, the president, the managing member or members (as applicable, with respect to any limited liability company), any executive vice president, any senior vice president or any vice president or, with respect to financial matters, the chief financial officer, treasurer or controller.

         "Restricted Payments": as defined in Section 6.6.
          -------------------

         "Revolving Loan": as defined in Section 2.1(a).
          --------------

         "Revolving Loan Commitment": with respect to each Lender having a
          -------------------------
Revolving Loan Commitment, its commitment listed as its "Revolving Loan Commitment" on Schedule 1A hereto to make Revolving Loans and participate in Letters of Credit hereunder through its Applicable Lending Office, as the same shall be adjusted from time to time pursuant to this Agreement.

         "Revolving Loan Commitment Expiration Date": December 31, 2007, or such
          -----------------------------------------
earlier date as the Aggregate Revolving Loan Commitment shall expire (whether by acceleration, reduction to zero or otherwise).

         "Revolving Loan Commitment Percentage": with respect to each Revolving
          ------------------------------------
Loan Lender, the percentage equivalent of the ratio which such Revolving Loan Lender's Revolving Loan Commitment (or, if such Commitment has expired, Revolving Loans and pro rata share of the aggregate Letter of Credit Amount) bears to the Aggregate Revolving Loan Commitment (or the Revolving Loans and aggregate Letter of Credit Amount of all Revolving Loan Lenders), as such Revolving Loan Lender's Revolving Loan Commitment (or Revolving Loans and pro rata share of the aggregate Letter of Credit Amount) and the Aggregate Revolving Loan Commitment (or the Revolving Loans and aggregate Letter of Credit Amount of all Revolving Loan Lenders) may be adjusted from time to time pursuant to the terms hereof.

         "Revolving Loan Lender": each Lender having a Revolving Loan Commitment
          ---------------------
and/or which shall have (i) Revolving Loans outstanding and/or (ii) participations in Letters of Credit which are outstanding.

         "Revolving/Term A Leverage Level": if the Maximum Total Debt Ratio
          -------------------------------
shall be greater than or equal to 6.00:1, the Revolving/Term A Leverage Level shall be 1; if the Maximum Total Debt Ratio shall be less than 6.00:1 and greater than or equal to 5.50:1, the Revolving/Term A Leverage Level shall be 2; if the Maximum Total Debt Ratio shall be less than 5.50:1 and greater than or equal to 5.00:1, the Revolving/Term A Leverage Level shall be 3; if the Maximum Total Debt Ratio shall be less than 5.00:1 and greater than or equal to 4.50:1, the Revolving/Term A Leverage Level shall be 4; if the Maximum Total Debt Ratio shall be less than 4.50:1 and greater than or equal to 4.00:1, the Revolving/Term A Leverage Level shall be 5; if the Maximum Total Debt Ratio shall be less than 4.00:1 and greater than or equal to 3.50:1, the Revolving/Term A Leverage Level shall be 6; and if the Maximum Total Debt Ratio shall be less than 3.50:1, the Revolving/Term A Leverage Level shall be 7.

         "Revolving Note" and "Revolving Notes":  as defined in Section 2.1(c).
          ------------------------------------

         "SEC": the Securities Exchange Commission or any successor thereto.
          ---

         "Security Agreement": the Security Agreement in form and substance
          ------------------
satisfactory to the Agent, made by the Borrower in favor of the Agent, for the benefit of the Lenders, in respect of the tangible and intangible personal property of the Borrower described therein, as the same may be amended from time to time in accordance with the terms hereof.

         "Senior Debt": Total Debt other than Subordinated Indebtedness.
          -----------

         "Shell Subsidiaries": each Subsidiary listed on Schedule 5.20 attached
          ------------------
hereto.

         "Single Employer Plan": any Plan which is covered by Title IV of ERISA,
          --------------------
but which is not a Multiemployer Plan.

         "Solvent": when used with respect to any Person, that:
          -------

               (i) the present fair salable value of such Person's assets is in excess of the total amount of the probable amount of such Person's liabilities;

               (ii)  such Person is able to pay its debts as they become due;
          and

               (iii) such Person does not have unreasonably small capital to carry on such Person's business as theretofore operated and all businesses in which such Person is about to engage.

         "Station": any radio station, any full power television station, low
          -------
power television station, any translator and any other television system now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries.

         "Subordinated Indebtedness": any Indebtedness of the Borrower or any
          -------------------------
Subsidiary which is subordinated to the payment of the Obligations on terms and conditions satisfactory to the Agent (which may include the payment of regularly scheduled interest) as evidenced by its written consent thereto prior to the incurrence of such Indebtedness.

         "Subsidiary": as to any Person at any time of determination, a
          ----------
corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries or Subsidiaries, or both, by such Person. Notwithstanding the foregoing or any other provision of this Agreement, (a) no reference to `Subsidiary,' `Subsidiaries,' `subsidiary' or `subsidiaries,' other than the references to `Subsidiaries' in (i) the definition of `Unrestricted Subsidiaries' in this Section 1.1 and (ii) Section 5.2(c), shall refer to an Unrestricted Subsidiary and (b) no reference to `Subsidiary,' `Subsidiaries,' `subsidiary' or `subsidiaries,' in Section 4.1 shall refer to Entravision 27.

         "Sunset Subsidiary": each Subsidiary listed on Schedule 6.4 attached
          -----------------
hereto.

         "Tax Compliance Certificate": as defined in Section 2.16(b).
          --------------------------

         "Taxes": as defined in Section 2.16(a).
          -----

         "Tax Register": as defined in Section 9.14.
          ------------

         "Term A Commitment": with respect to each Term A Lender, its commitment
          -----------------
listed as its "Term A Commitment" on Schedule 1A hereto to make Term A Loans hereunder through its Applicable Lending Office, as the same shall be adjusted from time to time pursuant to this Agreement.

         "Term A Commitment Expiration Date": July 31, 2001, or such earlier
          ---------------------------------
date as the Aggregate Term A Commitment shall expire (whether by acceleration, reduction to zero or otherwise).

         "Term A Commitment Percentage": with respect to each Term A Lender, the
          ----------------------------
percentage equivalent of the ratio which such Term A Lender's Term A Commitment (or, if such Commitment has expired, Term A Loan) bears to the Aggregate Term A Commitment (or Term A Loans), as such Term A Lender's Term A Commitment (or Term A Loan) and the Aggregate Term A Commitment (or Term A Loans) may be adjusted from time to time pursuant to the terms hereof.

         "Term A Lender": each Lender having a Term A Commitment and/or which
          -------------
shall have (i) Term A Loans outstanding.

         "Term A Loan": as defined in Section 2.2(a).
          -----------

         "Term A Maturity Date": December 31, 2007,or such earlier date as the
          ---------------------
Term A Loans shall mature (whether by acceleration, reduction to zero or otherwise).

         "Term A Note" and "Term A Notes": as defined in Section 2.2 (c).
          ------------------------------

         "Term B Commitment": with respect to each Term B Lender, its commitment
          -----------------
listed as its "Term B Commitment" on Schedule 1A hereto to make Term B Loans hereunder through its Applicable Lending Office, as the same shall be adjusted from time to time pursuant to this Agreement.

         "Term B Commitment Percentage": with respect to each Term B Lender, the
          ----------------------------
percentage equivalent of the ratio which such Term B Lender's Term B Commitment (or, if such Commitment has expired, Term B Loan) bears to the Aggregate Term B Commitment (or Term B Loans), as such Term B Lender's Term B Commitment (or Term B Loan) and the Aggregate Term B Commitment (or Term B Loans) may be adjusted from time to time pursuant to the terms hereof.

         "Term B Lender": each Lender having a Term B Commitment and/or which
          -------------
shall have (i) Term B Loans outstanding.

         "Term B Leverage Level": if the Maximum Total Debt Ratio shall be
          ---------------------
greater than or equal to 5.50:1, the Term B Leverage Level shall be 1; and if the Maximum Total Debt Ratio shall be less than 5.50:1, the Term B Leverage Level shall be 2.

         "Term B Loan": as defined in Section 2.3(a).
          -----------

         "Term B Maturity Date": December 31, 2008, or such earlier date as the
          --------------------
Term B Loans shall mature (whether by acceleration, reduction to zero or otherwise).

         "Term B Note" and "Term B Notes": as defined in Section 2.3(c).
          ------------------------------

         "Termination Event": (i) a Reportable Event, (ii) the institution of
          -----------------
proceedings to terminate a Single Employer Plan by the PBGC under Section 4042 of ERISA, (iii) the appointment by the PBGC of a trustee to administer any Single Employer Plan or (iv) the existence of any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment by the PBGC of a trustee to administer, any Single Employer Plan.

         "Total Debt": the aggregate principal amount of all Indebtedness
          ----------
(including Subordinated Indebtedness and Capitalized Lease Obligations) of the Borrower.

         "Total Debt Service": as of any date, for the fiscal quarter most
          ------------------
recently ended and the immediately preceding three fiscal quarters, the sum of
(i) Interest Expense and (ii) regularly scheduled principal payments due on Total Debt (excluding optional and mandatory prepayments but including principal payments on Revolving Loans due in connection with reductions in the Revolving Loan Commitment).

         "Total Interest Coverage Ratio": the ratio of Operating Cash Flow to
          -----------------------------
Interest Expense.

         "Tranche": the collective reference to LIBOR Loans the Interest Periods
          -------
with respect to all of which begin on the same date and end on the same later date (whether or not such LIBOR Loans shall originally have been made on the same day).

         "Transferee": as defined in Section 9.6(f).
          ----------

         "Type": as to any Loan, its nature as a Base Rate Loan or a LIBOR Loan.
          ----

         "UBOC": Union Bank of California, N.A.
          ----

         "Univision": as applicable, Univision Communications Inc., a Delaware
          ---------
corporation, or The Univision Network Limited Partnership, a Delaware limited partnership.

         "Unrestricted Subsidiaries": collectively, (i) each Real Estate Holding
          -------------------------
Company and (ii) each Shell Subsidiary.

         "Voting Control": with respect to any corporation, the power to elect a
          --------------
majority of the board of directors of such corporation.

         "WUNI": television station WUNI-TV, Worcester, Massachusetts.
          ----

         "WUNI Seller": collectively, Jasas 27, Inc. and Jasas 27 Broadcasting,
          -----------
L.P., the sellers of WUNI.

         "WUNI Seller Note": a promissory note to be made by Entravision 27 in
          ----------------
favor of the WUNI Seller in a principal amount not exceeding $37,500,000, and payable on the following terms: (i) interest shall accrue on such note at a rate not in excess of 12.0% per annum, (ii) no interest shall be payable for the first thirteen months after the closing of such sale, (iii) such note shall mature and be payable not more than five years and thirteen months after such closing and (iv) the sole collateral for such note shall be the pledge by the Borrower of its equity interest in Entravision 27 and Entravision 27's wholly-owned subsidiaries.

         "Z-Spanish Media": Z-Spanish Media Corporation, a Delaware corporation.
          ---------------

         "Z-Spanish Merger": the merger, pursuant to the Z-Spanish Merger
          ----------------
Agreement, of ZSPN with and into Z-Spanish Media, with Z-Spanish Media being the survivor thereof.

         "Z-Spanish Merger Agreement": that certain Acquisition Agreement and
          --------------------------
Plan of Merger dated as of April 20, 2000 among the Borrower, Entravision LLC, ZSPN, Z-Spanish Media and the shareholders of Z-Spanish Media referred to therein.

         "ZSPN": ZSPN Acquisition Corporation, a Delaware corporation and a
          ----
wholly-owned subsidiary of the Borrower.

         1.2  Other Definitional Provisions.
              -----------------------------

     (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes, any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

     (b) As used herein, in the Notes, in any other Loan Document, and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

     (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

     (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     (e) For the purpose of determining financial covenant compliance hereunder for any period, acquisitions, divestitures, and asset sales occurring during such period will be included in the calculations for such period on a pro forma basis, and will be deemed to have occurred on the first day of such period.

     SECTION 2. AMOUNT AND TERMS OF LOANS AND LETTERS OF CREDIT; COMMITMENT AMOUNTS

     2.1  Revolving Loans and Letters of Credit; Revolving Loan Commitment
          ----------------------------------------------------------------
Amounts.
-------

     (a) Subject to the terms and conditions hereof, each Lender having a Revolving Loan Commitment severally agrees to (i) make loans on a revolving credit basis through its Applicable Lending Office to the Borrower from time to time from and including the Closing Date to but excluding the Revolving Loan Commitment Expiration Date (each a "Revolving Loan", and collectively, the
                                    --------------
"Revolving Loans") in accordance with the provisions of this Agreement and (ii)
 ---------------
participate through its Applicable Lending Office in letters of credit issued for the account of the Borrower pursuant to Section 2.5 from time to time from and including the Closing Date to but excluding the Revolving Loan Commitment Expiration Date (each a "Letter of Credit", and collectively, the "Letters of
                         ----------------                          ----------
Credit"); provided, however, that the sum of (A) the aggregate principal amount
------
of all Revolving Loans outstanding, (B) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (C) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed the Aggregate Revolving Loan Commitment at any time; and provided, further, that the sum of (x) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (y) the aggregate amount of unreimbursed drawings under all Letters of Credit shall not exceed $25,000,000 at any time. Within the limits of each Revolving Loan Lender's Revolving Loan Commitment, the Borrower may borrow, have Letters of Credit issued for the Borrower's account, prepay Revolving Loans, reborrow Revolving Loans, and have additional Letters of Credit issued for the Borrower's account after the expiration of previously issued Letters of Credit.

     The principal amount of each Revolving Loan Lender's (A) Revolving Loan and
(B) participation in a Letter of Credit shall be in an amount equal to the product of (i) such

Revolving Loan Lender's Revolving Loan Commitment Percentage (expressed as a fraction) and (ii) the total amount of the Revolving Loan or Revolving Loans, or the Letter of Credit or Letters of Credit, requested; provided that, in no event
                                                      -------- ----
shall any Revolving Loan Lender be obligated to make a Revolving Loan or participate in a Letter of Credit if after giving effect to such Revolving Loan or such participation the sum of such Revolving Loan Lender's (x) Revolving Loans outstanding, (y) Revolving Loan Commitment Percentage of the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (z) Revolving Loan Commitment Percentage of the aggregate amount of unreimbursed drawings under all Letters of Credit would exceed its Revolving Loan Commitment or if the amount of such requested Revolving Loan or such Revolving Loan Lender's Revolving Loan Commitment Percentage of such Letter of Credit is in excess of such Revolving Loan Lender's Available Revolving Loan Commitment.

     (b) Subject to Sections 2.12 and 2.14, the Revolving Loans may from time to time be (i) LIBOR Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with either Section 2.1(d) or 2.8. Each Revolving Loan Lender may make or maintain its Revolving Loans or participate in Letters of Credit to or for the account of the Borrower by or through any Applicable Lending Office.

     (c) The Revolving Loans made by each Revolving Loan Lender to the Borrower shall be evidenced by the books and records of such Revolving Loan Lender maintained by such Lender in the ordinary course of business. Upon the request of any Revolving Loan Lender made through the Agent, such Revolving Loan Lender's Revolving Loans may be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-1 (a "Revolving Note"), instead of or in
                                             --------------
addition to such Lender's books and records, with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Revolving Loan Lender. Each Revolving Loan Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Revolving Loans made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Revolving Loan Lender, and any such recordation shall constitute prima
                                                                      -----
facie evidence of the accuracy of the information so recorded. The failure of
-----
any Revolving Loan Lender to make any such recordation or notation in the books and records of the Revolving Loan Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Revolving Notes. Any Revolving Note shall (i) be dated the Closing Date,
(ii) provide for the payment of interest in accordance with Sections 2.10 and
2.11 and (iii) be stated to be payable on the Revolving Loan Commitment Expiration Date.

     (d) The Borrower shall give the Agent irrevocable written notice (which notice must be received by the Agent prior to 10:00 A.M., Los Angeles time, one Business Day prior to each proposed borrowing date or, if all or any part of the Revolving Loans are requested to be made as LIBOR Loans, three Eurodollar Business Days prior to each proposed borrowing date) requesting that the Revolving Loan Lenders make the Revolving Loans on the proposed borrowing date and specifying (i) the aggregate amount of Revolving Loans requested to be made,
(ii) subject to Section 2.1(b), whether the Revolving Loans are to be LIBOR Loans, Base Rate Loans or a combination thereof and (iii) if the Revolving Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Revolving Loan and the respective lengths of the initial Interest Periods therefor. On receipt of such notice, the Agent shall promptly notify each Revolving Loan Lender thereof not later than 11:00 A.M., Los Angeles time, on the date of receipt of such notice. On the proposed borrowing date, not later than 12:00 noon, Los Angeles time, each Revolving Loan Lender shall make available to the Agent at its office specified in Section 9.2 the amount of such Revolving Loan Lender's pro rata share of the aggregate borrowing amount (as determined in accordance with the second paragraph of Section 2.1(a)) in immediately available funds. The Agent may, in the absence of notification from any Revolving Loan Lender that such Revolving Loan Lender has not made its pro rata share available to the Agent, on such date, credit the account of the Borrower on the books of such office of the Agent with the aggregate amount of Revolving Loans.

     (e) On each date set forth below, the Aggregate Revolving Loan Commitment shall automatically reduce to the corresponding amount set forth below:

                                                         Reduced Aggregate
       Effective Date of Reduction                   Revolving Loan Commitment
       ---------------------------                   -------------------------
       September 30, 2002                                   $ 243,750,000
       December 31, 2002                                    $ 237,500,000
       March 31, 2003                                       $ 231,250,000
       June 30, 2003                                        $ 225,000,000
       September 30, 2003                                   $ 218,750,000
       December 31, 2003                                    $ 212,500,000
       March 31, 2004                                       $ 203,125,000
       June 30, 2004                                        $ 193,750,000
       September 30, 2004                                   $ 184,375,000
       December 31, 2004                                    $ 175,000,000
       March 31, 2005                                       $ 165,625,000
       June 30, 2005                                        $ 156,250,000
       September 30, 2005                                   $ 146,875,000
       December 31, 2005                                    $ 137,500,000
       March 31, 2006                                       $ 121,875,000
       June 30, 2006                                        $ 106,250,000
       September 30, 2006                                   $  90,625,000
       December 31, 2006                                    $  75,000,000
       March 31, 2007                                       $  56,250,000
       June 30, 2007                                        $  37,500,000
       September 30, 2007                                   $  18,750,000
       December 31, 2007                                    $           0

All outstanding Revolving Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Revolving Loan Commitment Expiration Date.

       (f) Reductions of the Aggregate Revolving Loan Commitment pursuant to this Section 2.1 or Section 2.7 shall automatically effect a reduction of the Revolving Loan Commitment of each Revolving Loan Lender to an amount equal to the product of (i) the Aggregate Revolving Loan Commitment of all Revolving Loan Lenders, as reduced pursuant to this Section 2.1 or Section 2.7 and (ii) the Revolving Loan Commitment Percentage of such Revolving Loan Lender, in each case determined immediately prior to such reduction of the Aggregate Revolving Loan Commitment on such date.

       (g) Upon each reduction of the Aggregate Revolving Loan Commitment, the Borrower shall (i) pay the unused commitment fee payable pursuant to Section 2.18(a), accrued on the amount of the Aggregate Revolving Loan Commitment so reduced through the date of such reduction, (ii) prepay the amount, if any, by which the sum of (A) the aggregate unpaid principal amount of the Revolving Loans, (B) the aggregate Letter of Credit Amount of all Letters of Credit outstanding and (C) the aggregate amount of unreimbursed drawings under all Letters of Credit exceeds the amount of the Aggregate Revolving Loan Commitment as so reduced, together with accrued interest on the amount being prepaid to the date of such prepayment (or, with respect to outstanding Letters of Credit, make a Cash Collateral Deposit in an amount equal to such excess to the extent such excess is not corrected by the foregoing prepayment) and (iii) compensate the Revolving Loan Lenders for their funding costs, if any, in accordance with Section 2.17.

       (h) Neither the Agent nor any Revolving Loan Lender shall be responsible for the obligations or Available Revolving Loan Commitment of any other Revolving Loan Lender hereunder, nor will the failure of any Revolving Loan Lender to comply with the terms of this Agreement relieve any other Revolving Loan Lender or the Borrower of their obligations under this Agreement and the Revolving Notes. Nothing herein shall be deemed to relieve any Revolving Loan Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

       (i) The Revolving Loan Commitment of each Revolving Loan Lender and the Aggregate Revolving Loan Commitment shall terminate on the Revolving Loan Commitment Expiration Date.

       2.2  Term A Loans; Term A Commitment Amounts.
            ---------------------------------------

       (a) Subject to the terms and conditions hereof, each Lender having a Term A Commitment severally agrees to make a term loan through its Applicable Lending Office to the Borrower on any single date from and including the Closing Date to but excluding the Term A Commitment Expiration Date (each a "Term A
                                                                     ------
Loan", and collectively, the "Term A Loans") in accordance with the provisions
----                          ------------
of this Agreement. The principal amount of each Term A Lender's Term A Loan shall be in the amount of its Term A Commitment.

       (b) Subject to Sections 2.12 and 2.14, the Term A Loans may from time to time be (i) LIBOR Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with either
Section 2.2(d) or 2.8. Each Term A Lender may make or maintain its Term A Loans through any Applicable Lending Office.

       (c) The Term A Loans made by each Term A Lender to the Borrower shall be evidenced by the books and records of such Term A Lender maintained by such Lender in the ordinary course of business. Upon the request of any Term A Lender made through the Agent, such Term A Lender's Term A Loans may be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-2 (a "Term A Note"), instead of or in addition to such Lender's books and records,
 -----------
with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Term A Lender. Each Term A Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Term A Loans made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Term A Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the
                             ----- -----
information so recorded. The failure of any Term A Lender to make any such recordation or notation in the books and records of the Term A Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Term A Notes. Any Term A Note shall (i) be dated the Closing Date, (ii) provide for the payment of interest in accordance with Sections 2.10 and 2.11 and (iii) be stated to be payable on the Term A Maturity Date.

       (d) The Borrower shall give the Agent irrevocable written notice (which notice must be received by the Agent prior to 10:00 A.M., Los Angeles time, one Business Day prior to the proposed borrowing date or, if all or any part of the Term A Loans are requested to be made as LIBOR Loans, three Eurodollar Business Days prior to the proposed borrowing date) requesting that the Term A Lenders make the Term A Loans on the proposed borrowing date and specifying (i) the aggregate amount of Term A Loans requested to be made (which shall be the full Aggregate Term A Commitment), (ii) subject to Section 2.2 (b), whether the Term A Loans are to be LIBOR Loans, Base Rate Loans or a combination thereof and
(iii) if the Term A Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Term A Loan and the respective lengths of the initial Interest Periods therefor. On receipt of such notice, the Agent shall promptly notify each Term A Lender thereof not later than 11:00 A.M., Los Angeles time, on the date of receipt of such notice. On the proposed borrowing date, not later than 12:00 noon, Los Angeles time, each Term A Lender shall make available to the Agent at its office specified in Section 9.2 the amount of such Term A Lender's Term A Commitment in immediately available funds. The Agent may, in the absence of notification from any Term A Lender that such Term A Lender has not made its Term A Commitment available to the Agent, on such date, credit the account of the Borrower on the books of such office of the Agent with the aggregate amount of Term A Loans.

       (e)  On each date described in the following table (each a "Term A
                                                                   ------
Reduction Date"), the Borrower shall repay the principal of the Term A Loans in
--------------
an aggregate amount equal to the amount set forth below opposite such Term A Reduction Date (each such payment, a "Term A Reduction Installment"):
                                      ----------------------------

                    Term A                                 Principal
                    ------                                 ---------
                Reduction Date                             Payment
                --------------                             -------
            September 30, 2001
            and December 31, 2001                          $3,750,000

            March 31, 2002, June 30,
            2002, September 30, 2002
            and December 31, 2002                           1,875,000

            March 31, 2003, June 30,
            2003, September 30, 2003
            and December 31, 2003                           3,750,000

            March 31, 2004, June 30,
            2004, September 30, 2004
            and December 31, 2004                           5,625,000

            March 31, 2005, June 30,
            2005, September 30, 2005
            and December 31, 2005                           5,625,000



          March 31, 2006, June 30,
          2006, September 30, 2006
          and December 31, 2006                     7,500,000

          March 31, 2007, June 30,
          2007, September 30, 2007
          and December 31, 2007                    11,250,000

       (f) All outstanding Term A Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Term A Maturity Date. The aggregate amount payable to any Term A Lender on any Term A Reduction Date set forth in this Section 2.2 (d) shall be determined in accordance with the provisions of Section 2.13.

       (g) Each Term A Reduction Installment shall be accompanied by accrued interest on the amount being prepaid to the date of such prepayment and funding costs due the Term A Lenders, if any, in accordance with Section 2.17.

       (h) Neither the Agent nor any Term A Lender shall be responsible for the obligations or Term A Commitment of any other Term A Lender hereunder, nor will the failure of any Term A Lender to comply with the terms of this Agreement relieve any other Term A Lender or the Borrower of their obligations under this Agreement and the Term A Notes. Nothing herein shall be deemed to relieve any Term A Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower may have against any Term A Lender as a result of any default by such Term A Lender hereunder.

       (i) The Term A Commitment of each Term A Lender and the Aggregate Term A Commitment shall terminate on the Term A Commitment Expiration Date.

       2.3  Term B Loans; Term B Commitment Amounts.
            ---------------------------------------

       (a) Subject to the terms and conditions hereof, each Lender having a Term B Commitment severally agrees to make a term loan through its Applicable Lending Office to the Borrower on the Closing Date (each a "Term B Loan", and
                                                            -----------
collectively, the "Term B Loans") in accordance with the provisions of this
                   ------------
Agreement. The principal amount of each Term B Lender's Term B Loan shall be in the amount of its Term B Commitment.

       (b) Subject to Sections 2.12 and 2.14, the Term B Loans may from time to time be (i) LIBOR Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with either
Section 2.3 (d) or 2.8. Each Term B Lender may make or maintain its Term B Loans through any Applicable Lending Office.

       (c) The Term B Loans made by each Term B Lender to the Borrower shall be evidenced by the books and records of such Term B Lender maintained by such Lender in the ordinary course of business. Upon the request of any Term B Lender made through the Agent, such Term B Lender's Term B Loans may be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-3 (a "Term B Note"), instead of or in addition to such Lender's books and records,
 -----------
with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Term B Lender. Each Term B Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Term B Loans made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Term B Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded.
           ----- -----
The failure of any Term B Lender to make any such recordation or notation in the books and records of the Term B Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Term B Notes. Any Term B Note shall (i) be dated the Closing Date, (ii) provide for the payment of interest in accordance with Sections 2.10 and 2.11 and (iii) be stated to be payable on the Term B Maturity Date.

       (d) The Borrower shall give the Agent irrevocable written notice (which notice must be received by the Agent prior to 10:00 A.M., Los Angeles time, one Business Day prior to the Closing Date or, if all or any part of the Term B Loans are requested to be made as LIBOR Loans, three Eurodollar Business Days prior to the Closing Date) requesting that the Term B Lenders make the Term B Loans on the Closing Date and specifying (i) the aggregate amount of Term B Loans requested to be made (which shall be the full Aggregate Term B Commitment), (ii) subject to Section 2.3 (b), whether the Term B Loans are to be LIBOR Loans, Base Rate Loans or a combination thereof and (iii) if the Term B Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Term B Loan and the respective lengths of the initial Interest Periods therefor. On receipt of such notice, the Agent shall promptly notify each Term B Lender thereof not later than 11:00 A.M., Los Angeles time, on the date of receipt of such notice. On the proposed borrowing date, not later than 12:00 noon, Los Angeles time, each Term B Lender shall make available to the Agent at its office specified in Section 9.2 the amount of such Term B Lender's Term B Commitment in immediately available funds. The Agent may, in the absence of notification from any Term B Lender that such Term B Lender has not made its Term B Commitment available to the Agent, on such date, credit the account of the Borrower on the books of such office of the Agent with the aggregate amount of Term B Loans.

       (e)  On each date described in the following table (each a "Term B
                                                                   ------
Reduction Date"), the Borrower shall repay the principal of the Term B Loans in
--------------
an aggregate amount equal to the amount set forth below opposite such Term B Reduction Date (each such payment, a "Term B Reduction Installment"):
                                      ----------------------------

                       Term B                                Principal
                       ------                                ---------
                   Reduction Date                            Payment
                   --------------                            -------
               September 30, 2001
               and December 31, 2001                         $500,000

               March 31, 2002, June 30,
               2002, September 30, 2002
               and December 31, 2002                          500,000

               March 31, 2003, June 30,
               2003, September 30, 2003
               and December 31, 2003                          500,000

               March 31, 2004, June 30,
               2004, September 30, 2004
               and December 31, 2004                       500,000

               March 31, 2005, June 30,
               2005, September 30, 2005
               and December 31, 2005                       500,000

               March 31, 2006, June 30,
               2006, September 30, 2006
               and December 31, 2006                       500,000

               March 31, 2007, June 30,
               2007, September 30, 2007
               and December 31, 2007                     4,750,000

               March 31, 2008, June 30,
               2008, September 30, 2008
               and December 31, 2008                    42,500,000

       (f) All outstanding Term B Loans shall be due and payable, to the extent not previously paid in accordance with the terms hereof, on the Term B Maturity Date. The aggregate amount payable to any Term B Lender on any Term B Reduction Date set forth in this Section 2.3(d) shall be determined in accordance with the provisions of Section 2.13.

       (g) Each Term B Reduction Installment shall be accompanied by accrued interest on the amount being prepaid to the date of such prepayment and funding costs due the Term B Lenders, if any, in accordance with Section 2.17.

       (h) Neither the Agent nor any Term B Lender shall be responsible for the obligations or Term B Commitment of any other Term B Lender hereunder, nor will the failure of any Term B Lender to comply with the terms of this Agreement relieve any other Term B Lender or the Borrower of their obligations under this Agreement and the Term B Notes. Nothing herein shall be deemed to relieve any Term B Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower may have against any Term B Lender as a result of any default by such Term B Lender hereunder.

       2.4  Incremental Loan Facility.
            -------------------------

       (a) From time to time, the Borrower, and all or certain of the Lenders who agree in writing to participate in such facility and who are selected by the Borrower may, with the consent of the Agent, such consent not to be unreasonably withheld, during the period from and including the Closing Date to but excluding September 30, 2003, agree that such Lenders shall become Incremental Loan Lenders (or, with respect to any Lender already an Incremental Loan Lender, increase its Incremental Loan Commitment) by executing and delivering to the Agent an Activation Notice specifying the respective Incremental Loan Commitments (or additional Incremental Loan Commitment, as applicable) of the Incremental Loan Lenders and the Activation Date, and otherwise duly completed. Notwithstanding any provision in this Agreement to the contrary, the Aggregate Incremental Loan Commitment shall not exceed the

Maximum Incremental Loan Facility. Each activation of all or a portion of the Aggregate Incremental Loan Commitment shall be subject to the prior satisfaction of the conditions precedent set forth in Section 4.2. Each Incremental Loan Lender severally agrees, on the terms and conditions of this Agreement, to make loans on a revolving credit basis through its Applicable Lending Office to the Borrower from time to time from and including the Activation Date to but excluding the Incremental Loan Commitment Expiration Date (each an "Incremental
                                                                    -----------
Loan" and, collectively, the "Incremental Loans") in an aggregate principal
----                          -----------------
amount up to but not exceeding its Incremental Loan Commitment. Within the limits of each Incremental Loan Lender's Incremental Loan Commitment, the Borrower may borrow and prepay Incremental Loans and reborrow Incremental Loans hereunder. Nothing in this Section 2.4 (a) shall be construed to obligate any Lender to execute an Activation Notice.

       The principal amount of each Incremental Loan Lender's Incremental Loan shall be in an amount equal to the product of (i) such Incremental Loan Lender's Incremental Loan Commitment Percentage (expressed as a fraction) and (ii) the total amount of the Incremental Loan or Incremental Loans requested; provided that in no event shall any Incremental Loan Lender be obligated to make an Incremental Loan if after giving effect to such Incremental Loan such Incremental Loan Lender's Incremental Loans outstanding would exceed its Incremental Loan Commitment or if the amount of such requested Incremental Loan is in excess of such Incremental Loan Lender's Available Incremental Loan Commitment.

       (b) The interest rate, fees and other terms to be applicable to the Incremental Loans, including scheduled reductions of the Aggregate Incremental Loan Commitment, if any, shall be determined by the Incremental Loan Lenders at the time of execution of the relevant Activation Notice and set forth therein. Notwithstanding the foregoing, in no event shall the Incremental Loans amortize at a rate faster than the Term A Loans. Each Incremental Loan Lender may make or maintain its Incremental Loans to the Borrower by or through any Applicable Lending Office.

       (c) The Incremental Loans made by each Incremental Loan Lender to the Borrower shall be evidenced by the books and records of such Incremental Loan Lender maintained by such Lender in the ordinary course of business. Upon the request of any Incremental Loan Lender made through the Agent, such Incremental Loan Lender's Incremental Loans may be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-4 (an "Incremental Note"),
                                                        ----------------
instead of or in addition to such Lender's books and records, with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Incremental Loan Lender. Each Incremental Loan Lender is hereby authorized (but not required) to record the date and amount of each payment or prepayment of principal of its Incremental Loans made to the Borrower, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of LIBOR Loans, the length of each Interest Period with respect thereto, in the books and records of such Incremental Loan Lender, and any such recordation shall constitute prima facie evidence of the accuracy of
                                      ----- -----
the information so recorded. The failure of any Incremental Loan Lender to make any such recordation or notation in the books and records of the Incremental Loan Lender (or any error in such recordation or notation) shall not affect the obligations of the Borrower hereunder or under the Incremental Notes. Any Incremental Note shall (i) be dated the date of issuance thereof, (ii) provide for the payment of interest as determined pursuant to Section 2.4(b) and (iii) be stated to be payable on the Incremental Loan Commitment Expiration Date.

       (d) The Borrower shall give the Agent irrevocable written notice (which notice must be received by the Agent prior to 10:00 A.M., Los Angeles time, one Business Day prior to each proposed borrowing date or, if all or any part of the Incremental Loans are requested to be made as LIBOR Loans, three Eurodollar Business Days prior to each proposed borrowing date), on or after any Activation Date, requesting that the Incremental Loan Lenders make the Incremental Loans on the proposed borrowing date and specifying (i) the aggregate amount of Incremental Loans requested to be made, (ii) subject to Section 2.4(b), whether the Incremental Loans are to be LIBOR Loans, Base Rate Loans or a combination thereof and (iii) if the Incremental Loans are to be entirely or partly LIBOR Loans, the respective amounts of each such Type of Incremental Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of such notice the Agent shall promptly notify each Incremental Loan Lender thereof not later than 11:00 A.M., Los Angeles time, on the date of receipt of such notice. On the proposed borrowing date, not later than 12:00 noon, Los Angeles time, each Incremental Loan Lender shall make available to the Agent at its office specified in Section 9.2 the amount of such Incremental Loan Lender's pro rata share of the aggregate borrowing amount (as determined in accordance with the second paragraph of Section 2.4(a)) in immediately available funds. The Agent may, in the absence of notification from any Incremental Loan Lender that such Incremental Loan Lender has not made its pro rata share available to the Agent, on such date, credit the account of the Borrower on the books of such office of the Agent with the aggregate Incremental Loans.

       (e) Neither the Agent nor any Incremental Loan Lender shall be responsible for the obligations or Available Incremental Loan Commitment of any other Incremental Loan Lender hereunder, nor will the failure of any Incremental Loan Lender to comply with the terms of this Agreement relieve any other Incremental Loan Lender or the Borrower of their obligations under this Agreement and the Incremental Notes. Nothing herein shall be deemed to relieve any Incremental Loan Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which the Borrower may have against any Incremental Loan Lender as a result of any default by such Incremental Loan Lender hereunder.

       (f)  Reductions of the Aggregate Incremental Loan Commitment pursuant to
Section 2.7 or as contemplated by the Activation Notice, shall automatically effect a reduction of the Incremental Loan Commitment of each Incremental Loan Lender to an amount equal to the product of (i) the Aggregate Incremental Loan Commitment of all Incremental Loan Lenders, as reduced pursuant to Section 2.7 or such Activation Notice and (ii) the Incremental Loan Commitment Percentage of such Incremental Loan Lender, in each case determined immediately prior to such reduction of the Aggregate Incremental Loan Commitment on such date.

       (g) Upon each reduction of the Aggregate Incremental Loan Commitment, the Borrower shall (i) pay the unused commitment fee (if any shall be contemplated by the Activation Notice) accrued on the amount of the Aggregate Incremental Loan Commitment so reduced through the date of such reduction, (ii) prepay the amount, if any, by which the aggregate unpaid principal amount of the Incremental Loans exceeds the amount of the Aggregate Incremental Loan Commitment as so reduced, together with accrued interest on the amount being prepaid to the date of such prepayment and (iii) compensate the Incremental Loan Lenders for their funding costs, if any, in accordance with Section 2.17.

       (h) The Incremental Loan Commitment of each Lender and the Aggregate Incremental Loan Commitment shall terminate on the Incremental Loan Commitment Expiration Date.

       (i) Upon the effectiveness of each portion of the Aggregate Incremental Loan Commitment activated hereunder, each Incremental Loan Lender shall permit an adjustment (either through prepayment of a portion of its outstanding Incremental Loans or by allocation of borrowings of new Incremental Loans) by the Agent of its outstanding Incremental Loans such that upon such effectiveness, its Incremental Loans outstanding shall equal its Incremental Loan Commitment Percentage (as adjusted to reflect the new Aggregate Incremental Loan Commitment) multiplied by the Aggregate Incremental Loan Commitment.

       2.5  Issuance of Letters of Credit.
            -----------------------------

       (a) The Borrower shall be entitled to request the issuance of Letters of Credit from time to time from and including the Closing Date to but excluding the date which is two Business Days prior to the Revolving Loan Commitment Expiration Date, by giving the Agent a Letter of Credit Request at least three
(3) Business Days before the requested date of issuance of such Letter of Credit (which shall be a Business Day). Any Letter of Credit Request received by the Agent later than 10:00 a.m., Los Angeles time, shall be deemed to have been received on the next Business Day. Each Letter of Credit Request shall be made in writing, shall be signed by a Responsible Officer, shall be irrevocable and shall be effective upon receipt by the Agent. Provided that a valid Letter of Credit Request has been received by the Agent and upon fulfillment of the other applicable conditions set forth in Section 4.3, the Agent will issue the requested Letter of Credit from its office specified in Section 9.2. No Letter of Credit shall (i) have an expiration date later than two Business Days prior to the Revolving Loan Commitment Expiration Date or (ii) be issued in a Letter of Credit Amount less than $300,000.

       (b) Immediately upon the issuance of each Letter of Credit, the Agent shall be deemed to have sold and transferred to each Revolving Loan Lender, and each Revolving Loan Lender shall be deemed to have purchased and received from the Agent, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement and the related Letter of Credit Request in respect thereof in an amount equal to the product of (i) such Revolving Loan Lender's Revolving Loan Commitment Percentage and (ii) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). The Agent shall promptly advise each Revolving Loan Lender of the issuance of each Letter of Credit, the Letter of Credit Amount of such Letter of Credit, any change in the face amount or expiration date of such Letter of Credit, the cancellation or other termination of such Letter of Credit and any drawing under such Letter of Credit. As of the Closing Date, each letter of credit set forth on Schedule 1C is hereby deemed to have been issued under this Agreement, and each Revolving Loan Lender is hereby deemed as of the Closing Date to have purchased and received an undivided interest and participation in such Letter of Credit pursuant to this Section 2.5(b).

       (c) The payment by the Agent of a draft drawn under any Letter of Credit shall first be made from any Cash Collateral Deposit held by the Agent with respect to such Letter of

Credit. After any such Cash Collateral Deposit has been applied, the payment by the Agent of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Agent in its individual capacity as a Lender hereunder (in such capacity, the "Drawing Lender") of a Base Rate Loan
                                           --------------
in the amount of such payment (but without any requirement of compliance with the conditions set forth in Section 4.3). In the event that any such Loan by the Drawing Lender resulting from a drawing under any Letter of Credit is not repaid by the Borrower by 10:00 a.m., Los Angeles time, on the day of payment of such drawing, the Agent shall promptly notify each other Revolving Loan Lender. Each Revolving Loan Lender shall, on the day of such notification (or if such notification is not given by 12:00 noon, Los Angeles time, on such day, then on the next succeeding Business Day), make a Base Rate Loan, which shall be used to repay the applicable portion of the Base Rate Loan of the Drawing Lender with respect to such Letter of Credit drawing, in an amount equal to the amount of such Revolving Loan Lender's participation in such drawing for application to repay the Drawing Lender (but without any requirement of compliance with the applicable conditions set forth in Section 4.3) and shall deliver to the Agent for the account of the Drawing Lender, on the day of such notification (or if such notification is not given by 12:00 noon, Los Angeles time, on such day, then on the next succeeding Business Day) and in immediately available funds, the amount of such Base Rate Loan. In the event that any Revolving Loan Lender fails to make available to the Agent for the account of the Drawing Lender the amount of such Base Rate Loan, the Drawing Lender shall be entitled to recover such amount on demand from such Revolving Loan Lender together with interest thereon at the Federal Funds Effective Rate for each day such amount remains outstanding.

       (d) The obligations of the Borrower with respect to any Letter of Credit, any Letter of Credit Request and any other agreement or instrument relating to any Letter of Credit and any Base Rate Loan made under Section 2.5(c) shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of the aforementioned documents under all circumstances, including the following:

            (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document;

            (ii) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or transferee of any Letter of Credit (or any Person for whom any such beneficiary or transferee may be acting), the Agent, any Lender (other than the defense of payment to a Lender in accordance with the terms of this Agreement) or any other Person, whether in connection with this Agreement, any other Loan Document, the transactions contemplated hereby or thereby or any unrelated transaction;

            (iii) any statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever; and

            (iv) any exchange, release or nonperfection of any Collateral or other collateral, or any release, amendment or waiver of or consent to departure from any Guarantee, other Loan Document or other guaranty, for any of the Obligations of the Borrower in respect of the Letters of Credit.

       (e) The Borrower shall pay to the Agent for the account of the Revolving Loan Lenders with respect to each Letter of Credit issued hereunder, for the period from and including the day such Letter of Credit is issued to but excluding the day such Letter of Credit expires, a letter of credit fee equal to the product of (i) the Applicable Revolving Loan/Term A Margin for LIBOR Loans per annum and (ii) the Letter of Credit Amount of such Letter of Credit from
--- -----
time to time, such letter of credit fee to be payable quarterly in arrears on the last day of each March, June, September and December and on the expiration date of such Letter of Credit.

       (f) The Borrower shall pay to the Agent for its own account, with respect to each Letter of Credit issued hereunder, (i) on the date of issuance thereof, a fronting fee equal to 2.0% of the Letter of Credit Amount of such Letter of Credit and (ii) from time to time such additional reasonable fees and charges (including cable charges) as are generally associated with letters of credit, in accordance with the Agent's standard internal charge guidelines and the related Letter of Credit Request.

       (g) The Borrower agrees to the provisions in the Letter of Credit Request form; provided, however, that the terms of the Loan Documents shall take
              --------  -------
precedence if there is any inconsistency between the terms of the Loan Documents and the terms of said form.

       (h) The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Agent nor any Lender nor any of their respective officers or directors shall be liable or responsible for (i) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; or (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereof, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged. In furtherance and not in limitation of the foregoing, the Agent may accept any document that appears on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

       2.6  Optional Prepayments. The Borrower may on the last day of any
            --------------------
Interest Period with respect thereto, in the case of LIBOR Loans, or at any time and from time to time, in the case of Base Rate Loans, prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable written notice, in the case of LIBOR Loans, and upon at least one Business Day's irrevocable written notice, in the case of Base Rate Loans, from the Borrower to the Agent, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each and whether the prepayment is of Term A Loans, Term B Loans, Incremental Loans or Revolving Loans, or a combination thereof, and, if a combination thereof, the amount allocable to each. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrower on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of Loans shall be in an aggregate principal amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.

       2.7  Mandatory Prepayments. (a) On the next Business Day following
            ---------------------
receipt by the Borrower or any of its Subsidiaries of any Net Proceeds with respect to an Asset Disposition, the Borrower shall prepay the Loans (and such prepayment shall be applied as set forth in Section 2.7 (e)) and, after all Loans have been prepaid, make a Cash Collateral Deposit, in an amount equal to 100% of such Net Proceeds; provided that no prepayment shall be required with
                           -------- ----
respect to an Asset Disposition:

            (i) to the extent that the fair market value of assets subject to Asset Dispositions (including the value of the assets subject to such Asset Disposition) consummated since the Closing Date is less than $35,000,000;

            (ii) if (A) the consummation of such Asset Disposition would not result in (x) the Adjusted Operating Cash Flow attributable to the assets subject to such Asset Disposition (based on the most recent financial statements received by the Agent under Section 5.1(a) or (b) at the time of such Asset Disposition) plus (y) the Adjusted Operating Cash Flow
                                  ----
       attributable to the assets subject to all prior Asset Dispositions consummated since the Closing Date (based on the most recent financial statements received by the Agent under Section 5.1(a) or (b) at the time of such Asset Disposition) exceeding 20% of the Adjusted Operating Cash Flow of the Borrower as of the date of such Asset Disposition and (B) the Net Proceeds of any such Asset Dispositions are used, within 180 days of such disposition, to invest in assets of the same type and use as those disposed and with respect to which the Lenders shall have a first-priority perfected Lien (subject to Section 6.3); or

            (iii) if the Maximum Total Debt Ratio as of the date of such Asset Disposition, on a pro forma basis assuming the consummation of such Asset Disposition, is less than 4.50:1.

On or prior to the date of any Asset Disposition, the Borrower agrees to provide the Agent with calculations used by the Borrower in determining the amount of any such prepayment (or in determining that a prepayment is not required) under this Section 2.7(a).

       (b) In the event that at the end of any fiscal year of the Borrower ending on and after December 31, 2002 there shall exist Excess Cash Flow with respect to such fiscal year, then on the date which is ten Business Days after the earlier to occur of (i) the date upon which the audited financial statements of the Borrower with respect to such fiscal year become available and (ii) the 120th day after the end of such fiscal year, the Borrower shall prepay the Loans (and such prepayment shall be applied as set forth in Section 2.7(e)) and, after all Loans have been prepaid, make a Cash Collateral Deposit, in an amount equal to 50% of such Excess Cash Flow; provided that no such prepayment shall be
                                 -------- ----
required if the Maximum Total Debt Ratio as of the end of such fiscal year is less than 4.50:1. On or prior to the date of any prepayment required by this
Section 2.7(b), the Borrower agrees to provide the Agent with the calculations, substantially in the form of Exhibit G hereto, used by the Borrower in determining the amount of any such prepayment.

       (c) If the Borrower or any of its Subsidiaries receives insurance proceeds or condemnation proceeds with respect to any of their Properties which are not fully applied (or contractually committed pursuant to contract(s) approved by the Agent in its reasonable discretion) toward the repair or replacement of such damaged or condemned Property within 180 days of the receipt thereof, the Borrower shall, on such 180th day prepay the Loans and, after all Loans have been prepaid, make a Cash Collateral Deposit, in an amount equal to the amount of such proceeds not so applied (and such prepayment shall be applied as set forth in Section 2.7(e)); provided that no prepayment shall be required to the extent the aggregate amount
-------- ----
of insurance proceeds and condemnation proceeds received since the Closing Date is less than or equal to $1,000,000.

       (d) In the event that the Borrower or any of its Subsidiaries makes an Equity Offering or Debt Offering during any period in which a Default has occurred and is continuing, the Borrower shall immediately prepay the Loans and, after all Loans have been prepaid, make a Cash Collateral Deposit, in an amount equal to the Net Proceeds of such Equity Offering or Debt Offering (and such prepayment shall be applied as set forth in Section 2.7(e)). No such prepayment shall limit or restrict the rights and remedies of the Lenders under the Loan Documents upon the occurrence and during the continuance of a Default. Furthermore, nothing in this Section 2.7(d) shall be deemed to constitute the Lenders' agreement to any Change of Control.

       (e)

            (i) Each prepayment of the Loans pursuant to this Section 2.7 shall be applied to the outstanding amounts of Term A Loans, Term B Loans, Incremental Loans and Revolving Loans on a pro rata basis determined on the basis of the principal amount of Term A Loans, Term B Loans, Incremental Loans, and Revolving Loans, respectively, outstanding at the time of such prepayment. Each prepayment shall be accompanied by payment in full of all accrued interest and, if applicable, accrued commitment fees thereon to and including the date of such prepayment, together with any additional amounts owing pursuant to Section 2.17.

            (ii) The Borrower agrees to give the Agent at least seven Business Days' irrevocable written notice of any prepayment under this Section
       2.7. Upon receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. If, within five Business Days' after receipt by the Term B Lenders of such notice, the Agent shall have received written notice from any Term B Lender that such Lender declines to receive its share of such prepayment, then, notwithstanding any provision herein to the contrary, amounts which would have otherwise been applied to the Term B Loan of such Lender under this Section 2.7 shall instead be applied to the outstanding amounts of Term A Loans, Incremental Loans and Revolving Loans on a pro rata basis.

            (iii) If, at any time, the Revolving Loans are repaid in full, additional prepayments hereunder shall be applied first, to make a Cash
                                                         -----
       Collateral Deposit in an amount which, when added to all other Cash Collateral Deposits held by the Agent, will cause the aggregate amount of Cash Collateral Deposits held by the Agent to equal the aggregate Letter of Credit Amount and thereafter, to permanently reduce the Aggregate
                            ----------
       Revolving Loan Commitment by an amount equal to what such prepayment would have been under this Section 2.7 if Revolving Loans had been outstanding against which to apply such prepayment. Each prepayment of the Revolving Loans and each Cash

       Collateral Deposit under this Section 2.7 shall be applied to permanently reduce the Aggregate Revolving Loan Commitment pro rata with respect to each of the scheduled reduction dates set forth in Section 2.1(e) remaining at such time.

            (iv) Each prepayment of the Term A Loans shall be applied to the Term A Loans in inverse order of maturity. Each prepayment of the Term B Loans shall be applied to the Term B Loans in inverse order of maturity. No such prepaid Term A Loans or Term B Loans shall be available for reborrowing. Each prepayment of the Incremental Loans under this Section
       2.7 shall be applied to permanently reduce the Aggregate Incremental Loan Commitment and as otherwise provided in the relevant Activation Notice.

            (v) Cash Collateral Deposits held by the Agent shall be applied to reimburse drawings on Letters of Credit in the order in which such drawings are presented to the Agent. Upon written request of the Borrower with regard to any Letter of Credit for which the Agent is holding a Cash Collateral Deposit, the Agent shall release to the Borrower any portion of such Cash Collateral Deposit not applied to reimburse drawings thereunder upon the earliest of (i) fourteen days following expiration of such Letter of Credit according to its terms, (ii) receipt by the Agent of written acknowledgement from the beneficiary of such Letter of Credit (a "Beneficiary Acknowledgement") requesting the cancellation thereof and
           ---------------------------
       relinquishing all its rights thereunder, which Beneficiary Acknowledgement shall be accompanied by the original of such Letter of Credit and (iii) receipt by the Agent of a Beneficiary Acknowledgement and a certificate of a Responsible Officer of the Borrower stating that thirty days have elapsed since the beneficiary of such Letter of Credit received a written request from the Borrower to cancel and return the original of such Letter of Credit, and such beneficiary has failed to respond to such request (provided that, with respect to the preceding
                                -------- ----
       clause (iii), the Agent shall not be required to release such Cash Collateral Deposit if the Letter of Credit to which it relates by its terms permits the transfer thereof to a successive beneficiary without the prior written consent of the Agent); provided that, in any case, no
                                                -------- ----
       Default has occurred and is continuing.

       2.8  Conversion and Continuation Options
            -----------------------------------

       (a) The Borrower may elect from time to time to convert LIBOR Loans to Base Rate Loans, by the Borrower giving the Agent at least two Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice, provided that any such conversion of LIBOR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to LIBOR Loans by the Borrower giving the Agent at least three Eurodollar Business Days' prior irrevocable written notice of such election pursuant to a Continuation Notice. Any such notice of conversion to LIBOR Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding LIBOR Loans and Base Rate Loans may be converted as provided herein, provided that (i) any such conversion may only be made if, after giving effect thereto, Section
2.9 shall not have been contravened, (ii) no Incremental Loan may be converted into a LIBOR Loan after the date that is one month prior to the Incremental Loan Commitment Expiration Date, (iii) no Revolving Loan may be converted into a LIBOR Loan after the date that is one month prior to the Revolving Loan Commitment Expiration Date and (iv) the Borrower shall not have the right to elect to continue at the end of the applicable Interest Period, or to convert to, a LIBOR Loan if a Default shall have occurred and be continuing.

       (b) Any LIBOR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such LIBOR Loan, provided that no LIBOR Loan may be continued
                                  --------
as such (i) if, after giving effect thereto, Section 2.9 would be contravened,
(ii) with respect to Incremental Loans, after the date that is one month prior to the Incremental Loan Commitment Expiration Date, (iii) with respect to Revolving Loans, after the date that is one month prior to the Revolving Loan Commitment Expiration Date or (iv) if a Default shall have occurred and be continuing and provided, further, that if the Borrower shall fail to give any
               --------  -------
required notice as described above in this Section or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be automatically converted to Base Rate Loans on the last day of such then-expiring Interest Period.

       2.9  Minimum Amounts of Tranches.  All borrowings, conversions and
            ---------------------------
continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche (except Loans made pursuant to Section 2.5(c)) shall be equal to $1,000,000 or a whole multiple of $100,000 in excess thereof and, in any case, there shall not be more than 12 Tranches.

       2.10 Interest Rates and Payment Dates.
            --------------------------------

       (a) Each LIBOR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the LIBOR Adjusted Rate plus the Applicable Margin.

       (b) Each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

       (c) If any Default shall have occurred and be continuing, all amounts outstanding shall bear interest at a rate per annum which is the rate described in paragraph (b) of this Section plus 2% from the date of the occurrence of such Default until such Default is no longer continuing (after as well as before judgment).

       (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable on demand.

       (e) For purposes of determining (i) the Applicable Margin for all Loans and (ii) the Applicable Margin for the letter of credit fees referred to in
Section 2.5(e), interest rates on the Loans and such fees shall be calculated on the basis of the Maximum Total Debt Ratio set forth in the most recent Covenant Compliance Certificate received by the Agent in accordance with Section 5.1(b). For accrued and unpaid interest and fees only (no changes being made for interest or fee payments previously made), changes in interest rates on the Loans, or in such fees, attributable to changes in the Applicable Margin caused by changes in the Maximum

Total Debt Ratio shall be calculated upon the delivery of a Covenant Compliance Certificate, and such change shall be effective (y) in the case of a Base Rate Loan or such fees, from the first day subsequent to the last day covered by the Covenant Compliance Certificate and (z) in the case of a LIBOR Loan, from the first day of the Interest Period applicable to such LIBOR Loan subsequent to the last day covered by the Covenant Compliance Certificate. If, for any reason, the Borrower shall fail to deliver a Covenant Compliance Certificate when due in accordance with Section 5.1(b), and such failure shall continue for a period of ten days, the Revolving/Term A Leverage Level shall be deemed to be Revolving/Term A Leverage Level 1, and the Term B Leverage Level shall be deemed to be Term B Leverage Level 1, for purposes of determining the Applicable Margin on Loans or fees, as applicable, in each case retroactive to the date on which the Borrower should have delivered such Covenant Compliance Certificate and shall continue until a Covenant Compliance Certificate indicating a different Revolving/Term A Leverage Level or Term B Leverage Level, as applicable, is delivered to the Agent. Notwithstanding the foregoing, the Applicable Margin for the period from the Closing Date to and including the date on which the Agent receives the financial statements required by Section 5.1(a) with respect to the Borrower's fiscal year ending December 31, 2000, shall be Revolving/Term A Leverage Level 1 and Term B Leverage Level 1, as applicable.

       2.11  Computation of Interest and Fees.
             --------------------------------

       (a) Interest on Base Rate Loans (other than Base Rate Loans based on the Federal Funds Effective Rate) shall be calculated on the basis of a 365- (or 366-, as the case may be), day year for the actual days elapsed and interest on LIBOR Loans, unused commitment fees and all other Obligations of the Borrower shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Adjusted Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the LIBOR Reserve Requirements shall become effective as of the opening of business on the day on which such change in the Base Rate is announced or such change in the LIBOR Reserve Requirements becomes effective, as the case may be. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

       (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

       2.12  Inability to Determine Interest Rate.  In the event that prior to
             ------------------------------------
the first day of any Interest Period:

       (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Adjusted Rate for such Interest Period, or

       (b) the Agent shall have received notice from the Majority Lenders acting in good faith that the LIBOR Adjusted Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such Interest Period shall accrue interest at the Base Rate, (y) Loans that were to have been converted on the first day of such Interest Period to LIBOR Loans shall be continued as Base Rate Loans and (z) any outstanding LIBOR Loans shall be converted, on the first day of such Interest Period, to Base Rate Loans. Until such notice has been withdrawn by the Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Borrower have the right to convert Base Rate Loans to LIBOR Loans.

       2.13  Pro Rata Treatment and Payments.  Each borrowing by the Borrower
             -------------------------------
from the Lenders hereunder, and any reduction of the Aggregate Revolving Loan Commitment or the Aggregate Incremental Loan Commitment, shall be made pro rata according to the respective Revolving Loan Commitment Percentage, Term A Commitment Percentage, Term B Commitment Percentage and Incremental Commitment Percentage, as applicable, of the applicable Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal and interest amounts of such Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, Los Angeles time, on the due date thereof to the Agent, for the account of the applicable Lenders, at the Agent's office specified in Section 9.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the applicable Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Loan becomes due and payable on a day other than a Eurodollar Business Day, the maturity thereof shall be extended to the next succeeding Eurodollar Business Day (and interest shall continue to accrue thereon at the applicable rate) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Eurodollar Business Day.

       2.14  Illegality. Notwithstanding any other provision herein, if any
             ----------
change after the Closing Date in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender or Applicable Lending Office to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Base Rate Loans to LIBOR Loans shall forthwith be suspended during such period of illegality and (b) the Loans of such Lender or Applicable Lending Office then outstanding as LIBOR Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.17. To the extent that a Lender's LIBOR Loans have been converted to Base Rate Loans pursuant to this Section 2.14, all payments and prepayments of principal that otherwise would be applied to such Lender's LIBOR Loans shall be applied instead to its Base Rate Loans.

       2.15  Increased Costs.
             ---------------

       (a) In the event that any change after the Closing Date in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law but, if not having the force of law, generally applicable to and complied with by banks and financial institutions of the same general type as such Lender in the relevant jurisdiction) from any central bank or other Governmental Authority made subsequent to the date hereof:

             (i) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirements against assets held by, letters of credit or guarantees issued by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender or Applicable Lending Office which is not otherwise included in the determination of the LIBOR Adjusted Rate hereunder; or

             (ii) shall impose on such Lender or Applicable Lending Office any other condition;

and the result of any of the foregoing is to increase the cost to the Agent of issuing or maintaining any Letter of Credit by an amount which the Agent deems to be material, or to such Lender or Applicable Lending Office, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining LIBOR Loans, or purchasing or maintaining any participation in a Letter of Credit, or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall immediately pay to the Agent, for its own account or on behalf of such Lender or Applicable Lending Office, as applicable, upon the demand of the Agent for itself or at the request of such Lender, as applicable, any additional amounts necessary to compensate such Lender or the Agent, as applicable, for such increased cost or reduced amount receivable. If the Agent, any Lender or any Applicable Lending Office becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by the Agent or such Lender or Applicable Lending Office, through the Agent, to the Borrower shall be conclusive evidence of the accuracy of the information so recorded, absent manifest error. This covenant shall survive the termination of this Agreement, expiration of the Letters of Credit and the payment of the Loans and all other amounts payable hereunder.

       (b) If, after the date of this Agreement, the introduction of or any change in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, affects the amount of capital required or expected to be maintained by any Lender or any corporation controlling any Lender, and such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) determines that the amount of capital maintained by such Lender or such corporation which is attributable to or based upon the Loans, the Letters of Credit, the Commitments or this Agreement must be increased as a consequence of such introduction or change by an amount deemed by such Lender to be material, then, upon demand of the Agent at the request of such

Lender, the Borrower shall immediately pay to the Agent on behalf of such Lender, additional amounts sufficient to compensate such Lender or such corporation for the increased costs to such Lender or corporation of such increased capital. Any such demand shall be accompanied by a certificate of such Lender setting forth in reasonable detail the computation of any such increased costs, which certificate shall be conclusive, absent manifest error. This obligation of the Borrower under this Section 2.15(b) shall survive repayment of the Loans, expiration of the Letters of Credit and all other amounts hereunder in full and the termination of this Agreement.

       2.16  Taxes.
             -----

       (a) All payments made by the Borrower in respect of the Obligations shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority or any political subdivision or taxing authority thereof or therein, other than Excluded Taxes (all such non-Excluded Taxes being hereinafter called "Taxes").
                                                                      -----
If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender in respect of the Obligations, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. The Agent or a Lender, as the case may be, shall deliver to the Borrower a certificate in good faith setting forth the amount of such Taxes, the calculation of such Taxes and an explanation of the requirement therefor, all in reasonable detail and such certificate shall be conclusive, absent manifest error. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send to the Agent, for its own account or for the account of such Lender, as the case may be, a copy of an original official receipt received by the Borrower showing payment thereof or such other evidence of payment reasonably satisfactory to the Agent. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties (and related reasonable fees and expenses of counsel) that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement, the expiration of the Letters of Credit and the payment of the Loans and all other amounts payable hereunder.

       (b) Each Lender that is not organized under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two duly completed copies of the following, as applicable to it:
(i) United States Internal Revenue Service Form W-9, W-8BEN or W-8ECI (as applicable to it) or successor applicable form, as the case may be, or (ii) in the case of a Lender that is claiming an exemption from United States withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", (A) an Internal Revenue Service Form W-8 or successor applicable form and (B) a certificate of such Lender (a "Tax
                                                                   ---
Compliance Certificate") to the effect that (1) such Lender is not (x) a "bank"
----------------------
for purposes of Section 881(c) of the Code, (y) a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower or any Subsidiary or (z) a controlled foreign corporation related to the Borrower or any Subsidiary (within the meaning of Section 864(d)(4) of the Code) and (2) such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each such Lender also agrees to deliver to the Borrower and the Agent two further copies of the said Form W-9, W-8BEN or W-8ECI, or a Tax Compliance Certificate (as applicable to it) or successor applicable forms or Certificate or other manner or certification, as the case may be, on or before the date that any such form or Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent, unless in any such case an event beyond the control of such Lender (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms or Certificate inapplicable or which would prevent such Lender from duly completing and delivering any such form or Certificate with respect to it and such Lender so advised the Borrower and the Agent. Each such Lender shall certify pursuant to Form W-9, W-8BEN or W-8ECI, or the Tax Compliance Certificate (as applicable to it), that (i) it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) that it is entitled to an exemption from United States backup withholding tax.

       2.17  Indemnity. The Borrower agrees to indemnify each Lender and to hold
             ---------
each Lender harmless from and to pay each Lender within 5 Business Days of such Lender's demand the amount of any liability, loss or expense arising from the reemployment of funds obtained by it or from fees payable to terminate the deposits from which such funds were obtained (including reasonable fees and expenses of counsel) which such Lender may sustain or incur as a consequence of
(a) default by the Borrower in payment when due of the principal amount of or interest on any LIBOR Loan, (b) default by the Borrower in making a borrowing of, conversion into or continuation of LIBOR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (c) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (d) the making by the Borrower of a prepayment or conversion of LIBOR Loans on a day which is not the last day of an Interest Period with respect thereto. A Lender's certificate as to such liability, loss or expense shall be deemed conclusive, absent manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

       2.18  Commitment Fees.
             ---------------

       (a) The Borrower agrees to pay to the Revolving Loan Lenders a commitment fee to be shared pro rata among the Revolving Loan Lenders with respect to the Revolving Loan Commitments for the period from and including the Closing Date to but excluding the Revolving Loan Commitment Expiration Date, based on the average aggregate amount, for each day during such period, of the unused Aggregate Revolving Loan Commitment from time to time in effect, computed at the applicable per annum rate set forth below:

           Average Unused
Aggregate Revolving Loan Commitment                 Commitment Fee Rate
-----------------------------------                 -------------------

    less than or equal to 1/3                              0.250%
    -------------------------

    greater than 1/3 - less than or equal to 2/3           0.500%
    ------------       -------------------------

*  less than or equal to
** greater than
     greater than 2/3                                         0.750%
     -----------------

Such fee shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Loan Commitment Expiration Date, commencing on the first such date to occur after the Closing Date.

       (b) The Borrower agrees to pay to the Term A Lenders a commitment fee to be shared pro rata among the Term A Lenders with respect to the Term A Commitments for the period from and including the Closing Date to but excluding the earlier of (i) the Term A Commitment Expiration Date and (ii) the date upon which the Term A Loans shall be made to the Borrower (if any such Loans shall be made hereunder), computed at a per annum rate of 0.75% and based on the Aggregate Term A Commitment. Such fee shall be payable quarterly in arrears on the last day of each March, June, September and December, commencing on the first such date to occur after the Closing Date, and on the Term A Commitment Expiration Date or the date upon the Term A Loans are made, as applicable.

       2.19  Mitigation of Costs.  If any Lender, by changing its Applicable
             -------------------
Lending Office or taking any other reasonable action, so long as making such change or taking such other action is not disadvantageous to it in any financial, regulatory or other respect (as determined in such Lender's sole discretion), can mitigate any adverse effect on the Borrower under Section 2.12, 2.14, 2.15, or 2.16, such Lender shall take such action.

       SECTION 3. REPRESENTATIONS AND WARRANTIES

       To induce the Lenders to enter into this Agreement and to make the Loans and participate in the Letters of Credit, and to induce the Agent to issue the Letters of Credit, the Borrower hereby represents and warrants to the Agent and each Lender that:

       3.1   Organization and Good Standing. The Borrower and each Subsidiary
             ------------------------------
(a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite power and authority (corporate, partnership, limited liability company and otherwise) to own its properties and to conduct its business as now conducted and as currently proposed to be conducted and (c) except as could not reasonably be expected to have a Material Adverse Effect, is duly qualified to conduct business as a foreign organization and is currently in good standing in each state and jurisdiction in which it conducts business. Each state and jurisdiction in which the Borrower or any Subsidiary is organized or is (or should be) qualified to conduct business is listed on Schedule 3.1 hereto.

       3.2   Power and Authority. The Borrower has all requisite power and
             -------------------
authority under applicable law and under its Organic Documents to borrow hereunder. The Borrower and each Subsidiary has all requisite power and authority under applicable law and under its Organic Documents to execute, deliver and perform the obligations under the Loan Documents to which it is a party. Except as disclosed on Schedule 3.2 hereto, all actions, waivers and consents (corporate, regulatory and otherwise) necessary or appropriate for the Borrower and each Subsidiary to execute, deliver and perform the Loan Documents to which it is a party have been taken and/or received.

       3.3   Validity and Legal Effect. This Agreement constitutes, and the
             -------------------------
other Loan Documents to which the Borrower or any Subsidiary is a party constitute (or will constitute

** greater than
when executed and delivered), the legal, valid and binding obligations of the Borrower and each Subsidiary enforceable against it in accordance with the terms thereof.

       3.4  No Violation of Laws or Agreements. The execution, delivery and
            ----------------------------------
performance of the Loan Documents, (a) will not violate or contravene any Requirement of Law, (b) will not result in any material breach or violation of, or constitute a material default under, any agreement or instrument by which the Borrower, any Subsidiary or any of its respective property may be bound, and (c) will not result in or require the creation of any Lien (other than pursuant to the Loan Documents ) upon or with respect to any properties of the Borrower or any Subsidiary, whether such properties are now owned or hereafter acquired.

       3.5  Title to Assets; Existing Encumbrances; Intellectual and Real
            -------------------------------------------------------------
Property. The Borrower and each Subsidiary has good and marketable title to all
--------
of its real and personal properties and assets, free and clear of any Liens, except the security interests granted to the Agent for the benefit of the Lenders under the Loan Documents. Schedule B to the Security Agreement and each Guarantor Security Agreement lists each trademark, service mark, copyright, patent, database, customized application software and systems integration software, trade secret and other intellectual property owned, licensed, leased, controlled or applied for by the Borrower or any Subsidiary (the "Intellectual
                                                                  ------------
Property"). To the Borrower' knowledge, no claim has been asserted and is
--------
pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. To the Borrower's knowledge, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, nor, to the Borrower's knowledge, does the use by other Persons of such Intellectual Property infringe on the rights of the Borrower and its Subsidiaries. Schedule 3.5A hereto lists each real property interest and license owned, leased or otherwise used by the Borrower or any Subsidiary, together with relevant identifying information describing, among other things, the location and use of each such real property interest or license, and whether such interest is owned or leased. Each such property and asset is in good order and repair (ordinary wear and tear excepted) and is fully covered by the insurance required under the Loan Documents. Each such property and asset owned by the Borrower is titled in the current legal name of the Borrower. Each such property and asset owned by any Subsidiary is titled in the current legal name of such Subsidiary. Neither the Borrower nor any Subsidiary has used (or permitted the filing of any financing statement under) any legal or operating name at any time during the twelve consecutive calendar months immediately preceding the execution of this Agreement, except as identified on Schedule 3.5B hereto.

       3.6  Capital Structure and Equity Ownership.(a) Schedule 3.6A hereto
            --------------------------------------
accurately and completely discloses (a) the number of shares and classes of equity ownership rights and interests of the Borrower (whether existing as common or preferred stock, general or limited partnership interests, or limited liability company membership interests, or warrants, options or other instruments convertible into such equity) and (b) the ownership thereof. All such shares and interests are validly existing, fully paid and non-assessable.

       (b) As of the Closing Date, there are no Equityholder Agreements except as set forth on Schedule 3.6B.

       3.7   Subsidiaries, Affiliates and Investments. Schedule 3.7 hereto
             ----------------------------------------
accurately and completely discloses (a) each Subsidiary and Affiliate of the Borrower (other than its officers and directors) and (b) each investment in or loan to any other Person by the Borrower or any Subsidiary.

       3.8   Material Contracts.  Each Material Contract existing as of the
             ------------------
Closing Date is set forth on Schedule 3.8. Neither the Borrower nor any Subsidiary has committed any unwaived material breach or default under any Material Contract, and the Borrower has no knowledge or reason to believe that any other party to any Material Contract has or might have committed any material unwaived breach or default thereof. Each Material Contract is a legal, valid and binding obligation of the Borrower or Subsidiary, as the case may be, party thereto, enforceable in accordance with its terms. The Agent has received a complete and correct copy of each Material Contract (including in each case all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto, if any) and all amendments thereto and other side letters or agreements affecting the terms thereof.

       3.9   Media Licenses.  The Borrower and each Subsidiary possesses all
             --------------
Media Licenses necessary or required in the conduct of its businesses and/or the operation of its properties. Each Media License is valid, binding and enforceable on, against and by the Borrower or such Subsidiary, as applicable. Each Media License is subsisting without any material defaults thereunder or enforceable adverse limitations thereon, and no Media License is subject to any proceedings or claims opposing the issuance, renewal, development or use thereof or contesting the validity thereof. Schedule 3.9 hereto accurately and completely lists each material Media License directly or indirectly owned by the Borrower or any Subsidiary (including, whether or not otherwise "material", each Media License issued by the FCC, and further including all pending applications and renewals therefor), together with relevant identifying information describing such Media License. With respect to each FCC license listed on
Schedule 3.9 hereto, the description includes, among other things, the call sign, frequency, location, file number, issuance date (original or most recent renewal), and expiration date.

       3.10  Taxes and Assessments. Except as disclosed on Schedule 3.10 hereto,
             ---------------------
the Borrower and each Subsidiary has timely filed all required tax returns and reports (federal, state and local) or has properly filed for extensions of the time for the filing thereof. The Borrower has no knowledge of any deficiency, penalty or additional assessment due or appropriate in connection with any such taxes. All taxes (federal, state and local) imposed upon the Borrower or any Subsidiary or any of its properties, operations or income have been paid and discharged prior to the date when any interest or penalty would accrue for the nonpayment thereof, except for those taxes being contested in good faith by appropriate proceedings diligently prosecuted and with adequate reserves reflected on the financial statements in accordance with GAAP (all as also disclosed on Schedule 3.10 hereto). There are no taxes imposed on the Borrower or its Subsidiaries by any political subdivision or taxing authority due or payable either on or by virtue of the execution and delivery by the Borrower, the Agent, or the Lenders of this Agreement or any other Loan Document to which the Borrower or the Subsidiaries are party, or on any payment to be made by the Borrower pursuant hereto or thereto.

       3.11  Litigation and Legal Proceedings. Except as disclosed on Schedule
             --------------------------------
3.11 hereto, there is no litigation, claim, investigation, administrative proceeding, labor controversy or similar action that is pending or, to the best of the Borrower's knowledge and information after due inquiry, threatened (i) with respect to any Loan Document or the transactions contemplated thereby or (ii) against the Borrower, any Subsidiary or any Property that, if adversely resolved, could have a Material Adverse Effect.

       3.12  Accuracy of Financial Information.
             ---------------------------------

       (a) All information previously furnished to the Agent and the Lenders that was prepared by or on behalf of the Borrower concerning the financial condition and operations of the Borrower and its Subsidiaries, including (i) the unaudited consolidated and consolidating financial statements of the Borrower as of June 30, 2000 for the quarter then ended as well as for the 6 months ended as of the end of such quarter, (ii) the audited consolidated financial statements of the Borrower as of December 31, 1999, (iii) the unaudited consolidated and consolidating financial statements of Z-Spanish Media Corporation as of June 30, 2000 for the quarter then ended as well as for the six months ended as of the end of such quarter, (iv) the audited consolidated financial statements of Z-Spanish Media Corporation as of December 31, 1999, (v) the unaudited consolidated and consolidating financial statements of Latin Communications Group Inc. of March 31, 2000 for the quarter then ended, (vi) the audited consolidated financial statements of Latin Communications Group Inc as of December 31, 1999 (A) have been prepared in accordance with GAAP consistently applied (except as described in Schedule 3.12 hereto), (B) are true, accurate and complete in all material respects, (C) fairly present the financial condition of the organizations covered thereby as of the dates and for the periods covered thereby and (D) disclose all material liabilities (contingent and otherwise) of the Borrower; provided, that, with regard to clause (i), to
                                --------  ----
the extent such financial statements relate to an Acquisition (and to periods prior to the date such Acquisition was consummated by the Borrower), the foregoing representations shall be given to the best of the Borrower's knowledge.

       (b) Since December 31, 1999 there has been no event or condition resulting in a Material Adverse Effect.

       3.13  Accuracy of Other Information. All information contained in any
             -----------------------------
material application, schedule, report, certificate, or any other document given to the Agent or any Lender by the Borrower or any other Person in connection with the Loan Documents is in all material respects true, accurate and complete, and no such Person has omitted to state therein (or failed to include in any such document) any material fact or any fact necessary to make such information not misleading. All projections given to the Agent or any Lender by the Borrower or any other Person on behalf of the Borrower have been prepared with a reasonable basis and in good faith making use of such information as was available at the date such projection was made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made and as of the Closing Date, it being recognized that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

       3.14  Compliance with Laws Generally. The Borrower and each Subsidiary is
             ------------------------------
in compliance in all material respects with all Requirements of Law applicable to it, its operations and its properties.

       3.15  ERISA Compliance.
             ----------------

       (a) The Borrower and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA, and all rules, regulations and orders implementing ERISA.

       (b) None of the Borrower, any Subsidiary or any ERISA Affiliate thereof maintains or contributes to (or has maintained or contributed to) any Multiemployer Plan under which the Borrower, any Subsidiary or any ERISA Affiliate thereof could have any withdrawal liability.

       (c) None of the Borrower, any Subsidiary or any ERISA Affiliate thereof sponsors or maintains any defined benefit pension plan under which there is an accumulated funding deficiency within the meaning of Section 412 of the Code, whether or not waived.

       (d) The liability for accrued benefits under each defined benefit pension plan that will be sponsored or maintained by the Borrower, any Subsidiary or any ERISA Affiliate thereof (determined on the basis of the actuarial assumptions utilized by the PBGC) does not exceed the aggregate fair market value of the assets under each such defined benefit pension plan.

       (e) The aggregate liability of the Borrower, each Subsidiary and each ERISA Affiliate thereof arising out of or relating to a failure of any employee benefit plan within the meaning of Section 3(2) of ERISA to comply with provisions of ERISA or the Code will not have a Material Adverse Effect.

       (f) There does not exist any unfunded liability (determined on the basis of actuarial assumptions utilized by the actuary for the plan in preparing the most recent annual report) of the Borrower, any Subsidiary or any ERISA Affiliate thereof under any plan, program or arrangement providing post-retirement, life or health benefits.

       (g) No Reportable Event and no Prohibited Transaction has occurred or is occurring with respect to any plan with which the Borrower or any Subsidiary is associated.

       3.16  Environmental Compliance.
             ------------------------

       (a) The Borrower and each Subsidiary has received all permits and filed all notifications necessary under and is otherwise in compliance in all material respects with all federal, state and local laws, rules and regulations governing the control, removal, storage, transportation, spill, release or discharge of hazardous or toxic wastes, substances and petroleum products, including, without limitation, as provided in the provisions of and the regulations under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, (ii) the Solid Waste Disposal Act, (iii) the Clean Water Act and the Clean Air Act, (iv) the Hazardous Materials Transportation Act, (v) the Resource Conservation and Recovery Act of 1976 and (vi) the Federal Water Pollution Control Act Amendments of 1972 (all of the foregoing enumerated and non-enumerated statutes, including without limitation any applicable state or local statutes, all as amended, collectively, the "Environmental Control Statutes").
                   ------------------------------

       (b) Neither the Borrower nor any Subsidiary has given any written or oral notice to the Environmental Protection Agency ("EPA") or any state or local
                                                     ---
agency with regard to any
actual or imminently threatened removal, storage, transportation, spill, release or discharge of hazardous or toxic wastes, substances or petroleum products either (i) on properties owned or leased by the Borrower or such Subsidiary or
(ii) otherwise in connection with the conduct of its business and operations.

       (c) Neither the Borrower nor any Subsidiary has received notice that it is potentially responsible for costs of clean-up of any actual or imminently threatened spill, release or discharge of hazardous or toxic wastes or substances or petroleum products pursuant to any Environmental Control Statute.

       (d) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Control Statute to which the Borrower or any of its Subsidiaries is named as a party with respect to the Properties or the business conducted at the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Control Statute with respect to the Properties or such business.

       3.17  Federal Regulations.  No Letter of Credit and no part of the
             -------------------
proceeds of any Loans are intended to be or will be used, directly or indirectly for any purpose which violates the provisions of the Regulations of the Board of Governors of the Federal Reserve System. If requested by any Lender or the Agent, and in any event upon consummation of any acquisition involving the purchase of stock constituting margin stock by the Borrower or any Subsidiary, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of Form U-1 referred to in Regulation U.

       3.18  Fees and Commissions. Except as disclosed on Schedule 3.18 hereto
             --------------------
or as required by Section 2.18 hereof or the letter referred to in Section 4.1(g), neither the Borrower nor any Subsidiary owes or will owe any fees or commissions of any kind in connection with this Agreement or the transactions contemplated hereby (including any acquisition consummated under Section 6.7(a) or (b)), and the Borrower does not know of any claim (or any basis for any claim) for any fees or commissions in connection with this Agreement or such transactions.

       3.19  Solvency.  Immediately prior to and upon the execution of this
             --------
Agreement and the funding of the Loans and the issuance of any Letters of Credit to be funded or issued on the Closing Date, the Borrower and each Subsidiary was, is and will be Solvent.

       3.20  FCC-Related Representations.  Without limiting the generality of
             ---------------------------
the foregoing representations and warranties, the Borrower further represents and warrants as follows:

       (a) Except as described on Schedule 3.21 hereto, there is no outstanding or unresolved (i) application by the Borrower or any Subsidiary for any Media License (except for those applications described on Schedule 3.9, if any, for modifications of facilities or licenses to cover construction permits), including any renewal of any Media License, (ii) to the best of the Borrower's knowledge, material complaint to the FCC regarding the Borrower or any Subsidiary or any Media License, (iii) litigation, investigation or other inquiry by or before the FCC involving the Borrower, any Subsidiary or any Media Licenses, or (iv) FCC enforcement proceeding against the Borrower, any Subsidiary or any Media License, including without limitation, any notice of violation, any notice of apparent liability for forfeiture, or any forfeiture.

       (b) The Media Licenses identified on Schedule 3.9 hereto constitute all of the Media Licenses required by the Communications Act for the operation of the Borrower's and each Subsidiary's business as it is currently being operated. Each such Media License is validly outstanding and effective and has been renewed by the FCC without condition for a full term in accordance with the Communications Act. None of the Media Licenses identified on Schedule 3.9 is subject to any condition that could have a Material Adverse Effect. The operation and ownership of each of the Stations by the Borrower and its Subsidiaries complies with the Communications Act in all material respects. There are no modifications, amendments or revocations (pending or, to the best knowledge of the Borrower after due inquiry, threatened) that could materially and adversely affect the operations or financial condition of the Borrower, any Subsidiary or any Station. After due inquiry, the Borrower knows of no reason why the FCC would not routinely grant, for a full term and without condition, the application by the Borrower or such Subsidiary, as applicable, for the renewal of each such Media License over which the FCC has jurisdiction, when and as such application shall become due to be filed with the FCC.

       (c) Except as described on Schedule 3.21 hereto, after due inquiry, the Borrower knows of no application currently pending before, or to be filed with, the FCC, the grant of which application would result in the authorization of a new or modified station whose authorized transmissions would materially and impermissibly interfere with any of the operations, signals, transmission or receptions of the Borrower or its Subsidiaries (as such impermissible interference is described in the FCC's rules, regulations and policies, including, without limitation, the FCC's rules relating to Receiver Induced Third Order Intermodulation Effect, Blanketing, Antenna Separation, Desired-to-Undesired Signal Ratios, and Prohibited Contour Overlap).

       (d) The Borrower and its Subsidiaries have obtained and hold all authorizations required by the FCC for delivery of programming to foreign broadcast stations pursuant to Section 325(c) of the Communications Act to the extent required by their respective businesses and operations. All of such authorizations are in effect, and, to the Borrower's knowledge, there is no reason to believe that any such authorization would not be renewed in the ordinary course.

       (e) The Borrower and the Subsidiaries are in compliance with the provisions of Section 310(b) of the Communications Act relating to the interests of non-U.S. persons in broadcast licensees.

       3.21  Investment Company Act; Other Regulations. Neither the Borrower nor
             -----------------------------------------
any Subsidiary is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").
                 ----------------------

       3.22  Copyright Act Requirements.  The Borrower and each Subsidiary has
             --------------------------
recorded or deposited with and paid to the United States Copyright Office, the Registrar of Copyrights, the Patent and Trademark Office, the American Society of Composers, Authors and Publishers,

Broadcast Music, Inc. and/or any other licensors of copyrighted materials, all notices, statements of account, royalty fees and other documents and instruments required under the terms and conditions of any patent, trademark, service mark, trade name and copyright used in the operation of a Station and/or the Copyright Act of 1976, as amended from time to time, and the rules and regulations promulgated thereunder and, except as disclosed in writing to the Agent, is not liable in a material amount to any Person for copyright infringement under any law, rule, regulation, contract or license as a result of its business operation.

       3.23  Nature of Business.  Neither the Borrower nor any of its
             ------------------
Subsidiaries is engaged in any material business other than (i) the ownership and operation of primarily Spanish-language television and radio stations and translators, (ii) the outdoor advertising business, (iii) the acquisition, financing, production and exploitation of programming, (iv) the publishing business and (v) the ownership of stock of or other interests in companies that own and operate such facilities and businesses.

       3.24  Ranking of Loans.  This Agreement and the other Loan Documents to
             ----------------
which the Borrower is party, when executed, and the Loans, when borrowed are and will be the direct and general obligations of the Borrower. The Borrower's obligations hereunder and thereunder rank and will rank at least pari passu in
                                                                 ---- -----
priority of payment to all other Senior Debt.

       3.25  Condemnation.  To the Borrower's knowledge, no taking of any of the
             ------------
Properties or any part thereof through eminent domain, conveyance in lieu thereof, condemnation or similar proceeding is pending or, to the knowledge of the Borrower, threatened by any Governmental Authority.

       3.26  Outdoor Licenses. The Borrower and each Subsidiary has all Outdoor
             ----------------
Licenses required for it lawfully to own and operate its outdoor advertising properties, except for those Outdoor Licenses the failure of which to have could not reasonably be expected to have a Material Adverse Effect. The Borrower and each Subsidiary is in compliance in all material respects with all such Outdoor Licenses. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any Outdoor License required for the lawful ownership and operation of such outdoor advertising properties and there is no claim that any thereof is not in full force and effect.

       SECTION 4.  CONDITIONS PRECEDENT

       4.1   Conditions to Closing Date. The agreement of each Lender to make
             --------------------------
the Loans requested to be made by it on the Closing Date and participate in any Letters of Credit issued on the Closing Date and the agreement of the Agent to issue any Letters of Credit requested to be issued on the Closing Date are subject to the satisfaction, immediately prior to or concurrently with the making of such Loans and/or the issuance of and participation in such Letters of Credit on the Closing Date, of the following conditions precedent:

       (a)   Credit Agreement.  The Agent shall have received this Agreement,
             ----------------
executed and delivered by an officer of the Borrower as of the Closing Date.

       (b)   Other Loan Documents. The Agent shall have received any Notes, the
             --------------------
Guarantees, the Guarantor Security Agreements, the Security Agreement and all UCC-1

Financing Statements and other agreements or instruments required to create or perfect a security interest in the Collateral and the Guarantor Collateral executed in connection herewith, in each case executed and delivered by an officer of the relevant Obligor.

       (c)  Significant Transactions. (i) The Z-Spanish Merger shall have been
            ------------------------
consummated in accordance with the terms of the Z-Spanish Merger Agreement and
(ii) the Entravision IPO shall have been consummated and the Borrower shall have received net proceeds of at least $600,000,000 in connection therewith, and the Agent shall have received a certificate of a Responsible Officer of the Borrower to such effect.

       (d)  Incumbency Certificates. The Agent shall have received an incumbency
            -----------------------
certificate of the Borrower, each Subsidiary and Univision, in each case dated the Closing Date, executed by one of its Responsible Officers or its Secretary or Assistant Secretary.

       (e)  Corporate/Limited Liability Company Proceedings. The Agent shall
            -----------------------------------------------
have received a copy of the resolutions of the Board of Directors of the Borrower and each corporate Guarantor, and a copy of the resolutions of the Executive Committee (or similar governing authority) of each limited liability company Guarantor, each dated as of the Closing Date authorizing (i) the execution, delivery and performance of the Loan Documents to which it is or will be a party and (ii) the borrowings contemplated hereunder (in the case of the Borrower), in each case certified on behalf of the relevant Obligor by the Secretary or an Assistant Secretary of such Obligor or the Managing Member(s) of such Obligor, as applicable, as of the Closing Date, which certificate states that such resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

       (f)  Organic Documents. The Agent shall have received copies of the
            -----------------
Organic Documents of the Borrower and each Guarantor, certified as of the Closing Date as complete and correct copies thereof (or, with respect to copies of Organic Documents which have not been amended since their delivery to the Agent under the Entravision LLC Credit Agreement, a certificate stating that such copies remain complete and correct and such documents have not been amended) on behalf of the relevant Obligor by the Secretary or an Assistant Secretary of such Obligor.

       (g)  Fees and Costs. The Agent shall have received payment of all fees,
            --------------
costs and expenses, including legal fees (if requested by the Agent) and the fees set forth in the fee side letters executed by the Borrower and the Agent in connection herewith, accrued and unpaid and otherwise due and payable on or before the Closing Date by the Borrower in connection with this Agreement.

       (h)  Legal Opinions.  The Agent shall have received, with a counterpart
            --------------
for each Lender, the following executed legal opinions:

            (i) the executed legal opinion of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P., counsel to the Borrower and the Guarantors, in form and substance satisfactory to the Agent; and

            (ii) the executed legal opinion of Thompson, Hine & Flory, LLP, FCC counsel to the Borrower and the Guarantors, in form and substance satisfactory to the Agent.

       (i)  Material Contracts.  The Agent shall have received, with a
            ------------------
counterpart for each Lender, copies of (i) each Material Contract, (ii) each Equityholder Agreement and (iii) the Z-Spanish Merger Agreement, all as certified as true and correct by a Responsible Officer of the Borrower (or, with respect to copies of such documents which have not been amended since their delivery to the Agent under the Entravision LLC Credit Agreement, a certificate stating that such copies remain complete and correct and such documents have not been amended).

       (j)  Lien Searches.  The Agent shall have received such UCC searches as
            -------------
it shall deem necessary.

       (k)  Stock Certificates; Etc.  The Agent shall have received, to the
            -----------------------
extent not previously delivered to the Agent under the Entravision LLC Credit Agreement, (i) original stock certificates representing all outstanding shares of stock of each corporate Subsidiary, together with an undated stock power for each of such certificates, duly executed in blank by an authorized officer of the pledgor and (ii) such Limited Liability Company Notices and Limited Liability Company Acknowledgments as are required by the Security Agreement and the Guarantor Security Agreement.

       (l)  Good Standing Certificates. With respect to the Borrower and each
            --------------------------
Guarantor, the Agent shall have received a certificate, dated a recent date, of the Secretary of State of the state of formation of such Obligor and each other jurisdiction where such Obligor is required to be qualified to do business under such jurisdiction's law, certifying as to the existence and good standing of and, if available from such state, the payment of taxes by, each Obligor in such state.

       (m)  Consent to Assign.  A Consent to Assign, executed by Univision with
            -----------------
regard to each Affiliation Agreement between Univision and the Borrower or a Subsidiary.

       (n)  No Default/Representations.  No Default shall have occurred and be
            --------------------------
continuing on the Closing Date or would occur after giving effect to the Loans requested to be made, or Letters of Credit requested to be issued, on the Closing Date, and the representations and warranties contained in this Agreement and each other Loan Document and certificate or other writing delivered to the Lenders in satisfaction of the conditions set forth in this Section 4.1 prior to or on the Closing Date shall be correct in all material respects on and as of the Closing Date, and the Agent shall have received a certificate of the Borrower to such effect in the form of Exhibit C, dated as of the Closing Date and executed by a Responsible Officer of the Borrower.

       (o)  No Prohibitions. No statute, rule, regulation, order, decree or
            ---------------
preliminary or permanent injunction of any court or administrative agency or, to the best knowledge of the Borrower, any such action threatened by any Person, shall be in effect that prohibits the Lenders from consummating the transactions contemplated by this Agreement or any other Loan Document, and the Agent shall have received a certificate of a Responsible Officer of the Borrower to such effect.

       (p)  Solvency Certificate. The Agent shall have received a certificate of
            --------------------
the Chief Financial Officer of the Borrower and each Guarantor to the effect that the Borrower and each Guarantor is Solvent after giving effect to the funding of the Loans and the issuance of any Letters of Credit to be made or issued on the Closing Date, the execution and delivery of the

Guarantees, and the payment of all estimated legal, investment banking, accounting, and other fees related hereto and thereto.

       (q)  Insurance Policies. The Agent shall have received evidence that the
            ------------------
insurance policies provided for in Section 5.5 and in the other Loan Documents are in full force and effect, certified by the insurance broker therefor, together with appropriate evidence showing the Agent as an additional named insured or loss payee, as appropriate, for the benefit of the Lenders, all in form and substance reasonably satisfactory to the Agent.

       (r)  Operational Consents; FCC Matters.  The Agent shall have received
            ---------------------------------
evidence, in form and substance reasonably satisfactory to the Agent that (i) the Borrower and its Subsidiaries have obtained all FCC consents and licenses required by law or necessary for the operation of the Borrower and its Subsidiaries and (ii) the Borrower and its Subsidiaries have obtained all other consents and licenses required by law or necessary for the operation of the Borrower and its Subsidiaries.

       (s)  Repayment of Certain Indebtedness. The Agent shall have received
            ---------------------------------
evidence, in form and substance reasonably satisfactory to the Agent, that all Indebtedness of the Borrower and the Subsidiaries not permitted by Section 6.2 has been repaid and all Liens in connection therewith have been terminated (or arrangements for such termination satisfactory to the Agent shall have been made), including but not limited to all Indebtedness under (i) the Entravision LLC Credit Agreement, (ii) that certain Amended and Restated Credit Agreement dated as of January 20, 1999 among Z-Spanish Radio Network, Inc., City National Bank, as administrative agent, et al., (iii) that certain Credit Agreement dated as of January 20, 1999 among Glendale Broadcasting, Inc., Azle Broadcasting, Inc, City National Bank, as administrative agent, et al., (iv) that certain Term Loan Agreement among LCG Acquisition Corporation, UBOC, as administrative agent, et al and (v) that certain credit agreement among Vista Media Group, Inc., certain lenders, and Bank of Montreal, as agent for such lenders.

       (t)  Leverage at Closing, Etc. The pro forma Maximum Total Debt Ratio of
            ------------------------
the Borrower on the Closing Date, assuming (i) the repayment of indebtedness and the borrowing of loans scheduled to be borrowed and repaid on the Closing Date,
(ii) the consummation of the Z-Spanish Merger and (iii) the consummation of the Entravision IPO, does not exceed 6.00:1.00, and the Agent shall have received a pro forma Covenant Compliance Certificate of a Responsible Officer of the Borrower.

       (u)  Additional Proceedings.  The Agent shall have received such other
            ----------------------
approvals, opinions and documents as any Lender, through the Agent, may reasonably request and all legal matters incident to the making of such Loans and issuance of such Letters of Credit shall be reasonably satisfactory to the Agent.

       4.2  Conditions to Incremental Loans. The agreement of each Incremental
            -------------------------------
Loan Lender to make the initial Incremental Loans on or after each Activation Date shall be subject to the satisfaction, immediately prior to or concurrently with the making of such Loans of the following conditions precedent (in addition to such other conditions precedent, including the payment of facility fees, as shall be mutually agreed to by the Borrower and the Incremental Loan Lenders prior to such Activation Date), in each case to the satisfaction of the Agent and the Majority Incremental Loan Lenders:

       (a)  Closing Date.  The Closing Date shall have occurred.
            ------------

       (b)  Incremental Notes. The Agent shall have received, if desired by any
            -----------------
Incremental Loan Lender, an Incremental Note duly executed by the Borrower in favor of such Lender in a principal amount equal to such Incremental Loan Lender's Incremental Loan Commitment.

       (c)  Corporate/Limited Liability Proceedings. The Agent shall have
            ---------------------------------------
received a copy of the resolutions of the Board of Directors of the Borrower and each corporate Guarantor and a copy of the resolutions of the Executive Committee (or similar governing authority) of each limited liability company Guarantor, each dated as of the date of such initial borrowing authorizing the borrowing of Incremental Loans pursuant to the Incremental Loan Commitments and certified by the Secretary or an Assistant Secretary, or the Managing Member(s), of such Obligor, which certificate states that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect.

       (d)  Omnibus Certificate.  The Agent shall have received an Omnibus
            -------------------
Certificate of the Borrower and each Guarantor, dated the date of such borrowing, stating that (i) the Organic Documents and Incumbency Certificate of the Borrower or Guarantor delivered to the Agent on the Closing Date remain true and correct and in full force and effect with no amendments thereto (or, if amended, attaching copies of such amendments not previously delivered to the Agent), (ii) the copies of the Material Contracts delivered to the Agent on the Closing Date remain true and correct and in full force and effect with no amendments thereto (or, if amended, attaching copies of such amendments not previously delivered to the Agent) and such Material Contracts constitute all Material Contracts (or, if additional Material Contracts have been entered into, attaching copies of such contracts) and (iii) no change in the Borrower's financial condition or otherwise has occurred which would make any financial certificate delivered to the Agent in connection with the Closing Date incorrect or misleading.

       (e)  Fees and Costs. The Agent shall have received payment of all fees,
            --------------
costs and expenses, including legal fees, accrued and unpaid and otherwise due and payable on or before such date by the Borrower in connection with this Agreement.

       (f)  Pro Forma Covenant Compliance Certificate.  The Agent shall have
            -----------------------------------------
received a Covenant Compliance Certificate showing compliance with the covenants referred to therein, on a pro forma basis, as of such date.
                          --- -----

       (g)  No Default/Representations. No Default shall have occurred and be
            --------------------------
continuing on such borrowing date or would occur after giving effect to the Loans requested to be made on such borrowing date and the representations and warranties contained in this Agreement and each other Loan Document and certificate or other writing delivered to the Lenders in satisfaction of the conditions set forth in this Section 4.2 prior to or on such borrowing date shall be correct in all material respects on and as of such borrowing date, and the Agent shall have received a certificate of the Borrower to such effect in the form of Exhibit C, dated as of such borrowing date and executed by a Responsible Officer of the Borrower.

       (h)  Additional Proceedings. The Agent shall have received such other
            ----------------------
approvals, opinions and documents as any Incremental Loan Lender, through the Agent, may reasonably request and all legal matters incident to the making of such Incremental Loans shall be reasonably satisfactory to the Agent.

       4.3  Conditions to Each Loan or Letter of Credit. The agreement of each
            -------------------------------------------
Lender to make each Loan and to participate in each Letter of Credit, and the agreement of the Agent to issue each Letter of Credit, requested to be made, issued or participated in by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or the issuance or participation in such Letter of Credit, of the following conditions precedent:

       (a)  Representations and Warranties; No Default. The following statements
            ------------------------------------------
shall be true on a pro forma basis and the Borrower's acceptance of the proceeds of such Loan or its delivery of an executed Letter of Credit Request shall be deemed to be a representation and warranty of the Borrower on the date of such Loan or as of the date of issuance of such Letter of Credit, as applicable, that:

            (i) The representations and warranties contained in this Agreement and in each other Loan Document and certificate or other writing delivered to the Lenders prior to, on or after the Closing Date pursuant hereto and on or prior to the date for such Loan or the issuance of such Letter of Credit are correct on and as of such date in all material respects as though made on and as of such date except to the extent that such representations and warranties expressly relate to an earlier date; and

            (ii) No Default has occurred and is continuing or would result from the making of the Loan to be made on such date or the issuance of such Letter of Credit as of such date.

       (b)  Legality. The making of such Loan or the issuance of such Letter of
            --------
Credit, as applicable, shall not contravene any law, rule or regulation applicable to any Lender or the Borrower or any other Obligor.

       (c)  Borrowing Notice/Letter of Credit Request. The Agent shall have
            -----------------------------------------
received a borrowing notice or Letter of Credit Request, as applicable, pursuant to the provisions of this Agreement from the Borrower.

       4.4  Condition Subsequent. The Agent shall have received, (i) within 60
            --------------------
days after the Closing Date, an amendment, in form and substance satisfactory to the Agent, to the CFN Pledge Agreement, along with such Mexican notarizations, resolutions, filings, certifications and other documents, agreements or actions as the Agent shall request in connection therewith and (ii) on or before October 16, 2000, stock certificate(s), accompanied by appropriate stock power(s) executed in blank, representing 51% of the Capital Stock of CBCSD owned by the Borrower and not delivered to the Agent on the Closing Date (such that, when taken together with the stock certificates therefor delivered on the Closing Date, the Agent will hold stock certificates representing the full 95% interest owned by the Borrower in CBCSD).

       SECTION 5. AFFIRMATIVE COVENANTS

       The Borrower hereby agrees that from and after the Closing Date, so long as any Commitment remains in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder, or any Letter of Credit remains outstanding:

       5.1  Financial Statements
            --------------------

       (a) Within 120 days after the close of each fiscal year, the Borrower shall deliver to the Agent, for distribution to the Lenders, the audited annual consolidated financial statements of the Borrower, including a balance sheet, an income statement, a cash flow statement and a reconciliation of consolidated net worth (with accompanying notes and schedules), in each case as contained in the Form 10-K for such fiscal year provided by the Borrower to the SEC; provided
                                                                    --------
that if such Form 10-K is no longer required to be so provided by the Borrower
----
or does not include such audited financial statements, then the Borrower shall deliver to the Agent, for distribution to the Lenders, comparable audited financial statements. The financial statements referred to in clause (i) must be
(x) prepared in accordance with GAAP consistently applied and (y) certified without qualification by the Accountants. Together with such audited financial statements, the Agent must also receive a certificate signed by such Accountants, at the time of the completion of the annual audit, (A) stating that the financial statements fairly present the consolidated financial condition of the Borrower as of the date thereof and for the periods covered thereby and (B) that, to the knowledge of such Accountants, no Default exists under Section 6.1, to the extent such Section relates to accounting matters. In addition, such financial statements shall be accompanied by a certificate of a Responsible Officer of the Borrower substantially in the form of Exhibit G hereto setting forth the calculation of Excess Cash Flow for such fiscal year;

       (b) Within 45 days of the end of each fiscal quarter, the Borrower shall deliver to the Agent, for distribution to the Lenders, unaudited consolidated financial statements of the Borrower for such quarter, including a balance sheet, income statement and cash flow statement (with appropriate notes and schedules), prepared in accordance with GAAP consistently applied, and a report on the Borrower's and the Subsidiaries' television business, radio business, outdoor advertising business and publishing business, in each case as contained in the Form 10-Q for such fiscal quarter provided by the Borrower to the SEC; provided that if such Form 10-Q is no longer required to be so provided by the
-------- ----
Borrower or does not include such financial statements, then the Borrower shall deliver to the Agent, for distribution to the Lenders, comparable financial statements. Together with such quarterly financial statements, the Agent must also receive (i) a certificate executed by the Chief Financial Officer of the Borrower (A) stating that such financial statements fairly present the consolidated financial condition of the Borrower as of the date thereof and for the periods covered thereby and (B) certifying that to the best of such officer's knowledge, no Default has occurred and (ii) a Covenant Compliance Certificate.

       (c) Within 30 days of the end of each month, the Borrower shall deliver to the Agent, for distribution to the Lenders, (x) an unaudited monthly consolidated income statement, (y) an unaudited income statement for the twelve months ended as of the end of such month and (z) an unaudited income statement for the period from the beginning of such fiscal year through the end of such month. In the case of the income statement referred to in clause (x), such income statement shall include a comparison of the results of such month with
(i) the budgeted results set forth in the budget referred to in Section 5.2(c) (or, prior to delivery of such budget, the budget delivered to the Agent in connection with the preparation of this Credit Agreement) and (ii) the same period for the prior fiscal year, in each case in form and substance acceptable to the Agent, certified by a Responsible Officer of the Borrower as fairly presenting the financial condition of the Borrower as of the date thereof and for the period covered thereby.

       5.2  Certificates; Other Information. The Borrower shall furnish to the
            -------------------------------
Agent, for distribution to the Lenders:

       (a) within ten Business Days after the same are filed, copies of all financial statements and reports which the Borrower or any Subsidiary may make to, or file with, the SEC or any successor or analogous Governmental Authority;

       (b) promptly but, in any event, within ten Business Days after receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to the Borrower or any Subsidiary by the Accountants in connection with any annual or interim audit of the books thereof;

       (c) by March 1 of each year, commencing with the fiscal year ending on December 31, 2001, a copy of the annual operating budget for the Borrower and its Subsidiaries for such fiscal year, in form satisfactory to the Agent;

       (d) as soon as possible and in any event within five Business Days after the occurrence of a Default or, in the good faith determination of a Responsible Officer of the Borrower, a Material Adverse Effect, the written statement by a Responsible Officer of the Borrower, setting forth the details of such Default or Material Adverse Effect and the action which the Borrower proposes to take with respect thereto;

       (e) promptly, but in any event within 30 days after any change in the senior management personnel of the Borrower (including any change in the title or status of Walter F. Ulloa, Philip C. Wilkinson or Jeanette Tully), written notice of such change;

       (f) promptly but, in any event, within ten Business Days after the same become available, copies of all statements, reports and other information which the Borrower disseminates to the public in compliance with SEC disclosure obligations;

       (g) (A) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower proposes to take with respect thereto, (B) promptly and in any event within ten days after receipt thereof by the Borrower or any ERISA Affiliate of the Borrower from the PBGC, copies of each notice received by the Borrower or such ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan maintained for or covering employees of the Borrower or any Subsidiary if the present value of the accrued benefits under the Plan exceeds its assets by an amount in excess of $500,000 and (D) promptly and in any event within ten days after receipt thereof by the Borrower or any ERISA Affiliate of the Borrower from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by the Borrower or such ERISA Affiliate concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA;

       (h) promptly after the commencement thereof, but in any event not later than ten Business Days after service of process with respect thereto on, or the obtaining of knowledge by, the Borrower or any Subsidiary, notice of each material action, suit or proceeding before any Governmental Authority which action, suit or proceeding would be required to be disclosed by the Borrower pursuant to the Exchange Act;

       (i) promptly after the sending or filing thereof, but in any event not later than ten Business Days following such sending or filing, copies of (A) all Ownership Reports on FCC Form 323 (or any similar form which may be adopted by the FCC from time to time) and any supplements thereto, and (B) all statements, reports and other information filed by or on behalf of the Borrower or any Subsidiary with the FCC;

       (j) promptly, but in any event within three Business Days after any period during which the transmission at any Station or transmission site is interrupted or curtailed for an aggregate of 72 hours or more (whether or not consecutive), written notice thereof;

       (k) promptly upon receipt thereof, but in any event not later than ten Business Days following such receipt, copies of all notices and other communications that the Borrower or any Subsidiary shall have received from the FCC with respect to any FCC hearing, order or dispute an adverse determination in which could have a Material Adverse Effect;

       (l) promptly upon receipt thereof, but in any event not later than ten Business Days following such receipt, copies of all Nielsen or Arbitron rating period reports; and

       (m) promptly, such additional financial and other information as any Lender, through the Agent, may from time to time reasonably request.

       5.3  Payment of Obligations. The Borrower shall, and shall cause each of
            ----------------------
its Subsidiaries to, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the failure to so satisfy such obligations would not have a Material Adverse Effect or except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

       5.4  Conduct of Business and Maintenance of Existence. The Borrower
            ------------------------------------------------
shall, and shall cause each of its Subsidiaries to, (i) continue to engage in business of the same general type as conducted by the Borrower and its Subsidiaries as of the Closing Date, (ii) preserve, renew and keep in full force and effect its corporate or limited liability company existence, as applicable,
(iii) except where the loss thereof would not, in the aggregate, have a Material Adverse Effect, take all reasonable action to maintain all rights, registrations, licenses, privileges and franchises necessary or desirable in the normal conduct of its business, and (iv) except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect, comply with all Contractual Obligations and Requirements of Law.

       5.5  Maintenance of Property; Insurance. The Borrower shall, and shall
            ----------------------------------
cause each of its Subsidiaries to, keep all property useful or necessary in its business in good working order and condition (ordinary wear and tear excepted); maintain with financially sound and reputable insurance companies or associations insurance on such of its property in at least such amounts and against such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (including casualty, liability, fire, flood, business interruption, earthquake and workers' compensation); and furnish to the Agent, upon written request, full information as to the insurance carried. All such policies of insurance on the property of the Borrower and the Subsidiaries shall contain an endorsement, in form and substance reasonably satisfactory to the Agent in its sole discretion, showing the Agent, on behalf of the Lenders, as additional insured or loss payee, as appropriate, or as its interests appear. Such endorsement, or an independent instrument furnished to the Agent, shall provide that the insurance companies will give the Agent at least 25 days' prior written notice before any such policy or policies of insurance shall be altered or canceled. All policies of insurance required to be maintained under this Agreement shall be in customary form and with insurers reasonably acceptable to the Agent and all such policies shall be in such amounts as shall be customary for similar companies in the same or similar business in the same geographical area. The Borrower shall deliver to the Agent insurance certificates certified by the Borrower's insurance brokers, as to the existence and effectiveness of each policy of insurance and evidence of payment of all premiums then due and payable therefor. In addition, the Borrower shall notify the Agent promptly of any occurrence causing a material loss of any insured Property and the estimated (or actual, if available) amount of such loss. Further, the Borrower and its Subsidiaries shall maintain all insurance required under the other Loan Documents.

            (i) Each policy for liability insurance shall provide for all losses to be paid on behalf of the Agent and the Borrower or Subsidiary (as the case may be), as their respective interests may appear, and each policy for property damage insurance shall, to the extent applicable to equipment and inventory, provide for all losses (except for losses of less than $500,000 per occurrence, which may be paid directly to the Borrower or such Subsidiary, as applicable) to be paid directly to the Agent.

            (ii) Reimbursement under any liability insurance maintained by the Borrower or its Subsidiaries pursuant to this Section 5.5 may be paid directly to the Person who shall have incurred liability covered by such insurance. In the case of any loss involving damage to equipment or inventory as to which clause (iii) of this Section 5.5 is not applicable, the Borrower will make or cause to be made the necessary repairs to or replacements of such equipment or inventory, and any proceeds of insurance maintained by the Borrower or its Subsidiaries pursuant to this
       Section 5.5 shall be paid by the Agent to the Borrower or such Subsidiaries, upon presentation of invoices and other evidence of obligations, as reimbursement for the costs of such repairs or replacements.

            (iii) Upon the occurrence and during the continuance of a Default, all insurance proceeds in respect of such equipment or inventory shall be paid to the Agent and applied in repayment of the Loans, as set forth in
       Section 2.7.

       5.6  Inspection of Property; Books and Records; Discussions. The Borrower
            ------------------------------------------------------
shall, and shall cause each of its Subsidiaries to, keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all material dealings and transactions in relation to its business and activities; and upon reasonable notice and at such reasonable times during usual business hours, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its Accountants.

       5.7  Environmental Laws.  The Borrower shall, and shall cause each of its
            ------------------
Subsidiaries to:

       (a) Comply in all material respects with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Control Statutes and obtain and comply in all material respects with any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Control Statutes;

       (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Control Statutes and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Control Statutes except to the extent that the same are being contested in good faith by appropriate proceedings; and

       (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Control Statutes applicable to the operations of the Borrower or any of its Subsidiaries, or the Borrower's or any of its Subsidiaries' interest in Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. This indemnity shall continue in full force and effect regardless of the termination of this Agreement.

       5.8  Use of Proceeds.  The Borrower will use the proceeds of the Loans,
            ---------------
and any Letters of Credit issued hereunder, as follows:

            (i) the Revolving Loans shall be used (A) to finance Acquisitions in accordance with Sections 6.7(a) and 6.7(b), and expenses associated therewith, (B) for the payment of fees and expenses associated with the closing of the transactions set forth in this Agreement, (C) for capital expenditures (including HDTV), working capital and general corporate purposes, including the payment of fees and expenses due hereunder from time to time and (D) to fund Escrow Deposits;

            (ii) the Term A Loans shall be used to finance Acquisitions in accordance with Sections 6.7(a) and 6.7(b), and expenses associated therewith;

            (iii) the Term B Loans shall be used (A) to repay the Indebtedness referred to in Section 4.1(s), and expenses associated therewith and (B) for the payment of fees and expenses associated with the closing of the transactions set forth in this Agreement;

            (iv) the Incremental Loans shall be used (A) to finance Acquisitions in accordance with Sections 6.7(a) and 6.7(b), and expenses associated therewith, (B) for capital expenditures (including HDTV), working capital and general corporate purposes and (C) to fund Escrow Deposits; and

            (v) any Letters of Credit shall be used for general corporate purposes of the Borrower and its Subsidiaries, including for Escrow Deposits.

Notwithstanding anything herein to the contrary, no Loan or Letter of Credit will be used for the purchasing or carrying of any Margin Stock.

       5.9  Compliance With Laws, Etc.  The Borrower shall comply, and shall
            -------------------------
cause each of its Subsidiaries to comply, in all material respects with all applicable Requirements of Law, such compliance to include, without limitation
(i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its Properties and (ii) paying all lawful claims which if unpaid might become a Lien upon any of its Properties; provided, however, that neither
                                                --------  -------
the Borrower nor any of such Subsidiaries shall be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as (A) the validity or applicability thereof is being contested in good faith by appropriate proceedings or the failure to pay such tax, assessment, charge, levy or claim would not (in the reasonable judgment of the Majority Lenders) have a Material Adverse Effect and (B) the Borrower or such Subsidiary shall, to the extent required by GAAP, have set aside on its books adequate reserves with respect thereto.

       5.10 Media Licenses. The Borrower will obtain, maintain and preserve, and
            --------------
cause each of its Subsidiaries to obtain, maintain and preserve, all Media Licenses the loss of which could reasonably be expected to have a Material Adverse Effect, including without limitation, by filing with the FCC (i) those of the Loan Documents required to be filed under the FCC's rules and regulations within 30 days after the Closing Date and (ii) all reports (including Ownership Reports on FCC Form 323) and other documents required to be filed by the Communications Act in connection with the transactions contemplated hereby and maintaining public records and files in accordance with Communications Act and the rules and regulations of the FCC.

       5.11 Guarantees, Etc. The Borrower will cause each of its Subsidiaries
            ---------------
hereafter formed or acquired (and (i) each subsidiary which ceases to be an Unrestricted Subsidiary and (ii) Entravision 27, upon repayment in full of the WUNI Seller Note) to execute and deliver to the Agent promptly upon the formation or acquisition thereof (or upon (i) such subsidiary ceasing to be an Unrestricted Subsidiary or (ii) such repayment, as applicable) (i) a Guarantee in form and substance satisfactory to the Agent, guaranteeing the Obligations,
(ii) a Guarantor Security Agreement, in form and substance satisfactory to the Agent, granting to the Agent, for the benefit of the Lenders, a security interest in the tangible and intangible personal property of such Subsidiary, together with appropriate Lien searches requested by the Agent indicating the

Lenders' first priority Lien on such personal property and (iii) UCC-1 Financing Statements, duly executed by such Subsidiary, in form and substance satisfactory to the Agent and, in connection with such deliveries, cause to be delivered to the Agent (A) the stock certificates representing the issued and outstanding shares of stock of such Subsidiaries, together with undated stock powers executed in blank, (B) a favorable written opinion of counsel satisfactory to the Agent as to such matters relating thereto as any Lender through the Agent may reasonably request, in form and substance satisfactory to the Agent and (C) such other agreements, instruments, approvals or other documents as any Lender through the Agent may reasonably request.

     5.12  License Subsidiaries. The Borrower will cause each Media License
           --------------------
owned by it or any Subsidiary to be held in a License Subsidiary (provided that
                                                                  -------- ----
(x) the Entravision Midland License Subsidiary shall be used to hold the Media Licenses associated with KUPB-TV, Odessa-Midland, Texas only and (y) the KLNZ License Subsidiary shall be used to hold the Media Licenses associated with KLNZ only) at all times until the Obligations have been paid in full and all Commitments and Letters of Credit have expired. Notwithstanding the foregoing, the Borrower shall not be required to (i) cause the Media Licenses associated with WUNI to be held in a License Subsidiary until 30 days after Entravision 27 becomes a Guarantor hereunder or (ii) cause the Media Licenses associated with KBNT-LP, San Diego, California, to be held in a License Subsidiary until 90 days after the Closing Date. The Borrower will not permit any License Subsidiary to
(i) own any right, franchise or other asset except for Media Licenses (and FCC files and records with respect thereto) or (ii) engage in any business other than holding such Media Licenses, files and records.

     5.13  Interest Rate Protection. Within 90 days after the Closing Date, the
           ------------------------
Borrower will enter into and maintain, for at least a two-year period, at any time during which the Maximum Total Debt Ratio is greater than or equal to 4.50 to 1, Interest Rate Agreements, each in form and substance reasonably satisfactory to the Agent, covering a minimum of 50% of the outstanding Loans assuming (i) full funding of the Aggregate Term A Commitment, the Aggregate Term B Commitment and the Revolving Loan Commitment and (ii) if the Incremental Loan facility shall be activated, on each Activation Date, full funding of the Aggregate Incremental Loan Commitment so activated.

     5.14  Acquisition of Real Property in Fee Simple. The Borrower and its
           ------------------------------------------
Subsidiaries shall submit to the Agent any documents relating to any fee simple real property interest to be acquired by the Borrower or any of its Subsidiaries having a purchase price (together with the assumption of Indebtedness or purchase money Indebtedness relating thereto) in excess of $20,000,000. Each such acquisition, and the documents governing such acquisition, shall be subject to the approval of the Agent, such approval not to be unreasonably withheld.

     5.15  Leases and Licenses. The Borrower shall or shall cause its
           -------------------
Subsidiaries to perform and carry out, in all material respects, all of the provisions of all of the leases, licenses, permits and any other occupancy agreements relating to real property or real property interests (the "Occupancy
                                                                      ---------
Agreements") to be performed by the Borrower or any of its Subsidiaries and
----------
shall appear in and defend any action in which the validity of any of the Occupancy Agreements relating to any real property or real property interests is at issue and shall commence and maintain any action or proceeding necessary to establish or maintain the validity of any of such Occupancy Agreements and to enforce the provisions thereof.

     5.16  Lease and License Approvals. The Borrower and its Subsidiaries shall
           ---------------------------
submit to the Agent any lease, license, permit or other Occupancy Agreement relating to real property or real property interests that the Borrower or any of its Subsidiaries may desire to execute or obtain which provides for the payment of rent or license fees in excess of $5,000,000 in any fiscal year. Each such agreement shall be subject to the approval of the Agent, such approval not to be unreasonably withheld.

     5.17  Notices. The Borrower will provide, and will cause its Subsidiaries
           -------
to provide to the Agent, within ten Business Days following receipt by the Borrower or Subsidiary, copies of all notices received by the Borrower or Subsidiary (i) under any Material Contract or any instrument, document or agreement relating to any Subordinated Indebtedness, relating to any material default, any claimed force majeure or any other material provision thereof and
(ii) from the Internal Revenue Service or other taxing authority relating to any material dispute regarding deductions, audits or any other material matter which, if adversely determined against the Borrower or such Subsidiary, would have a Material Adverse Effect.

     5.18  Additional Material Contracts. The Borrower (a) will notify the Agent
           -----------------------------
in writing within 90 calendar days after the Borrower or any Subsidiaries' executing, entering into, becoming bound by or subject to or otherwise obtaining any Material Contract, (b) will, with respect to any replacement or additional Affiliation Agreement entered into with Univision, cause Univision to execute and deliver a Consent to Assign, in substantially the form delivered by Univision under Section 4.1, (c) will, with respect to any Program Services Agreement relating to a Station accounting for more than 5% of the Borrower's consolidated Operating Cash Flow, cause the licensee thereof to execute and deliver a Consent to Assign in form and substance satisfactory to the Agent, (d) will, with respect to any other Material Contract, at the request of the Agent, cause the counterparty thereto to execute and deliver a Consent to Assign in form and substance satisfactory to the Agent and (e) will, promptly following execution thereof, deliver to the Agent copies of the WUNI Seller Note (and any amendments thereto) and all collateral and other material documents executed in connection therewith, certified by a Responsible Officer of the Borrower to be true, correct and complete copies thereof.

     5.19  Certain Real Estate Financings.
           ------------------------------

     The Borrower and/or its Subsidiaries may from time to time transfer Real Property owned in fee simple by the Borrower or any Subsidiary to one or more Real Estate Holding Companies and thereafter cause such Real Estate Holding Companies to enter into Non-Recourse Financings, sale-leaseback transactions, synthetic leases or similar transactions in connection with such Real Property, in each case on the terms and conditions set forth below; provided that the
                                                          -------- ----
outstanding principal balance of all Non-Recourse Financings shall not exceed $15,000,000 (exclusive of the principal balance of the KNVO Mortgage Indebtedness, the Laredo Mortgage Indebtedness and the CBCSD Mortgage Indebtedness, if any of such Indebtedness (or any refinancings thereof) shall be transferred to a Real Estate Holding Company in accordance with the terms of this Section 5.19) at any time outstanding:

           (i) at least 15 days prior to any transfer of any Real Property to a Real Estate Finance Company, the Borrower shall deliver to the Agent the following, each of which shall be in form and substance satisfactory to the
     Agent: (A) certified copies of
     the formation documents of such entity, (B) certified copies of the sales agreement, bill of sale and similar documents evidencing the transfer of the Real Property, (C) certified copies of a lease between the Borrower or a Subsidiary, as tenant, and such Real Estate Holding Company, as landlord, permitting the occupancy, use and operation of such Real Property by such tenant and (D) a certificate of a Responsible Officer of the Borrower to the effect that no Default shall have occurred and be continuing or would occur as a result of such transfer;

           (ii) following any transfer of Real Property to a Real Estate Holding Company, the Borrower shall not permit the personal property retained by it, or by any of its Subsidiaries, to become fixtures subject to the lien of any Non-Recourse Financing;

           (iii) at least 15 days prior to the execution thereof, all documentation relating to such Non-Recourse Financing; and

           (iv) any Indebtedness incurred by a Real Estate Holding Company shall be a Non-Recourse Financing.

     5.20  Unrestricted Subsidiaries, Etc.  (a) The Borrower agrees as follows
           -------------------------------
with respect to each Unrestricted Subsidiary and, until such time as it shall become a Guarantor hereunder, Entravision 27: (i) there shall at no time exist any Indebtedness of the Borrower or any Subsidiary to such Unrestricted Subsidiary or Entravision 27, including any Guarantee Obligation of the Borrower or any Subsidiary with respect to the debts of such Unrestricted Subsidiary or Entravision 27 (except as permitted by Section 6.2(j) with respect to Entravision 27), (ii) neither the Borrower nor any Subsidiary shall make any Asset Disposition, loan money or make any investment in or to such Unrestricted Subsidiary or Entravision 27, or allow the proceeds of any Loans, or any Letter of Credit, to be loaned or contributed to, or otherwise used for the benefit of, any Unrestricted Subsidiary or Entravision 27.

     (b) The Borrower shall cause each Unrestricted Subsidiary and Entravision 27 to observe all corporate/organizational formalities necessary to maintain its identity as a separate legal entity, including by the appointment of separate officers and directors (or other managers, as applicable), the holding of separate meetings and the maintenance of separate articles and bylaws (or other formation documents, as applicable).

     (c) If the Borrower shall fail to comply with this Section 5.20 with respect to an Unrestricted Subsidiary, (i) such subsidiary shall thereupon be redesignated a Subsidiary subject to all the terms and conditions of this Agreement and the Borrower shall immediately comply with Section 5.11 with respect thereto.

     (d) The Borrower agrees to deliver to the Agent, by January 31, 2001, with respect to each Shell Subsidiary, copies of appropriate documents dissolving each Shell Subsidiary, along with evidence of the filing thereof with the relevant Governmental Authority.

     SECTION 6.  NEGATIVE COVENANTS

     The Borrower hereby agrees that from and after the Closing Date, so long as any Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder, or any Letter of Credit remains outstanding:

     6.1  Financial Condition Covenants.  The Borrower shall not:
          -----------------------------

     (a)  Maximum Total Debt Ratio.  Permit the Maximum Total Debt Ratio of the
          ------------------------
Borrower and its Subsidiaries on a consolidated basis to exceed the following levels for the periods indicated:

            Period                                                Ratio
            ------                                                -----

          Closing Date to and including
          September 29, 2001                                      6.25:1

          September 30, 2001 to and including
          December 30, 2001                                       6.00:1

          December 31, 2001 to and including
          March 30, 2002                                          5.75:1

          March 31, 2002 to and including
          September 29, 2002                                      5.50:1

          September 30, 2002 to and including
          March 30, 2003                                          5.00:1

          March 31, 2003 to and including
          September 29, 2003                                      4.50:1

          September 30, 2003 and thereafter                       4.00:1

     (b)  Total Interest Coverage Ratio.  Permit the Total Interest Coverage
          -----------------------------
Ratio of the Borrower and its Subsidiaries on a consolidated basis to be less than the following levels for the periods indicated:

          Period                                                  Ratio
          ------                                                  -----

          Closing Date to and including
          September 29, 2001                                      1.75:1

          September 30, 2001 to and including
          September 29, 2002                                      2.00:1

          September 30, 2002 and thereafter                       2.50:1

     (c)  Fixed Charge Coverage Ratio.  Permit the Fixed Charge Coverage Ratio
          ---------------------------
of the Borrower and its Subsidiaries on a consolidated basis to be less than 1.10:1.

     6.2  Limitation on Indebtedness. The Borrower shall not create, incur,
          --------------------------
assume or suffer to exist any Indebtedness, and shall not permit any of its Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except for:

     (a)  Indebtedness created under this Agreement and the other Loan
Documents;

     (b) Indebtedness of the Borrower or any of its Subsidiaries not referred to in any other clause of this Section 6.2,secured by Liens referred to in
Section 6.3 (e), (f) or (g);

     (c) Indebtedness of the Borrower or any of its Subsidiaries outstanding on the Closing Date and listed on Schedule 6.2;

     (d)  Subordinated Indebtedness; provided that (i) such Subordinated
                                     --------
Indebtedness is unsecured, (ii) no such Subordinated Indebtedness (other than Subordinated Indebtedness in an aggregate amount not exceeding $25,000,000 at any one time outstanding, which shall not be subject to this clause (ii)) shall mature or amortize earlier than nine months after the Term B Maturity Date,
(iii) no agreement or instrument executed with respect to such Subordinated Indebtedness shall have any terms which conflict with, or covenants which are more restrictive than, the terms of the Loan Documents, and the Borrower shall have delivered to the Agent copies of all such agreements and instruments prior to the execution thereof and (iv) no Default shall have occurred or be continuing or would result from the incurrence of such Subordinated Indebtedness, and the Borrower shall have delivered a pro forma Covenant Compliance Certificate to the Agent demonstrating such compliance;

     (e) Indebtedness (i) under any Interest Rate Agreement required pursuant to Section 5.13, (ii) evidenced by performance bonds issued in the ordinary course of business or reimbursement obligations in respect thereof or (iii) for bank overdrafts incurred in the ordinary course of business that are promptly repaid;

     (f) trade credit incurred to acquire goods, supplies and services and incurred in the ordinary and normal course of business;

     (g)  Lease Expenses;

     (h) (i) Capitalized Lease Obligations, (ii) Indebtedness secured by Liens referred to in Section 6.3(j), (iii) Indebtedness secured by Liens referred to in Section 6.3(b) and (iv) other Indebtedness; provided that the aggregate
                                               --------
principal amount of Indebtedness referred to in clauses (i), (ii), (iii) and
(iv) shall not exceed $25,000,000 at any time outstanding;

     (i) the KNVO Mortgage Indebtedness, the Laredo Mortgage Indebtedness and the CBCSD Mortgage Indebtedness; and

     (j) Indebtedness of the Borrower and Entravision 27 under the WUNI Seller Note.

Notwithstanding the foregoing, (i) the aggregate principal amount of Indebtedness referred to in subsections (c), (d), (e)(i) and (h) shall not exceed $250,000,000 at any time outstanding and

(ii) the License Subsidiaries shall not be permitted, under any circumstances, to create, incur, assume or suffer to exist any Indebtedness, other than the Indebtedness permitted pursuant to subsection (a) above.

     6.3  Limitation on Liens. The Borrower shall not, and shall not permit any
          -------------------
of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

     (a)  Liens created under the Loan Documents;

     (b) Liens existing on any Property at the time of its acquisition and not created in anticipation of such acquisition;

     (c) Liens arising pursuant to any order of attachment, distraint or similarlegal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and claims secured thereby are being contested in good faith by appropriate proceedings;

     (d) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto
                            --------
are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

     (e) Liens created by operation of law not securing the payment of Indebtedness for money borrowed or guaranteed, including carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 45 days or which are being contested in good faith by appropriate proceedings;

     (f) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

     (g) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, would not cause a Material Adverse Effect;

     (i) the KNVO Purchase Money Mortgage, the Laredo Purchase Money Mortgage and the CBCSD Mortgage, provided that each (x) shall secure only the KNVO
                        --------
Mortgage Indebtedness, the Laredo Mortgage Indebtedness and the CBCSD Mortgage Indebtedness, respectively, and (y) shall not be spread to cover any other property;

     (j) Liens on Property acquired after the date hereof by the Borrower or any Subsidiary, each of which Liens was created solely for the purpose of securing Indebtedness incurred to finance the cost of such Property; provided
                                                                     --------
that (i) each such Lien shall secure only such respective Indebtedness, (y) no such Lien shall be spread to cover any other property, and

(z) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value (as determined in good faith by a senior financial officer of the Borrower) of such Property at the time it was acquired;

     (k)  Liens on Property or assets securing Indebtedness referred to in
Section 6.2(h)(iv);

     (l)  Liens on Property or assets securing leases referred to in Schedule
3.5A;

     (m) Liens on the stock (or other equity interests) in the Unrestricted Subsidiaries owned by the Borrower or its Subsidiaries; provided that no such
                                                        -------- ----
pledge by the Borrower or any Subsidiary shall provide for recourse to the Borrower or any Subsidiary; and

     (n) Liens on the assets owned by Entravision 27 and acquired from the WUNI Seller, as security for the WUNI Seller Note.

Notwithstanding the foregoing, the License Subsidiaries shall not be permitted, under any circumstances, to incur any consensual Liens or Liens securing the payment of Indebtedness for money borrowed or guaranteed, other than Liens permitted pursuant to subsection (a) above.

     6.4  Limitation on Fundamental Changes. The Borrower shall not, and shall
          ---------------------------------
not permit any of its Subsidiaries to, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or create or acquire any Subsidiary or Affiliate (unless the documents required by Section 5.11 are executed and delivered, and provided that any such acquisition shall be subject to Section 6.7), make any Station subject to any local marketing or similar agreement (except for those agreements set forth on Schedule 6.4) or convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of its property, business or assets, except that, so long as no Default has occurred and is continuing or would result therefrom, (i) the Borrower may consummate the Acquisitions permitted by Section 6.7, (ii) any Subsidiary may merge with the Borrower or another wholly-owned Subsidiary (provided that (x) if such merger is with the
                                 -------- ----
Borrower, the Borrower is the survivor thereof and (y) the Agent receives at least twenty Business Days' prior written notice of any such merger and the Borrower or such Subsidiaries execute and deliver to the Agent such documents as the Agent shall reasonably request in connection therewith, including but not limited to UCC-1 Financing Statements) and (iii) any Sunset Subsidiary may dissolve (provided that, (A) prior to such dissolution, the Agent receives (i)
          -------- ----
if such Subsidiary owns any assets, appropriate assignment documents indicating that all such assets and obligations (including such Subsidiary's obligations under the Loan Documents to which it is a party) have been transferred to the Borrower or another Subsidiary and (ii) a certificate from a Responsible Officer of the Borrower to the effect that such Sunset Subsidiary has no (or, upon execution of such assignment documents, will have no) assets and (B) within 60 days after such dissolution, copies of appropriate documents dissolving such Sunset Subsidiary, along with evidence of the filing thereof with the relevant Governmental Authority).

Notwithstanding the foregoing, the License Subsidiaries shall not merge, consolidate, amalgamate or liquidate, wind up or dissolve or convey, sell, lease, assign (except pursuant to the Loan Documents), transfer or otherwise dispose of, all or substantially all of their respective property or assets; provided that nothing herein shall be deemed to restrict the transfer of the
-------- ----

KLNZ License Subsidiary, or the Media Licenses and other assets it holds relating to KLNZ, in connection with any resolution of the HBS Dispute.

     6.5  Limitation on Sale of Assets. The Borrower shall not, and shall not
          ----------------------------
permit any of its Subsidiaries to, make any Asset Disposition, unless (i) the consummation of such Asset Disposition would not result in (x) the Adjusted Operating Cash Flow attributable to the assets subject to such Asset Disposition (based on the most recent financial statements received by the Agent under
Section 5.1(a) or (b) at the time of such Asset Disposition) plus (y) the
                                                             ----
Adjusted Operating Cash Flow attributable to the assets subject to all prior Asset Dispositions consummated since the Closing Date (based on the most recent financial statements received by the Agent under Section 5.1(a) or (b) at the time of such Asset Disposition) exceeding 20% of the Operating Cash Flow of the Borrower as of the date of such Asset Disposition, (ii) no Default has occurred and is continuing or would result from such Asset Disposition and (iii) the Borrower has delivered to the Agent the calculations required by Section 2.7(a) with respect to such Asset Disposition.

     6.6  Limitation on Dividends. The Borrower shall not, and shall not permit
          -----------------------
any of its Subsidiaries to, (a) if a corporation, declare or pay any dividend (other than dividends payable solely in common stock of the Borrower or its Subsidiaries) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, and (b) if a partnership or a limited liability company, make any distribution with respect to the ownership interests therein, or, in either case, any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called "Restricted Payments"); provided that (i) each
                                   -------------------    -------- ----
Subsidiary may make Restricted Payments to the Borrower or to another wholly-owned Subsidiary and (ii) the Borrower may make Restricted Payments if (A) the Maximum Total Debt Ratio as of the most-recently ended fiscal quarter of the Borrower is less than 4.50:1.00 and (B) no Default has occurred and is continuing or would result from the making of such Restricted Payment, including under Section 6.1(c) (including, for the purposes of calculating the Fixed Charge Coverage Ratio, such Restricted Payment as a fixed charge pursuant to clause (iv) of the definition of "Fixed Charge Coverage Ratio").

     6.7  Limitation on Investments, Loans and Advances. The Borrower shall not,
          ---------------------------------------------
and shall not permit any of its Subsidiaries to, make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in (any of the foregoing, an "investment"), any Person, except for:
 ----------

     (a) Acquisitions (other than those referred to in subsection (b) below); provided that (i) Acquisitions having an aggregate maximum Consideration during
--------
the term of this Agreement in excess of $75,000,000 shall not be permitted without Majority Lender consent, such consent not to be unreasonably withheld,
(ii) Acquisitions having an aggregate maximum Consideration during the term of this Agreement of greater than $25,000,000 but less than or equal to $75,000,000 shall be conditioned on delivery to the Agent of (x) a Covenant

Compliance Certificate showing pro forma calculations assuming such Acquisition had been consummated and (y) revised projections, prepared on a pro forma basis assuming consummation of such Acquisition and in form and substance acceptable to the Agent, for the five year period immediately succeeding the consummation of such proposed Acquisition and (iii) any individual Acquisition having an aggregate Consideration of $25,000,000 or greater shall be also conditioned on delivery to the Agent of (1) all material documents reasonably requested by the Agent to insure that the Lenders have a first priority security interest in, and assignment of, all personal property assets and interests acquired, including consents of third parties if reasonably requested (or, with respect to Acquisitions of non-U.S. properties, such alternative documents and/or pledges as the Agent may request in its discretion) and (2) if such Acquisition is of a U.S. television or radio property and the aggregate Consideration therefor is $40,000,000 or greater, an opinion of FCC counsel to the Borrower in form and substance acceptable to the Agent; provided, further that no Acquisition shall
                                   --------
permitted if a Default has occurred and is continuing or would result from the consummation of such Acquisition;

     (b)  each of the following Acquisitions, provided that no Default has
                                              -------- ----
occurred and is continuing or would result from the consummation of such Acquisition; provided further that any individual Acquisition having an
             --------
aggregate Consideration of $25,000,000 or greater shall be conditioned on delivery to the Agent of (1) a Covenant Compliance Certificate showing pro forma calculations assuming such Acquisition had been consummated, (2) all material documents reasonably requested by the Agent to insure that the Lenders have a first priority security interest in, and assignment of, all personal property assets and interests acquired, including consents of third parties if reasonably requested and (3) if such Acquisition is of a television or radio property and the aggregate Consideration therefor is $40,000,000 or greater, an opinion of FCC counsel to the Borrower in form and substance acceptable to the Agent: (A) the purchase of television station KPMR, Channel 38, Santa Barbara, California (provided that the Consideration therefor does not exceed $5,250,000), (B) the
 -------- ----
purchase of radio stations KFRQ(FM), Harlingen, Texas, KKPS(FM), Brownsville, Texas, KVPA(FM), Port Isabel, Texas and KVLY(FM), Edinburg, Texas (provided that the aggregate Consideration therefor does not exceed $55,000,000), (C) the purchase of television station WHCT-TV, Hartford, Connecticut (provided that the Consideration therefor does not exceed $18,000,000), (D) the purchase of television station WNTO-TV, Daytona Beach, Florida (provided that the Consideration therefor does not exceed $23,000,000), (E) the purchase of the remaining 5% interest in CBCSD (the licensee of television station KBNT-LP, San Diego, California (Channel 17) (provided that the Consideration therefor does not exceed $5,000,000), (F) the purchase of radio stations KACD (FM), Santa Monica, California and KBCD (FM), Newport Beach, California (provided that the Consideration therefor does not exceed $85,000,000), (G) the Infinity Acquisition (provided that the Consideration therefor does not exceed $168,215,000), (H) the purchase of one or more of the DOJ-Excluded Stations (provided that the aggregate Consideration for all such Stations does not exceed $24,000,000) and (I) the purchase of WUNI (provided that the Consideration therefor does not exceed $47,000,000);

     (c) the Borrower's ownership interest in its Subsidiaries, and certain Subsidiaries' ownership in certain other Subsidiaries;

     (d) investments in marketable securities, liquid investments and other financial instruments that are acquired for investment purposes and may be readily sold or otherwise liquidated, that have a value which may be readily established and which are investment grade;

     (e)  extensions of trade credit in the ordinary course of business;

     (f) Escrow Deposits in an aggregate amount not to exceed $35,000,000 at any time outstanding, provided that no Default has occurred and is continuing or
                      -------- ----
would result from the making of such investment;

     (g) investments existing on the Closing Date and listed on Schedule 6.7; and (h) any Acquisition of station KRTX in connection with any resolution of the HBS Dispute.

Notwithstanding the foregoing, the License Subsidiaries shall not be permitted, under any circumstances, to make any investments.

     6.8  Limitation on Modifications of Certain Documents and Instruments. The
          ----------------------------------------------------------------
Borrower shall not, nor shall it permit any Subsidiary to, terminate, or make any material amendment or modification to, any provision of (i) any document, instrument or agreement relating to the Subordinated Indebtedness or (ii) any Organic Document of a License Subsidiary. The Borrower shall not, nor shall it permit any Subsidiary to, terminate, or make any amendment or modification to, any provision of, (i) subject to Sections 7(j) and 7(o), any Material Contract,
(ii) any Equityholder Agreement or (iii) subject to Section 6.4 with respect to Sunset Subsidiaries, any Organic Document not referred to in the previous sentence, if such termination, amendment or modification could reasonably be expected to have a Material Adverse Effect.

     6.9  Transactions with Affiliates. The Borrower shall not, and shall not
          ----------------------------
permit any of its Subsidiaries to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate, any Unrestricted Subsidiary or any Subsidiary less than wholly-owned, directly or indirectly, by the Borrower, unless such transaction (i) is otherwise permitted under this Agreement or (ii) is in the ordinary course of the Borrower's or such Subsidiary's business and is upon terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate; provided that this Section 6.9 shall not be deemed to prohibit
                  -------- ----
(A) transactions arising out of the Univision Affiliation Agreements or (B) any purchase or sale by Univision of the Borrower's Capital Stock.

     6.10 Fiscal Year.  The Borrower shall not permit its fiscal year or the
          -----------
fiscal year of any of its Subsidiaries to end on a day other than December 31.

     6.11 Sale-Leaseback Transactions. The Borrower shall not, and shall not
          ---------------------------
permit any of its Subsidiaries to, sell, assign or otherwise transfer any of its Properties, rights or assets (whether now owned or hereafter acquired) to any Person and thereafter directly or indirectly lease back the same or similar property.

     6.12 Unfunded Liabilities.  The Borrower shall not permit unfunded
          --------------------
liabilities for any and all Plans maintained for or covering employees of the Borrower or any Subsidiary to exceed $500,000 in the aggregate at any time.

     6.13 Management Fees. The Borrower shall not, and shall not permit any of
          ---------------
its Subsidiaries to, incur any management fees for services rendered, other than those management fees payable to Walter F. Ulloa and Philip C. Wilkinson under the Entravision LLC operating agreement and accrued for the period from January 1, 2000 through July 31, 2000.

     SECTION 7.  EVENTS OF DEFAULT

     If any of the following events shall occur and be continuing:

     (a) The Borrower shall fail to pay any principal on any Loan when due or the Borrower shall fail to pay any interest on any Loan, any fee referred to in
Section 2.5(e), Section 2.18 or the letter referred to in Section 4.1(g) within two Business Days after any such interest or fee becomes due in accordance with the terms thereof and hereof or the Borrower shall fail to pay any other amount payable hereunder within five Business Days after written notice that such other amount is due; or

     (b) Any representation or warranty made or deemed made by any Obligor herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or

     (c) The Borrower shall default in the observance or performance of any agreement contained in Section 4.4, 5.2(d), 5.3, 5.4, 5.8, 5.10, 5.11, 5.12,
5.13 or 5.20 or any provision of Section 6; or

     (d) (i) Any Obligor shall default in the observance or performance of any other material agreement contained in this Agreement or the other Loan Documents (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of
(y) notice thereof from the Agent to the Borrower and (z) actual knowledge thereof by a senior officer of such Obligor (unless such default is of such a nature that it cannot reasonably be cured within 30 days after the date described in clause (y) or (z), as applicable, in which case the defaulting Obligor has not commenced the cure thereof within such 30 day period and/or has not thereafter diligently pursued the completion of the same); or (ii) any material provision of any Loan Document shall at any time for any reason be declared null and void, or the validity or enforceability of any Loan Document shall at any time be contested by any Obligor, or a proceeding shall be commenced by any Obligor, or by any Governmental Authority or other Person having jurisdiction over any Obligor, seeking to establish the invalidity or unenforceability thereof, or any Obligor shall deny that it has any liability or obligation purported to be created under any Loan Document; or

     (e) Except as otherwise permitted by Section 6.4 or Section 6.5, any Guarantee shall cease, for any reason, to be in full force and effect with respect to any Guarantor, and such occurrence shall have a Material Adverse Effect; or

     (f) The Borrower or any other Obligor shall (i) default in any payment of principal or interest, regardless of the amount, due in respect of any (A) Indebtedness (other than the Obligations), issued under the same indenture or other agreement, if the original principal amount of Indebtedness covered by such indenture or agreement is $1,000,000 or greater or (B) any Guarantee Obligation with respect to an amount of $1,000,000 or greater, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created, whether or not such default has been waived by the holders of such Indebtedness or Guarantee Obligation; or (ii) default in the observance or performance of any other material agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable or such Indebtedness to be required to be defeased or purchased; or (iii) any payment default under the WUNI Seller Note shall have occurred and be continuing; or
(iv) any payment default under a Non-Recourse Financing shall have occurred and be continuing; or

     (g) (i) The Borrower, any other Obligor or any Real Estate Holding Company shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower, any other Obligor or any Real Estate Holding Company shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower, any other Obligor or any Real Estate Holding Company any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower, any other Obligor or any Real Estate Holding Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower, any other Obligor or any Real Estate Holding Company shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower, any other Obligor or any Real Estate Holding Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due or there shall be a general assignment for the benefit of creditors; or

     (h) (i) Any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee would reasonably be expected to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA (other than a standard termination) or (v) the Borrower or any Commonly Controlled Entity would reasonably be expected to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; and in each case regarding clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to subject the Borrower or any other Obligor to any tax, penalty or other liabilities in the aggregate to exceed $500,000; or

     (i) One or more judgments or decrees shall be entered against the Borrower or any other Obligor involving in the aggregate a liability (not paid or fully covered by insurance) of $3,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof or in any event five days before the date of any sale pursuant to such judgment or decree or any non-monetary judgment or order shall be entered against the Borrower or any other Obligor that is reasonably likely to have a Material Adverse Effect and either (i) enforcement proceedings shall have been commenced by any Person upon such judgment which has not been stayed pending appeal or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (j) There shall occur any default in the material observance or material performance of any Material Contract (other than those referred to in Section 7(o)) or any such Material Contract shall terminate or otherwise no longer be in full force and effect, in each case to the extent such default or termination could reasonably be expected to have a Material Adverse Effect; or

     (k) Any Material Media License shall be terminated, suspended, revoked or forfeited, or shall lapse or be materially adversely amended; any Governmental Authority shall conduct a hearing on the renewal of any Material Media License (with respect to basic qualification issues of the licensee thereof), and there shall have been designated against such licensee an issue as to whether such licensee possesses the minimum qualifications required to hold a broadcast license and the Majority Lenders reasonably believe that the result thereof is likely to be the termination, suspension, revocation, forfeiture or material adverse amendment of such license; or any Governmental Authority shall commence an action or proceeding seeking the termination, suspension, revocation or material adverse amendment of any Material Media License, and the result thereof, in the reasonable opinion of the Majority Lenders, is likely to be the termination, suspension, revocation, forfeiture or material adverse amendment of such license (for purposes of this Section 7(k), "Material Media License" shall
                                                  ----------------------
mean a Media License the loss of which could reasonably be expected to have a Material Adverse Effect); or

     (l) Any material provision of any Loan Document, after delivery thereof pursuant to the provisions hereof, shall, for any reason other than an act or omission by the Agent, cease to be valid or enforceable in accordance with its terms and such cessation shall have a Material Adverse Effect, or any security interest created under any Loan Document shall for any reason other than an act or omission by the Agent, cease to be a valid and perfected first priority security interest or Lien (except as otherwise stated or permitted herein or therein) in any material portion of the Collateral, the Guarantor Collateral or the property purported to be covered thereby; or

     (m)  A Change in Control shall have occurred; or

     (n) The operations of any Station shall be interrupted or curtailed at any time for a period in excess of 96 hours (whether or not consecutive) during any period of seven consecutive days, and such interruption or curtailment could reasonably be expected to have a Material Adverse Effect; or

     (o) Any Affiliation Agreement which relates to any broadcast facility of the Borrower or any Subsidiary, or any broadcast facility subject to a Program Services Agreement, is at any time terminated, revoked or not renewed upon expiration (and not replaced, within 30 days of such termination, revocation or expiration, with a new Affiliation Agreement reasonably acceptable to the Majority Lenders), in either case relating to a broadcast facility accounting for more than 5% of the Borrower's consolidated Operating Cash Flow as of the quarter ending immediately prior to such termination, revocation or non-renewal;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (g) above, automatically the Commitments to the Borrower and the commitment to issue Letters of Credit shall immediately terminate and the Loans made to the Borrower hereunder (with accrued interest thereon) and all other Obligations shall immediately become due and payable, and (B) if such event is any other Event of Default, with the consent of the Majority Lenders, the Agent may, or upon the request of the Majority Lenders, the Agent shall, take any or all of the following actions: (i) by notice to the Borrower declare the Commitments to the Borrower and the commitment to issue Letters of Credit to be terminated forthwith, whereupon such Commitments and the commitment to issue Letters of Credit shall immediately terminate; and (ii) by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other Obligations under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable and, in either case
(A) or case (B), to the extent any Letters of Credit are then outstanding, the Borrower shall make a Cash Collateral Deposit in an amount equal to the aggregate Letter of Credit Amount. In all cases, with the consent of the Majority Lenders, the Agent may enforce any or all of the Liens and security interests and other rights and remedies created pursuant to any Loan Document or available at law or in equity. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

     SECTION 8.  THE AGENT

     8.1  Appointment. Each Lender hereby irrevocably designates and appoints
          -----------
Union Bank of California, N.A. as Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Union Bank of California, N.A., as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     8.2  Delegation of Duties. The Agent may execute any of its duties under
          --------------------
this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     8.3  Exculpatory Provisions. Neither the Agent nor any of its officers,
          ----------------------
directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any Subsidiary or any other Obligor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower, any Subsidiary or any other Obligor to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower, any Subsidiary or any other Obligor.

     8.4  Reliance by the Agent. The Agent shall be entitled to rely, and shall
          ---------------------
be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), the Accountants and independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders or all Lenders, as it deems appropriate, or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense (except to the extent incurred as a result of the Agent's gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Majority Lenders or all Lenders, as may be required, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all assignees thereof, including all future holders of the Notes.

     8.5  Notice of Default. The Agent shall not be deemed to have knowledge or
          -----------------
notice of the occurrence of any Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default as shall be reasonably directed by the Majority Lenders or all Lenders as appropriate; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders or as the Agent shall believe necessary to protect the Lenders' interests in the Collateral or the Guarantor Collateral.

     8.6  Non-Reliance on the Agent and Other Lenders. Each Lender expressly
          -------------------------------------------
acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, any Subsidiary or any other Obligor, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower, any Subsidiary and the other Obligors and made its own decision to make its Loans, and participate in Letters of Credit, hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower, its Subsidiaries and the other Obligors. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower, any Subsidiary or any other Obligor which may come into the possession of the Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     8.7  Indemnification. The Lenders agree to indemnify the Agent in its
          ---------------
capacity as such (to the extent not reimbursed by the Borrower, its Subsidiaries or the other Obligors and without limiting the obligation of such Persons to do
so), ratably according to the respective amounts of their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including, without limitation, the allocated cost of internal counsel), expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent, in its capacity as Agent, but not as a Lender hereunder, in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be
                                            --------
liable for the
payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Notes and all other amounts payable hereunder and the expiration of the Letters of Credit.

     8.8  The Agent in Its Individual Capacity. The Agent and its Affiliates may
          ------------------------------------
make loans to, accept deposits from and generally engage in any kind of business with the Borrower, any Subsidiary and the other Obligors as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to the Agent, the Loans made or renewed and the Letters of Credit issued or participated in by the Agent, and any Note issued to the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     8.9  Successor Agent. The Agent may resign as Agent upon 30 days' notice to
          ---------------
the Lenders and the Borrower. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (which consent shall not be unreasonably withheld and shall not be required if a Default has occurred and is continuing), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents. Further, if the Agent no longer has any Loans, Letter of Credit participations or Commitments hereunder, the Agent shall immediately resign and shall be replaced, and have the benefits, as set forth in this Section 8.9. In addition, after the replacement of an Agent hereunder, the retiring Agent shall remain a party hereto and shall continue to have all the rights and obligations of an Agent under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     8.10 Duties of Co-Agents. The Co-Lead Arrangers, Joint Book Managers,
          -------------------
Administrative Agent, Syndication Agent and Documentation Agent, as such, shall have no duties or responsibilities to the Loan Parties, the Lenders or the Agent under this Agreement or any of the other Loan Documents.

     SECTION 9.  MISCELLANEOUS

     9.1  Amendments and Waivers. Neither this Agreement, any Note, any other
          ----------------------
Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section. With the prior written consent of the Majority Lenders and the Borrower (and, in the case of any Loan Document other than this Agreement, the relevant Obligor), the Borrower may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purposes of adding any provisions to this Agreement or the Notes or the other Loan Documents or changing in any manner the rights of the Lenders, the Borrower or any other Obligor hereunder or thereunder or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents or any Default and its consequences; provided, however, that no such waiver and no such amendment,
                  --------  -------
supplement or modification shall (i) (a) reduce the amount or extend the maturity of any Loan or any installment due thereon, or reduce the rate or extend the time of payment of interest thereon, or reduce the amount or extend the time of payment of any fee, indemnity or reimbursement payable to any Lender hereunder, or change the amount of any Lender's Commitment, or amend, modify or waive any provision of Section 2.6 or 2.7 (e), in each case without the written consent of the Lender affected thereby; or (b) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in or otherwise modify the definition of Majority Lenders, or consent to the assignment or transfer by any Obligor of any of its rights and obligations under this Agreement and the other Loan Documents (except as permitted under Section 6.4); or (c) release any Obligor from any liability under its respective Loan Documents (except as permitted under Section 6.4 or 6.5) or subordinate any right of payment under the Loan Documents to the rights of any other Person; or
(d) release any material portion of the Collateral or any material portion of the Guarantor Collateral (except for an Asset Disposition or release of Lien permitted by this Agreement or any other Loan Document) or subordinate any security interest of the Agent therein; or (e) amend, modify or waive, directly or indirectly, any of the provisions of Section 2.1(h), 2.2(h), 2.3(h), the second sentence of Section 2.4(b), 2.4(e) or 2.13; or (f) amend, modify or waive any provision of this Agreement requiring the consent or approval of all Lenders, in each case set forth in clauses (i)(b) through (i)(f) above without the written consent of all the Lenders; or (ii) amend, modify or waive any provision of Section 4.3 with respect to the making of a Revolving Loan, or reduce the percentage specified in, or otherwise modify the definition of, Majority Revolving Loan Lenders, without the written consent of the Majority Revolving Loan Lenders; or (iii) amend, modify or waive any provision of Section
4.2 or 4.3 with respect to the making of an Incremental Loan, or reduce the percentage specified in, or otherwise modify the definition of, Majority Incremental Loan Lenders, without the written consent of the Majority Incremental Loan Lenders; or (iv) amend, modify or waive any provision of
Section 4.3 with respect to the making of the Term A Loans, or reduce the percentage specified in, or otherwise modify the definition of, Majority Term A Lenders, without the written consent of the Majority Term A Lenders; or (v) amend, modify or waive any provision of (1) Section 4.3 with respect to the making of the Term B Loans or (2) Section 2.7(e)(ii) in a manner which would adversely affect any Term B Lender or (3) reduce the percentage specified in, or otherwise modify the definition of, Majority Term B Lenders, without the written consent of the Majority Term B Lenders; or (vi) amend, modify or waive any provision of Section 8 without the written consent of the then Agent, or any provision affecting the rights and duties of the Agent as the issuer of Letters of Credit without the consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the other Obligors, the Lenders, the Agent and all assignees thereof, including all future holders of the Notes. In the case of any waiver, the Borrower, the other Obligors, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default, or impair any right consequent thereon.

     9.2  Notices. All notices, requests and demands or other communications to
          -------
or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 days after being deposited in the United States mail, certified and postage prepaid and return receipt requested, or, in the case of telecopy notice, when received, in each case addressed as follows in the case of the Borrower and the Agent, and as set forth on Schedule 1B hereto, or in the Assignment and Acceptance pursuant to which a Person becomes a party hereto, in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Borrower:

                                    Entravision Communications Corporation
                                    2425 Olympic Boulevard, Suite 6000 West
                                    Santa Monica, California  90404
                                    Attention: Walter F. Ulloa
                                               Philip C. Wilkinson
                                               Jeanette Tully

                                    Telecopy: (310) 447-3899

                                    With a Copy to (which shall not constitute notice to the Borrower):

                                    (i) Thompson Hine & Flory, LLP
                                    1920 N Street, N.W.
                                    Washington, DC 20036-1601
                                    Attention: Barry A. Friedman, Esq.
                                    Telecopy: (202) 331-8330, and

                                    (ii) Zevnik Horton Guibord
                                    McGovern Palmer & Fognani, L.L.P.
                                    101 West Broadway, 17/th/ Floor
                                    San Diego, California 92101
                                    Attention: Kenneth D. Polin, Esq.
                                    Telecopy: (619) 515-9628

The Agent:                         Union Bank of California, N.A, as Agent
                                   445 South Figueroa Street
                                   Los Angeles, California  90071
                                   Attention: Lena M. Bryant
                                   Telecopy: (213) 236-5747

provided that any notice, request or demand to or upon the Agent or the Lenders
--------
pursuant to Section 2.1, 2.2, 2.3, 2.4, 2.5, 2.6 or 2.7 shall not be effective until received.

     9.3  No Waiver; Cumulative Remedies. No failure to exercise and no delay in
          ------------------------------
exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     9.4  Survival of Representations and Warranties. All representations and
          ------------------------------------------
warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

     9.5  Payment of Expenses and Taxes. The Borrower agrees (a) to pay or
          -----------------------------
reimburse the Agent for all its reasonable costs and out-of-pocket expenses (including travel and other expenses incurred by it or its agents in connection with performing due diligence with regard hereto) incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby (including those contemplated to occur on the Closing Date), including, without limitation, syndication efforts and the costs and expenses associated with obtaining a rating from Standard & Poor's Ratings Group and Moody's Investors Services, Inc., in connection with this Agreement and the reasonable fees and disbursements of counsel to the Agent (including special counsel with regard to FCC matters, special counsel with regard to Collateral or Guarantor Collateral located outside of California and the allocated costs of internal counsel to the Agent) and the Agent agrees to provide the Borrower with a good faith estimate of such counsel fees, which counsel fees shall be subject to the approval of the Borrower, such approval not to be unreasonably withheld or delayed, (b) after the occurrence and during the continuance of a Default, to pay or reimburse the Agent and each Lender for all its reasonable costs and out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceeding, including, without limitation, reasonable legal fees and disbursements of counsel to the Agent and each Lender (including the allocated costs of internal counsel to the Agent),
(c) to pay, and indemnify and hold harmless each Lender and the Agent from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents and (d) to pay, and indemnify and hold harmless each Lender and the Agent from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs (including the allocated cost of internal counsel and the reasonable legal fees and disbursements of outside counsel to the Lenders and the Agent), expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes and the other Loan Documents, the Acquisitions or the use of the proceeds of the Loans or the Letters of Credit and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Borrower shall have no
                                --------
obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Agent or such Lender or their agents or attorneys-in-fact. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder. The Agent and the Lenders agree to provide reasonable details and supporting information concerning any costs and expenses required to be paid by the Borrower pursuant to the terms hereof.

     9.6  Successors and Assigns; Participations; Purchasing Lenders.
          ----------------------------------------------------------

     (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, and their respective successors and assigns, including all future holders of the Notes, except that the Borrower may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) Any Lender may, in the ordinary course of its commercial banking, finance or investment business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating
                                                   ------------
interests in any Loan owing to such Lender, any Letter of Credit participated in by such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents; provided that the holder of any such participation, other than an Affiliate of
--------
such Lender, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting the extension of the maturity of any portion of the principal amount of a Loan or Commitment, the expiration of a Letter of Credit or any portion of interest or fees related thereto allocated to such participation or a reduction of the principal amount or principal payment amount of or the rate of interest payable on the Loans or any fees related thereto or reduction of the amount to be reimbursed under any Letter of Credit, or a release of any Obligor or any substantial portion of the Collateral or the Guarantor Collateral or any increase in participation amounts. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note and the participant in any such Letter of Credit for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount constituting its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that such Participant shall
                                         --------
only be entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof as provided in Section 9.7. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 with respect to its participation in the Commitments and the Loans and the Letters of Credit outstanding from time to time; provided, that no Participant shall be entitled to receive any greater
      --------
amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

     (c) Any Lender may, in the ordinary course of its commercial banking, finance or investment business and in accordance with applicable law, at any time sell to any of its Affiliates or to any Lender, any Affiliate thereof or to one or more additional lenders or entities, which additional lenders or entities shall be subject to the consent of the Borrower, such consent not to be unreasonably withheld and not to be required if a Default has occurred and is continuing ("Purchasing Lenders") and the Agent all or any part of its rights
             ------------------
and obligations under this Agreement, any Notes and the other Loan Documents pursuant to an Assignment and Acceptance substantially in the form of Exhibit B, executed by such Purchasing Lender and such transferor Lender and delivered to the Agent for its acceptance and recording in the Register and, if applicable, the Tax Register, provided, that any such sale (other than a sale to an Approved
                  --------
Fund, or a sale of all of the selling Lender's interest, or as otherwise consented to by the Agent) must result in the Purchasing Lender having at least $5,000,000 in aggregate amount of obligations under this Agreement, any Notes and the other Loan Documents. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent of such assigned portion and as provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, any Notes and the other Loan Documents. On or prior to the transfer effective date determined pursuant to such Assignment and Acceptance, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for any surrendered Note or Notes a new Note or Notes to the order of such Purchasing Lender (if such Lender shall desire a Note or Notes, subject to Section 9.14) in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance, and if the transferor Lender has retained a Commitment hereunder, new Notes (if such Lender shall so desire, subject to Section 9.14) to the order of the transferor Lender in an amount equal to the Commitments retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "canceled."

     (d) The Agent shall maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and
 --------
the Commitments of, and principal amount of the Loans owing to, and, if applicable, the Letters of Credit participated in by, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans and the participant in the Letters of Credit, if applicable, recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender and Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an Affiliate thereof, by the Borrower if required hereby, and the Agent) together with payment to the Agent (except in the case of a Lender assigning to its Affiliate) of a registration and processing fee of $3,500 (provided that, in the event of concurrent assignments to two or more investment funds managed or advised by the same investment advisor, only one such fee shall be payable with respect to such assignments), the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register. For the avoidance of doubt, only the Agent may waive any such fee, and only in its sole discretion.

     (f) The Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and
                            ----------
all financial information in such Lender's possession concerning the Borrower and its Subsidiaries and Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Subsidiaries and Affiliates prior to becoming a party to this Agreement.

     (g) If, pursuant to this Section, any interest in this Agreement, any Letter of Credit or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender and the Agent (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans or the Letters of Credit, (ii) to furnish to the transferor Lender, the Agent and the Borrower either (A) U.S. Internal Revenue Service Form W-9, W-8BEN or W-8ECI or (B) a Tax Compliance Certificate, as applicable to it (in either case wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to comply with
Section 2.16(b).

     (h) Any Lender may at any time pledge, or assign a security interest in, all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) in the case of any Lender that is an investment fund, any pledge or assignment of all or any portion of such Lender's rights under this Agreement to any holders of obligations owed, or securities issued, by such Lender as security for such obligations or securities, or to any trustee for, or any other representative of, such holders, and this Section 9.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security
                   --------
interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     9.7  Adjustments; Set-Off.
          --------------------

     (a)  If any Lender (a "benefited Lender") shall at any time receive any
                            ----------------
payment of all or part of its Loans, its participations in Letters of Credit, or interest thereon, or fees, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, its participations in Letters of Credit, or interest thereon, or fees, such benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, participations in Letters of Credit, or fees, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that
                                                         --------  -------
if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Loan or its participations in Letters of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, exercisable upon the occurrence and during the continuance of an Event of Default and acceleration of the Obligations pursuant to Section 7, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set-off and appropriate and apply against any such Obligations any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof or bank controlling such Lender to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice
                                 --------
shall not affect the validity of such set-off and application.

     9.8  Counterparts. This Agreement may be executed by one or more of the
          ------------
parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

     9.9   Severability. Any provision of this Agreement which is prohibited or
           ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     9.10  Integration. This Agreement and the other Loan Documents represent
           -----------
the entire agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     9.11  GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND
           -------------
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA (WITHOUT REFERENCE TO ITS CHOICE OF LAW RULES).

     9.12  Alternative Dispute Resolution.
           ------------------------------

     (a)   Claims or Controversies Subject to Arbitration or Judicial Reference.

           (i) Any Claim other than a Claim that arises out of or relates to any obligation under any Loan Document that is secured, in whole or in part, by an interest in real property shall, at the written request of any Party, be determined by Arbitration.

           (ii) Any Claim that arises out of or relates to any obligation under any Loan Document that is secured, in whole or in part, by an interest in real property shall be determined by Arbitration only with the consent of both, (A) the Obligor party to the Loan Document under which such Claim arises and (B) the Majority Lenders. If both such Parties do not consent to the determination of any such Claim by Arbitration, then such Claim shall, at the written request of either of such Parties, be determined by Reference.

           (iii) The determination as to whether or not a Claim arises out of or relates to any obligation under any Loan Document that is secured, in whole or in part, by an interest in real property shall be made at the time the arbitrator or referee is selected pursuant to Section 9.12(b).

     (b)   Selection of Arbitrator or Referee. Within thirty (30) days after
           ----------------------------------
written demand, or within thirty (30) days after commencement by any Party of any lawsuit subject to this Agreement, the parties shall select a single neutral arbitrator pursuant to the Commercial Arbitration Rules of the AAA or a single neutral referee pursuant to the Judicial Reference Procedures of the AAA. However, the arbitrator or referee selected must be a retired state or federal court judge with at least five years of judicial experience in civil matters. In the event that the selection pursuant to such Commercial Arbitration Rules or Judicial Reference

Procedures does not result in the appointment of a single neutral arbitrator or a single neutral referee within such thirty (30) day period, any Party may petition the court to appoint a single neutral arbitrator or a single neutral referee having such qualifications. The Parties shall equally bear the fees and expenses of the arbitrator or referee unless the arbitrator or referee otherwise provides in the award or statement of decision.

     (c)  Conduct of Arbitration or Reference. The arbitrator shall have the
          -----------------------------------
powers provided under Applicable State Law and the Commercial Arbitration Rules of the AAA, and the referee shall have the powers provided under Applicable State Law and the Judicial Reference Procedures of the AAA except as provided in this Agreement, including without limitation the following:

          (1) The arbitrator or referee shall determine all challenges to the legality and/or enforceability of this Agreement.

          (2) The arbitrator or referee shall apply the rules of evidence to the same extent as they would be applied in a court of law.

          (3) Subject to the provisions of this Agreement, the arbitrator may award or the referee may report, a statement of decision providing for any remedy or relief, including without limitation judicial foreclosure, a deficiency judgment or equitable relief, and give effect to all legal and equitable defenses, including without limitation statutes of limitation, the statute of frauds, waiver and estoppel.

          (4) A Party may not conduct discovery unless the arbitrator or referee grants such party leave to do so upon a showing of good cause. All discovery shall be completed within 90 days after the appointment of the arbitrator or referee, except upon a showing of good cause by any Party. The arbitrator or referee shall limit discovery to non-privileged material that is relevant to the issues to be determined by the arbitrator or referee.

          (5) The arbitrator or referee shall determine the time of the hearing. The hearing shall take place in Los Angeles, California. The hearing must be commenced within sixty (60) days after completion of discovery, unless the arbitrator or referee grants a continuance upon a showing of good cause by any Party. At least fourteen (14) days before the date set for hearing, the Parties shall exchange copies of exhibits to be offered as evidence, and lists of witnesses who will testify, at such hearing. Once commenced, the hearing shall proceed day to day until completed, unless the arbitrator or the referee grants a continuance upon a showing of good cause by any Party. Any Party may cause to be prepared, at its expense, a written transcription or electronic recordation of such hearing.

          (6) Any award of the arbitrator or the statement of decision of the referee shall be supported by written findings of fact and conclusions of law which the arbitrator or the referee shall concurrently deliver to the Parties.

          (7) The arbitrator shall have the power to award or the referee shall have the power to report a statement of decision providing for reasonable attorneys' fees and costs (including a reasonable allocation for the costs of in-house counsel) to the prevailing party.

          (8) In the event that punitive damages are permitted under Applicable State Law, the award of the arbitrator or the statement of decision of the referee may provide for recovery of punitive damages provided that the arbitrator or referee first makes written findings of fact that would satisfy the requirements for recovery of punitive damages under Applicable State Law. Any such punitive damages shall not exceed a sum equal to three times the amount of actual damages as determined by the arbitrator or referee.

          (9) In the event that Applicable State Law provides that publications or communications made in a judicial proceeding are subject to a litigation privilege, such litigation privilege shall apply to the same extent to publications or communications made in the Arbitration or Reference.

     (d)  Provisional Remedies, Self-Help and Foreclosure. No provision of this
          -----------------------------------------------
Section 9.12 shall limit the right of any Party (i) to exercise any self-help remedies or seek specific performance, (ii) to foreclose upon or sell any collateral, by power of sale or otherwise, or (iii) to obtain or oppose provisional remedies or necessary procedural orders from a court of competent jurisdiction, including without limitation appointment of a receiver, before, after or during the pendency of the Arbitration or Reference. The exercise of, or opposition to, any such remedy does not waive the right of any Party to Arbitration or Reference pursuant to this Agreement.

     (e)  Miscellaneous. Any court of competent jurisdiction shall, upon the
          -------------
petition of any Party, confirm the award of the arbitrator and enter judgment in conformity therewith. Any court of competent jurisdiction shall, upon the filing of the statement of decision of the referee, enter judgment thereon. Any such judgment shall be final, binding and non-appealable (subject to vacation or correction in the amounts set forth, respectively, in California Code of Civil Procedure Sections 1286.2, 1286.4, 1286.6 and 1286.8). No party shall take any action to contest such award or judgment except as set forth above. In the event that multiple claims are asserted, some of which are found not subject to this Agreement, the Parties agree to stay the proceedings of the claims not subject to this Agreement until all other claims are resolved in accordance with this Agreement. In the event that claims are asserted against multiple parties, some of whom are not subject to this Agreement, the Parties agree to sever the claims subject to this Agreement and resolve them in accordance with this Agreement. In the event that any provision of this Section 9.12 is found to be illegal or unenforceable, the remainder of this Section 9.12 shall remain in full force and effect. In the event of any challenge to the legality or enforceability of this
Section 9.12, the prevailing Party shall be entitled to recover the costs and expenses, including reasonable attorneys' fees, incurred by it in connection therewith. Applicable State Law shall govern the interpretation of this Section 9.12.

     (f)  Waiver of Right to Trial by Jury. IN CONNECTION WITH ANY ARBITRATION,
          --------------------------------
ANY REFERENCE OR ANY OTHER ACTION, PROCEEDING OR COUNTERCLAIM, THE BORROWER, THE LENDERS AND THE AGENT HEREBY EXPRESSLY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY RIGHT THEY MAY OTHERWISE HAVE TO TRIAL BY JURY OF ANY CLAIM.

     (g)  Defined Terms.  As used in this Section 9.12, the following terms
          -------------
shall have the respective meanings set forth below:

          (i)   "AAA" shall mean the American Arbitration Association.
                 ---

          (ii)  "Applicable State Law" shall mean the law of the State of
                 --------------------
     California; provided, however, that if any Party seeks (A) to exercise
                 --------  -------
     self-help remedies, including without limitation set-off, (B) to foreclose against or sell any collateral, by power of sale or otherwise or (iii) to obtain or oppose provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of the Arbitration or Reference, the law of the state where such collateral is located shall govern the exercise of or opposition to such rights and remedies.

          (iii) "Arbitration" shall mean an arbitration conducted pursuant to
                 -----------
     this Agreement in accordance with Applicable State Law, and under the Commercial Arbitration Rules of the AAA, as in effect at the time the arbitrator is selected pursuant to Section 9.12(b).

          (iv)  "Claim" shall mean any claim, cause of action, action, dispute
                 -----
     or controversy between or among the Parties, including any claim, cause of action, action, dispute or controversy alleged in or subject to a lawsuit between or among the Parties, which arises out of or relates to:

                (1)  any of the Loan Documents,

                (2) any negotiations, correspondence or communications relating to any of the Loan Documents, whether or not incorporated into the Loan Documents or any indebtedness evidenced thereby,

                (3) the administration or management of the Loan Documents or any indebtedness evidenced thereby or

                (4) any alleged agreements, promises, representations or transactions in connection therewith, including but not limited to any claim, cause of action, action, dispute or controversy which arises out of or is based upon an alleged tort or other breach of legal duty.

          (v)   "Party" shall mean any Obligor, any Lender or the Agent.
                 -----

          (vi)  "Reference" shall mean a judicial reference conducted pursuant
                 ---------
     to this Agreement in accordance with Applicable State Law and under the Judicial Reference Procedures of the AAA, as in effect at the time the referee is selected pursuant to Section 9.12(b) of this Agreement.

     9.13 Acknowledgements.  The Borrower hereby acknowledges that:
          ----------------

     (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

     (b) neither the Agent nor any Lender has any fiduciary relationship to the Borrower solely by virtue of any of the Loan Documents, and the relationship pursuant to the Loan

Documents between the Agent and the Lenders, on one hand, and the Borrower on the other hand, is solely that of creditor and debtor; and

     (c) no joint venture exists among the Lenders or among the Borrower, on one hand and the Lenders, on the other hand.

     9.14  Registered Notes. Notwithstanding any provision in this Agreement to
           ----------------
the contrary, any Lender that is not a U.S. Person and is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code (a "Portfolio Debt Lender")
                                                    ---------------------
shall request the Borrower (through the Agent), and the Borrower agrees thereupon, to record on the Tax Register any Loans held by such Lender under this Agreement. Loans recorded on the Tax Register ("Registered Loans") must be
                                                     ----------------
evidenced by Registered Notes as defined below and, upon the registration of any Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the Borrower. The Borrower agrees to execute and deliver to each Lender that is the holder of Registered Loans a Revolving Note, Term A Note, Term B Note or Incremental Note, as applicable, in registered form to evidence each such Registered Loan (i.e., containing the registered note language as indicated in Exhibits A-1, A-2, A-3 or A-4 hereto, as applicable) and registered as provided in Section 9.6(e) (a "Registered Note"). A Loan once recorded on the Tax Register may not be removed
 ---------------
from the Tax Register so long as it remains outstanding and a Registered Note may not be exchanged for a promissory note that is not a Registered Note. Notwithstanding the foregoing, a Lender which is a holder of Registered Loans may transfer such Registered Loans to any Lender permitted by this Agreement (whether or not such Lender is a Portfolio Debt Lender), although the Loans so transferred shall remain Registered Loans and the Notes evidencing such Loans shall remain Registered Notes.

     9.15  Headings.  Section headings herein are included for convenience of
           --------
reference only and shall not constitute a part of this Agreement for any other purpose.

     9.16  Copies of Certificates, Etc. Whenever the Borrower is required to
           ---------------------------
deliver notices, certificates, opinions, statements or other information hereunder to the Agent for delivery to any Lender (including under Article 4), it shall do so in such number of copies as the Agent shall reasonably specify, and the Agent shall promptly forward a copy thereof to each Lender.

     9.17  Publicity. The Agent shall have the right to review and approve, in
           ---------
advance, any public announcements (in any form) and any filings describing or quoting from the credit arrangements reflected in this Agreement and the other Loan Documents, provided, however, that the Borrower (i) shall be permitted to
                --------  -------
file copies of any Loan Document with the FCC or any other governmental agency as required by law, (ii) shall be permitted to make such filings and disclosures as may be required by the SEC and/or the New York Stock Exchange and (iii) shall also be permitted to disclose information concerning the Loan Documents if the Borrower's attorneys reasonably believe that such disclosure is required by law.

     9.18  Confidentiality. The Lenders shall take normal and reasonable
           ---------------
precautions to maintain the confidentiality of all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower, but may, in any event, make disclosures (i) reasonably required by any bona fide transferee, assignee or participant in connection with the contemplated transfer or assignment of any of the Commitments or Loans or participations therein or participations in Letters of Credit (provided that (a) such transferee, assignee or participant agrees to comply with the provisions of this Section 9.18 unless specifically prohibited by applicable law or court order and (b) in no event shall any Lender be obligated or required to return any materials furnished by the Borrower or any Subsidiary), (ii) as required or requested by any governmental agency or representative thereof (including, without limitation, the National Association of Insurance Commissioners) or as required pursuant to legal process, (iii) to its attorneys, employees, directors, agents, professional advisors and accountants, (iv) as required by law, (v) in connection with litigation involving any Lender or (vi) as required in the enforcement or for the protection of the rights and remedies of the Agent or any Lender under this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Los Angeles, California by their proper and duly authorized officers as of the day and year first above written.

                                 BORROWER
                                 --------

                                 ENTRAVISION COMMUNICATIONS
                                 CORPORATION


                                 By: /s/ Walter F. Ulloa
                                 Name: Walter F. Ulloa
                                 Title: Chairman and Chief Executive Officer


                                 By: /s/ Philip C. Wilkinson
                                 Name: Philip C. Wilkinson
                                 Title: President and Chief Operating Officer



                                 ARRANGING AGENT
                                 ---------------

                                 UNION BANK OF CALIFORNIA, N.A., as
                                 Arranging Agent


                                 By: /s/ Lena M. Bryant
                                 Name: Lena M. Bryant
                                 Title: Vice President


                                 LENDERS
                                 -------

                                 UNION BANK OF CALIFORNIA, N.A.,
                                 as a Lender


                                 By: /s/ Lena M. Bryant
                                 Name: Lena M. Bryant
                                 Title: Vice President

                                CREDIT SUISSE FIRST BOSTON, as a Lender


                                By: /s/ David L. Sawyer /s/ Lalita Advani
                                Name: David L. Sawyer    Lalita Advani
                                Title: Vice President   Assistant Vice President

                            THE BANK OF NOVA SCOTIA, as a Lender


                            By: /s/ Ian A. Hodgart
                            Name: Ian A. Hodgart
                            Title: Authorized Signatory

                         FLEET NATIONAL BANK, as a Lender


                         By: /s/ Srbui Sefarian
                         Name: Srbui Sefarian
                         Title: Assistant Vice President

                           ALLFIRST BANK, as a Lender


                           By: /s/ Timothy A. Knabe
                           Name: Timothy A. Knabe
                           Title: Vice President

                          BANK OF MONTREAL, as a Lender


                          By: /s/ Karen Klapper
                          Name: Karen Klapper
                          Title: Director

                          THE BANK OF NEW YORK, as a Lender


                          By: /s/ Trisha E. Hardy
                          Name: Trisha E. Hardy
                          Title: AVP

                          BANK OF SCOTLAND, as a Lender


                          By: /s/ Joseph Fratus
                          Name: Joseph Fratus
                          Title: Vice President

                           CITIZENS BANK OF MASSACHUSETTS, as a
                           Lender


                           By: /s/ Wendy M. Andrus
                           Name: Wendy M. Andrus
                           Title: Vice President

                         CITY NATIONAL BANK, as a Lender

                         By: /s/ Aaron Cobea
                         Name: Aaron Cobea
                         Title: Vice President

                         CREDIT AGRICOLE INDOSUEZ, as a Lender


                         By: /s/ John McCloskey       /s/ Michael G. Haggarty
                         Name: John McCloskey             Michael G. Haggarty
                         Title: EVP                       Vice President

                          THE DAI-ICHI KANGYO BANK, LTD., as a Lender


                          By: /s/ Marvin Mirel Lazar
                          Name: Marvin Mirel Lazar
                          Title: Vice President

                              THE FUJI BANK, LIMITED, as a Lender


                              By: /s/ Nobucki Koike
                              Name: Nobucki Koike
                              Title: Vice President

                                   KEY CORPORATE CAPITAL INC., as a Lender


                                   By: /s/ Heather G. Ragazino
                                   Name: Heather G. Ragazino
                                   Title: Assistant Vice President

                         NATEXIS BANQUES POPULAIRES, as a Lender


                         By: /s/ Evan S. Kraus          /s/ Cynthia S. Sachs
                         Name: Evan S. Kraus                 Cynthia S. Sachs
                         Title: Assistant Vice President     VP Group Manager

                              COOPERATIEVE CENTRALE RAIFFEISEN-
                              BOERENLEENBANK B.A., "RABOBANK
                              NEDERLAND", NEW YORK BRANCH, as a Lender


                              By: /s/ Douglas W. Zyistra
                              Name: Douglas W. Zyistra
                              Title: Senior Vice President

                              By: /s/
                              Name: ______________________________
                              Title: _____________________________

                              SANWA BANK CALIFORNIA, as a Lender

                              By: /s/ John F. King
                              Name: John F. King
                              Title: Assistant Vice President

                                   SUMMIT BANK, as a Lender


                                   By: /s/ Michael A. Cerullo
                                   Name: Michael A. Cerullo
                                   Title: Vice President

                           SUNTRUST BANK, as a Lender


                           By: /s/ Thomas C. King, Jr.
                           Name: Thomas C. King, Jr.
                           Title: Assistant Vice President

                            TORONTO DOMINION (TEXAS), INC., as a Lender


                            By: /s/ Alva J. Jones
                            Name: Alva J. Jones
                            Title: Vice President

                              U.S. BANK NATIONAL ASSOCIATION, as a Lender


                              By: /s/ Andy McDonald
                              Name: Andy McDonald
                              Title: Senior Vice President

                              WELLS FARGO BANK, N.A., as a Lender


                              By: /s/ Scott B. Carlson
                              Name: Scott B. Carlson
                              Title: Vice President